Exhibit 2.1

ASSET PURCHASE AGREEMENT

BETWEEN

MMAC, LLC

AND

TRUDY CORPORATION

December 18, 2009

i

Exhibits and Schedules

Exhibit A	-	Form of General Assignment and Bill of Sale
Exhibit B-1	-	Form of Assignment of Servicemarks and Trademarks
Exhibit B-2	-	Form of Copyright Assignment Agreement
Exhibit C	-	Form of Undertaking and Assumption of Liabilities
Exhibit D	-	Operating Agreement
Exhibit E	-	Allocation Schedule
Exhibit F	-	Form of Buyer Note
Exhibit G	-	Form of Voting Agreement
Exhibit H	-	Form of Opinion of Counsel to the Seller
Exhibit I-1	-	Employment Agreement (Zantop)
Exhibit I-2	-	Employment Agreement (Burnham)
Exhibit I-3	-	Form of Non-Competition Agreement
Exhibit J-1	-	Lease
Exhibit J-2	-	Opal Letter Agreement
Exhibit K	-	Debt Cancellation and Indemnification Agreement
Exhibit L-1	-	Form of Amended and Restated Bridge Note
Exhibit L-2	-	Form of Amendment No. 2 to Guaranty
Exhibit L-3	-	Form of Reaffirmation of Subordination Agreement
Exhibit M	-	Seller Contingent Note
Exhibit N	-	Support Agreement

Disclosure Schedule	-	Exceptions to Representations and Warranties in Section 4
Excluded Assets Schedule	-	Assets Not Used in the Business

ASSET PURCHASE AGREEMENT

          Asset Purchase Agreement (the “Agreement”) entered into as of December 18, 2009, by and between (i) MMAC, LLC, a Delaware limited liability company (the “Buyer”) and (ii) Trudy Corporation, a Delaware corporation (the “Seller”). The Buyer and the Seller are referred to collectively herein as the “Parties” and singularly as a “Party”.

W I T N E S S E T H:

          WHEREAS, the Seller owns the assets of a business that publishes children’s books, books with read- and sing-along audio tapes and CD’s and designs, manufactures and markets children’s musical instruments, electronics and plush stuffed animals for sale to domestic and international retail and wholesale customers on a returnable and non-returnable basis, sold under the trade names (i.e., imprints) of Studio Mouse, Soundprints, Little Soundprints, Music for Little People and Fetching Books (the “Business”);

          WHEREAS, the Buyer desires to purchase from the Seller substantially all of the assets (and assume certain of the liabilities) of the Seller, and the Seller desires to sell such assets (and transfer such liabilities) to the Buyer, in each case on the terms, and subject to the conditions, set forth herein (the “Asset Purchase”);

          WHEREAS, substantially simultaneously with the consummation of the Asset Purchase, the Seller desires to transfer, and the Buyer desires the Seller to transfer, the Buyer Unit Consideration (as defined below) and the Buyer Note (as defined below) to Mr. Burnham (as defined below) in exchange for the cancellation of the Burnham Family Liabilities (as defined below) pursuant to the Debt Cancellation and Indemnification Agreement (as defined below);

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, Mr. Burnham, Mrs. Burnham, the Seller and the Buyer are entering into the Debt Cancellation and Indemnification Agreement (as defined below);

          WHEREAS, substantially simultaneously with the consummation of the Asset Purchase, the Seller desires the Buyer to assume, and the Buyer desires to assume, the Bridge Loans ( as defined below);

          WHEREAS, it is a condition to the Buyer’s obligation to consummate the transactions contemplated by this Agreement, that the Buyer and Westport National Bank enter into agreements to transfer the Westport Credit Facility (as defined below) to the Buyer on terms and with documentation reasonably satisfactory to the Buyer and Westport National Bank, as more particularly set forth below;

          WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and an inducement to the willingness of the Buyer to enter into this Agreement, the stockholders of the Seller named therein (the “Stockholders”) have entered into a Voting Agreement, dated the date hereof, the form of which is attached hereto as Exhibit G (the “Voting Agreement”), pursuant to which each Stockholder has, among other things, agreed to vote certain shares beneficially owned by the Stockholder in favor of the Asset Purchase and this Agreement and against any other proposal, in each case subject to and on the conditions set forth therein;

          WHEREAS, the Independent Committee (the “Independent Committee”) of the Board of Directors of the Seller, after a review of all the relevant facts and circumstances, has unanimously determined that the consideration to be paid by the Buyer to the Seller to acquire substantially all the assets of the Seller and assume substantially all the liabilities of the Seller constitutes fair value to the Seller’s creditors and shareholders, and has recommended to the full Board of Directors of the Seller that the Board of Directors approve this Agreement and the transactions contemplated hereby; and

          WHEREAS, the Board of Directors of the Seller has (with Mr. Burnham and Mrs. Burnham (as defined below) having recused themselves) unanimously (i) accepted and approved the report to it of the Independent Committee as described above; (ii) determined that this Agreement and the transactions contemplated hereby, including the Asset Purchase, are advisable and fair to, and in the best interests of, the Seller and its stockholders, (iii) adopted this Agreement and the transactions contemplated hereby, including the Asset Purchase, (iv) directed that this Agreement be submitted to the holders of Seller Common Stock for their approval and (v) resolved to recommend that the holders of Seller Common Stock approve this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the premises and mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows.

          1.     Definitions.

          “Acquired Assets” means all right, title, and interest in and to all of the assets of the Seller, including without limitation all of its (a) machinery, equipment, inventory, materials, supplies, furniture, fixtures, leasehold improvements, vehicles and any other tangible personal property, (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the Laws of all jurisdictions, (c) leases, subleases, and rights thereunder, (d) Contracts and rights thereunder (other than the Excluded Contracts), (e) accounts, notes, and other receivables, except for any advances by the Seller to officers, directors or stockholders of the Seller, (f) franchises, approvals, Permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from Governmental Entities, (g) Cash, other than an amount of $50,000 in cash to be retained by the Seller at Closing for general corporate purposes, (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, schematics, diagrams, test procedures and specifications, creative materials, catalogs, advertising and promotional materials, studies, reports, and other printed or written materials, (i) all rights to the telephone and telecopy numbers, e-mail addresses, websites, domain names (including the urls www.soundprints.com, www.musicforlittlepeople.com, www.studiomouse.com, www.musicalkidz.com, and www.mflp.com) and listings used in the Business, as well as all rights to receive mail and other communications addressed to the Seller and relating to the Business (including mail and communications from customers, suppliers, distributors, agents and others and payments with respect to the Acquired Assets), (j) all claims, deposits, prepayments, causes of action, choses in action, warranties, refunds, rights of recovery, rights of set-off, set-off security interests, rights of recoupment of any kind (including any such item relating to the payment of Taxes other than income Taxes) and privileges related to the Business, but excluding any such claims, deposits, prepayments, causes of action, choses-in-action, warranties of refunds or rights of recovery, rights of setoff or rights of recoupment to the extent relating to Excluded Liabilities and not otherwise relating to any other Acquired Asset or any Assumed Liabilities; (k) all rights of the Seller to any prepaid personal property taxes on the Most Recent Balance Sheet; (l) the Seller’s rights to goods and services and all other economic benefits to be received by the Business subsequent to the Closing Date arising out of prepayments and payments by the Seller prior to the Closing Date, to the extent assignable; (m) all claims of the Seller under insurance policies providing coverage relating to the Business and/or the Acquired Assets, but excluding any claims to the extent covering Excluded Liabilities and not otherwise relating to any Acquired Assets or Assumed Liabilities; and (n) all rights (including experience ratings, to the extent transferable to the Buyer) with respect to unemployment, workers’ compensation and other similar insurance and related funded reserves, in each case relating to employees of the Seller who become employees of the Buyer; provided, however, that the Acquired Assets shall not include any of the Excluded Assets.

          “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, diminution in value, lost profits, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses, and specifically including any such expenses and fees incurred in connection with establishing the existence of Adverse Consequences or the Liability of a Party with respect thereto.

          “Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          “Affiliated Party” has the meaning set forth in Section 4(o)(i) below.

          “Agreement” has the meaning set forth in the preface above.

          “Alternative Proposal” has the meaning set forth in Section 6(h)(iv) below.

          “Asset Purchase” has the meaning set forth in the recitals above.

          “Assumed Debt” means the Bridge Loans and the Seller’s $850,000 Revolving Credit Facility with Westport National Bank (the “Westport Credit Facility”).

          “Assumed Liabilities” means the following specified Liabilities of the Seller (and only the following specified Liabilities of the Seller): (a) all Liabilities of the Seller set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) not paid or otherwise satisfied prior to the Closing; (b) all Liabilities of the Seller which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business, including Liabilities for reimbursement to employees for business expenses (other than any Liability for reimbursement for expenses owed to Mr. Burnham or Mrs. Burnham), the Burnham Expense Reimbursement (as defined below), and accrued sick leave pay, accrued unused vacation pay and accrued and unpaid bonuses to employees (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, or which related to Indebtedness of the Seller, with the exception of the Assumed Debt); (c) all Liabilities of the Seller pursuant to the Section 401(k) Plan; (d) all obligations of the Seller under the Contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (e) all obligations of the Seller under the Assumed Debt, and (f) upon the consummation of the transactions contemplated hereby, any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the appropriate filings and clearance of the transactions with the SEC (as defined below)). In addition, for the avoidance of doubt, in no event shall the Buyer be deemed to have agreed to assume (i) liabilities for any state, local, foreign or federal income Taxes (whether or not accrued), (ii) any Indebtedness of the Seller except for the Assumed Debt, and/or (iii) Taxes of all types related to the negotiation and consummation of the transactions contemplated hereunder.

          “Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

          “Bridge Loans” means loans evidenced by that certain Promissory Note and Security Agreement, dated as of November 6, 2009, as amended by Amendment No. 1, dated as of November 24, 2009 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Bridge Note”), by Seller in favor of MYERS EDUCATION, LLC, a Delaware limited liability company and an Affiliate of Buyer (“Lender”), as amended pursuant to Section 6(k), and as may be amended pursuant to Section 6(m).

          “Bridge Note” has the meaning set forth in the definition of Bridge Loans above.

          “Burnham Employment Agreement” has the meaning set forth in Section 7(b)(xvi) below.

          “Burnham Expense Reimbursement” means up to $20,000 (less the amount of any payment of business expenses made by the Seller to Mr. Burnham between the date hereof and the Closing) of business expenses owed by the Seller to Mr. Burnham as of the Closing.

          “Burnham Family Liabilities” means all Liabilities of the Seller owed to Mr. Burnham and/or Mrs. Burnham.

          “Business” has the meaning set forth in the recitals above.

          “Buyer” has the meaning set forth in the preface above.

          “Buyer Common Units” has the meaning set forth in Section 5(e).

          “Buyer Note” has the meaning set forth in Section 3(ii) below.

          “Buyer Preferred Units” has the meaning set forth in Section 5(e).

          “Buyer Senior Preferred Units” has the meaning set forth in Section 5(e).

          “Buyer Termination Fee” has the meaning set forth in Section 10(c)(ii) below.

          “Buyer Unit Consideration” has the meaning set forth in Section 3(iii).

          “Cash” means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a consistent basis with the preparation of the financial statements.

          “Closing” has the meaning set forth in Section 2(d) below.

          “Closing Date” has the meaning set forth in Section 2(d) below.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Confidential Information” means any information concerning the businesses and affairs of the Seller or the Business that is not already generally available to the public.

          “Constitutive Documents” of an entity means the charter, bylaws, certificate of formation, operating agreement or other similar organizational, constitutive or governing documents of such entity.

          “Contracts” means agreements (including employment agreements), contracts, commitments, plans, instruments, arrangements, understandings and proposals, including all amendments and supplements thereto.

          “Controlled Group” means the group of entities treated as a single employer pursuant to Sec. 414 of the Code.

          “Debt Cancellation and Indemnification Agreement” means that certain Debt Cancellation and Indemnification Agreement to be entered into on or about the date hereof, among Mr. Burnham, Mrs. Burnham, the Seller and the Buyer, in the form attached hereto as Exhibit K.

          “DGCL” means the Delaware General Corporation Law.

          “Disclosure Schedule” has the meaning set forth in Section 4 below.

          “Disney” has the meaning set forth in Section 7(b)(xx) below.

          “Dissenting Shares” means shares of Seller Common Stock issued and outstanding immediately prior to the Closing Date, the holder of which (A) has not voted in favor of the Asset Purchase or consented thereto in writing, (B) has demanded its rights to appraisal, if applicable, in accordance with Section 262 of the DGCL, and (C) has not effectively withdrawn or lost its rights to appraisal, if any.

          “Employee Benefit Plan” means any employee retirement, welfare, bonus, incentive, deferred compensation, vacation, equity, severance, employment, change of control and/or fringe benefit plans, health insurance plans, programs, policies, practices, and/or other arrangements (1) covering any current or former employee, officer, or director of the Seller (2) that are sponsored or maintained by the Seller or (3) with respect to which the Seller has any liability.

          “Employment Agreements” has the meaning set forth in Section 7(b)(xvi) below.

          “Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          “Environmental Liability” means any Liability arising under any Environmental, Health, and Safety Law relating to or arising out of the ownership, use or operation of the Acquired Assets or the Business on or prior to the Closing, or the Excluded Assets at any time.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” means with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          “Excluded Assets” means the following (and only the following) assets of the Seller:

                    (i)     the Constitutive Documents, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, registrations under the Securities Exchange Act and with any securities exchanges or similar stock trading organizations, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation and a publicly-traded corporation;

                    (ii)     any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement);

                    (iii)     any prepaid expenses the benefits of which cannot be transferred to the Buyer at the Closing;

                    (iv)     any securities not within the definition of Cash;

                    (v)     any real property, automobiles and other assets that are not used in the Business and which are listed on the Excluded Assets Schedule attached to this Agreement; and

                    (vi)     notes and other receivables representing advances by the Seller to officers, directors or stockholders of the Seller.

          “Excluded Contracts” means the Seller’s Directors and Officers Liability Policy.

          “Excluded Liabilities” means each and every liability of the Seller that is not an Assumed Liability, including without limitation the following: (i) any Liability of the Seller for income, transfer, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income and sales Taxes arising because the Seller is transferring the Acquired Assets in connection with the consummation of the Asset Purchase); (ii) any Liability of the Seller for the unpaid Taxes of any Person (including without limitation Taxes of the Seller itself) except for Taxes that are not based upon income, are not past due, and are properly accrued as expenses on the Most Recent Balance Sheet; (iii) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the appropriate filings and clearance of the transactions with the SEC (as defined below), if this Agreement is terminated; (v) any Environmental Liability; (vi) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (vii) any Liability relating to Indebtedness of the Seller, with the exception of that assumed Indebtedness specifically described in the definition of Assumed Debt; (viii) any Liability of the Seller that the Seller became responsible for as a successor, either de jure or de facto, of another Person; (ix) any Liability relating to any legal action, injunction, judgment, order, decree, ruling or charge arising out of or in connection with the Seller’s conduct of the Business prior to the Closing or any other conduct of the Seller or the Seller’s officers, directors, employees, stockholders, consultants, agents or advisors arising out of or in connection with the Seller’s conduct of the Business prior to the Closing, whether or not disclosed on the Disclosure Schedule hereto; (x) any Liability of the Seller for severance pay or the like with respect to any employee of the Seller who is not offered or does not accept employment with the Buyer upon completion of the transactions contemplated by this Agreement; (xi) any Liability relating to any Employee Benefit Plan of the Seller (except for accrued unused sick leave, vacation pay or bonuses as set forth in clause (a) of the definition of Assumed Liabilities and for those Liabilities specifically assumed by virtue of clause (c) of the definition of Assumed Liabilities); (xii) the Burnham Family Liabilities, and (xiii) any Liability relating to the Excluded Assets.

          “GAAP” means United States generally accepted accounting principles as in effect from time to time.

          “Governmental Entity” means any federal, state, provincial or local governmental authority, agency, bureau, board, commission, department, official, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, whether domestic or foreign.

          “Guaranty” means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or to advance or supply funds for the purchase of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor; provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

          “Hazardous Materials” means any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental, Health, and Safety Laws and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance, urea formaldehyde and any polychlorinated biphenyls.

          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the “deferred purchase price” in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interests on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options or other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, service or other property is ever made or tendered, (i) all Guaranties by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

          “Independent Committee” has the meaning set forth in the recitals above.

          “Information Statement” has the meaning set forth in Section 6(j) below

          “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and url’s, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, diagrams, test procedures, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          “Knowledge” means, with respect any Person, (a) the actual knowledge of such Person after reasonable investigation and (b) the constructive knowledge of such Person with respect to facts of which, in exercise of reasonable care, such Person should have been aware. With respect to the Seller, “to the Knowledge of the Seller” or other words of similar intent or effect shall be deemed to include, without limitation, the Knowledge of each of Mr. Burnham, Mrs. Burnham, Ashley Andersen Zantop, Fell Herdeg, William Hermes, and Leib Ostrow. The Seller shall have examined all relevant documents and made all due inquiries of each of its directors and officers and each of its other employees, lawyers, accountants and agents who would likely have knowledge of the relevant facts or circumstances.

          “Law” means any constitution, law, statute, common law, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity, including any laws, rules or regulations relating to import-export and customs services rules or regulations.

          “Lease” has the meaning set forth in Section 7(b)(xxi) below.

          “Lender” has the meaning set forth in the definition of Bridge Loans above.

          “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          “Lien” has the meaning set forth in Section 4(b)(iii) below.

          “Material Adverse Effect” means a material adverse effect on the properties, assets, condition (financial or otherwise), operating results and/or prospects of the Seller and/or the Business.

          “Most Recent Balance Sheet” means the most recent consolidated and consolidating balance sheet contained in the Seller SEC Documents.

          “Most Recent Financial Statements” means the most recent financial statements contained in the Seller SEC Documents.

          “Mr. Burnham” means Mr. William W. Burnham, a director and stockholder of the Seller.

          “Mrs. Burnham” means Mrs. Alice B. Burnham, a director and stockholder of the Seller.

          “NAV” means the Net Tangible Asset Value of the Seller at the Closing as determined pursuant to the Operating Agreement.

          “Non-Competition Agreements” has the meaning set forth in Section 7(b)(xvii) below.

          “Noncompetition Period” means the period commencing on the Closing Date and concluding three (3) years thereafter.

          “Noreast” has the meaning set forth in Section 7(b)(xxi) below.

          “Opal Letter Agreement” has the meaning set forth in Section 7(b)(xxi) below.

          “Operating Agreement” means the Amended and Restated Operating Agreement of Buyer in the form annexed hereto as Exhibit D.

          “Orders” means judgments, writs, decrees, compliance agreements, injunctions or orders of and Governmental Entity or arbitrator.

          “Ordinary Course of Business” means the ordinary course of business of the Seller consistent with past custom and practice (including with respect to quantity and frequency).

          “Outside Closing Date” means March 31, 2010; provided, however, that if on March 31, 2010, the conditions to Buyer’s obligation to close set forth in Section 7(b) (but excluding clauses (xii) and (xx) thereof) have not been fully satisfied, Buyer may unilaterally extend the Outside Closing Date to May 31, 2010.

          “Parties” and “Party” have the respective meanings set forth in the preface above.

          “Permits” has the meaning set forth in Section 4(i)(i) below.

          “Permitted Liens” means (i) Security Interests liens for Taxes not yet due and payable for which there are adequate reserves on the books, (ii) workers or unemployment compensation Security Interests arising in the Ordinary Course of Business; (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar Security Interests arising in the Ordinary Course of Business securing amounts that are not delinquent, (iv) zoning ordinances, recorded easements and other restrictions of legal record affecting any of the real property used by the Seller in connection with the Business and that do not, individually or in the aggregate, impair the current use, occupancy, or value of, or the marketability of title in, such real property, (v) Security Interests of depositary institutions, if payment of the obligation secured thereby is not yet due, (vi) statutory or contractual Security Interests of landlords, (vii) security deposits in the Ordinary Course of Business for utility services, (viii) Security Interests in the Ordinary Course of Business pursuant to equipment leases listed on Section 4(d) of the Disclosure Schedule, and (ix) liens of Westport National Bank under the Westport Credit Facility.

          “Person” means an individual, a partnership, a limited partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

          “Purchase Price” has the meaning set forth in Section 3 below.

          “Qualifying Transaction” has the meaning set forth in Section 10(c)(i)(3) below.

          “Recommendation” has the meaning set forth in Section 6(i)(i) below.

          “Sarbanes-Oxley Act” has the meaning set forth in Section 4(o)(ii) below.

          “Schedule13E-3” means the Transaction Statement on Schedule 13E-3, as it may be amended or supplemented, together with all documents contained or incorporated by reference therein, to be filed with the SEC concurrently with the filing of the Information Statement, relating to the Asset Purchase, as may be required pursuant to Section 13(e) of the Securities Exchange Act.

          “SEC” has the meaning set forth in Section 4(f) below.

          “Section 401(k) Plan” means the Soundprints 401(k) Retirement Plan.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind.

          “Seller” has the meaning set forth in the preface above.

          “Seller Adverse Recommendation Change” has the meaning set forth in Section 6(i)(ii) below.

          “Seller Approvals” has the meaning set forth in Section 4(b)(ii) below.

          “Seller Common Stock” means the Common Stock, $.0001 par value, of the Seller.

          “Seller Contingent Note” has the meaning set forth in Section 7(b)(xxv) below.

          “Seller Expense Reimbursement” has the meaning set forth in Section 10(c)(ii) below.

          “Seller Material Contracts” has the meaning set forth in Section 4(r)(i) below.

          “Seller SEC Documents” has the meaning set forth in Section 4(f) below.

          “Seller Stockholder Approval” has the meaning set forth in Section 4(k) below.

          “Seller Termination Fee” has the meaning set forth in Section 10(c)(i) below.

          “Stockholder” and “Stockholders” have the respective meanings set forth in the recitals above.

          “Superior Proposal” has the meaning set forth in Section 6(h)(v) below.

          “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          “Support Agreement” has the meaning set forth in Section 7(b)(xxvi) below.

          “Tax” and “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          “Tax Liability” means any Liability for Taxes.

          “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          “T/L Burnham Promissory Note” means the promissory note, dated as of September 30, 2009, issued to Mr. Burnham by the Seller in the original principal amount of $224,237.75.

          “Transfer Taxes” has the meaning set forth in Section 2(h) below.

          “Voting Agreement” has the meaning set forth in the recitals above.

          “Westport Credit Facility” has the meaning set forth in the definition of Assumed Debt above.

          “Westport National Bank” means Connecticut Community Bank N.A. d/b/a Westport National Bank, a national banking corporation.

          “Written Consent” has the meaning set forth in Section 6(k) below.

          “Zantop Employment Agreement” has the meaning set forth in Section 7(b)(xv) below.

          2.     Basic Transaction.

                    (a)     Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, assign, convey, and deliver to the Buyer, all of the Seller’s right, title and interest in and to the Acquired Assets at the Closing, free and clear of any and all Security Interests (other than Permitted Liens), in consideration of the payment of the Purchase Price and the assumption of the Assumed Liabilities. The Parties specifically acknowledge and agree that the Seller shall retain the Excluded Assets subsequent to the Closing.

                    (b)     Limited Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities (but only the Assumed Liabilities) at the Closing. The Buyer will not, however, assume or have any responsibility with respect to any of the Excluded Liabilities, and the Buyer shall not be deemed by anything contained in this Agreement to have assumed or become responsible for any Liability of the Seller not constituting an Assumed Liability. Each and all Excluded Liabilities shall remain the responsibility of the Seller subsequent to the Closing.

                    (c)     Transfer of Buyer Unit Consideration. At the Closing, substantially simultaneously with the consummation of the Asset Purchase (including, but not limited to, the delivery of the Buyer Unit Consideration and Buyer Note), the Seller desires to transfer, and the Buyer desires the Seller to transfer, the Buyer Unit Consideration and the Buyer Note to Mr. Burnham in exchange for the cancellation of the Burnham Family Liabilities. In furtherance of the foregoing, at the Closing and substantially simultaneously with the consummation of the Asset Purchase:

                              (i)     the Seller shall assign, transfer, and convey to Mr. Burnham all right, title, and interest in and to the Buyer Unit Consideration and the Buyer Note pursuant to the Debt Cancellation and Indemnification Agreement, and

                              (ii)     Mr. Burnham shall accept the assignment, transfer and conveyance by the Seller of the Buyer Unit Consideration and the Buyer Note.

The Seller acknowledges and agrees that the cancellation of the Burnham Family Liabilities is good and valuable consideration for the Buyer Unit Consideration and the Buyer Note being transferred to Mr. Burnham hereunder, and is an accurate reflection of the fair market value of such Buyer Unit Consideration and the Buyer Note.

                    (d)     The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the last day of the month in which the conditions to Closing set forth herein (other than conditions with respect to actions the respective Parties will take at the Closing itself) have been satisfied or waived, or otherwise at a time and on a date mutually agreeable to the Parties after the conditions to Closing set forth herein are satisfied. The Closing shall take place at the offices of Finn Dixon & Herling LLP, 177 Broad Street, Stamford, Connecticut 06901 or remotely via the exchange of documents and signatures at the election of the Buyer. The date on which the Closing occurs shall be referred to as the “Closing Date.”

                    (e)     Deliveries at the Closing. At the Closing: (i) the Seller will deliver to the Buyer the various certificates, agreements, instruments, and documents referred to in Section 7(b) below to be delivered by the Seller; (ii) the Buyer will deliver to the Seller the various certificates, agreements, instruments, and documents referred to in Section 7(c) below to be delivered by the Buyer; (iii) the Seller will execute, acknowledge (if appropriate) and deliver to the Buyer (A) a General Assignment and Bill of Sale in the form of Exhibit A hereto and other transfer documents in the forms attached hereto as Exhibit B-1 and B-2, and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an Undertaking and Assumption of Liabilities in the form attached hereto as Exhibit C and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; (v) the Buyer will assume the Assumed Debt; (vi) the Buyer will issue the Buyer Unit Consideration and the Buyer Note to the Seller; and (vii) the Buyer, MMAC Holdings, LLC, a Delaware limited liability company, the Seller, and Mr. Burnham will execute and deliver the Operating Agreement.

                    (f)     Allocation. The Parties agree to allocate the Purchase Price paid to the Seller (and all other capitalizable costs relating thereto) among the Acquired Assets for all purposes (including financial accounting and tax purposes (including without limitation for purposes of filing IRS Forms 8594)) in accordance with the allocation schedule attached hereto as Exhibit E. Neither the Buyer nor the Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such Allocation unless required to do so by applicable Law.

                    (g)     Payments in Cash. All cash payments made pursuant to this Agreement shall be made in United States dollars, by wire transfer to such accounts as the Buyer or the Seller, as the case may be, shall designate in writing, or, with the permission of the recipient thereof, by certified or cashier’s check.

                    (h)     Transfer Taxes. The Seller shall pay any applicable sales, transfer, use, purchase or similar Taxes (“Transfer Taxes”) resulting from the Asset Purchase. The Party on whom primary liability for such Transfer Tax is imposed by law shall properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax, provided that where such return or other documentation is required to be filed on a joint basis, the Parties shall cooperate in the timely preparation and filing thereof. The Parties hereto shall also cooperate in providing the information required by any returns or other documentation relating to Transfer Taxes.

                    (i)     Certain Contracts and Intellectual Property. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the assignment by the Seller of any Contract or Intellectual Property to be assigned hereunder shall require the consent or approval of another party thereto, this Agreement shall not constitute an assignment or attempted assignment thereof or an assumption by the Buyer of the Seller’s obligations thereunder if such assignment or attempted assignment would, without the consent of such other party, constitute a breach thereof. The Seller shall use its best efforts to obtain the written consent or approval to the assignment to the Buyer of each such Contract or Intellectual Property with respect to which such consent is required for such assignment. Until such consent or approval is obtained, each Party agrees to cooperate with the other Party in any reasonable arrangement necessary or desirable to provide to the Buyer the benefits of the Contract or Intellectual Property.

                    (j)     Power of Attorney; Right of Endorsement, Etc. Effective as of the Closing, the Seller hereby constitutes and appoints the Buyer and its successors and assigns the true and lawful attorney of the Seller with full power of substitution, in the name of the Buyer or the name of the Seller, on behalf of and for the benefit of the Buyer:

                              (i)     to collect all Acquired Assets;

                              (ii)     to endorse, without recourse, checks, notes and other instruments in connection with the Business and attributable to the Acquired Assets;

                              (iii)     to institute and prosecute all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title in or to the Acquired Assets;

                              (iv)     to defend and compromise all actions, suits or proceedings with respect to any of the Acquired Assets; and

                              (v)     to do all such reasonable acts and things with respect to the Acquired Assets as the Buyer may deem advisable, all subject to the consent of the Seller, which consent shall not be unreasonably withheld.

THE SELLER AGREES THAT THE FOREGOING POWERS ARE COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE AND SHALL NOT BE REVOKED BY THE SELLER DIRECTLY OR INDIRECTLY BY THE DISSOLUTION OF THE SELLER. The Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers and the Seller shall promptly pay to the Buyer any amounts received by the Seller after the Closing with respect to the Acquired Assets.

          3.     Determination of Purchase Price and Closing Payment. The consideration to be paid by the Buyer for the Acquired Assets, (as so adjusted, the “Purchase Price”) shall consist of:

                              (i)     the issuance of a Promissory Note to the Seller in substantially the form attached hereto as Exhibit F in an amount equal to $225,000 (the “Buyer Note”); plus

                              (ii)     1,000 units of Series A Preferred Units of the Buyer having a liquidation preference as set forth in the Operating Agreement and a number of Common Units of the Buyer as determined pursuant to the Operating Agreement) (the “Buyer Unit Consideration”); plus

                              (iii)     the assumption of the Assumed Liabilities.

          4.     Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                    (a)     Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Seller has all requisite power and authority, and all licenses, Permits, and authorizations necessary, to own, operate and lease the Acquired Assets and to carry on the Business.

                    (b)     Corporate Authority Relative to This Agreement; No Violation.

                              (i)     The Seller has requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby subject, in the case of the consummation of the Asset Purchase, to receipt of the Seller Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Seller, the requisite determination by the Independent Committee of such Board of Directors has been obtained and, except with respect to the Asset Purchase for the Seller Stockholder Approval, no other corporate proceedings on the part of the Seller are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and, assuming this Agreement constitutes the valid and binding agreement of the Buyer, constitutes the valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that (y) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (z) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                              (ii)     Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Exchange Act, and (iii) the approvals set forth on Section 4(b) of the Disclosure Schedule (collectively, the “Seller Approvals”), and subject to the accuracy of the representations and warranties of the Buyer in Sections 5 and 6, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Seller of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Material Adverse Effect.

                              (iii)     The execution and delivery by the Seller of this Agreement does not, and, except as set forth on Section 4(b) of the Disclosure Schedule, the consummation of the transactions contemplated hereby and compliance by the Seller with the provisions of this Agreement will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Seller, (ii) result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), upon any of the properties or assets of the Seller, (iii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of the Seller or (iv) assuming actions described in Section 4(b)(ii) have occurred, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (ii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Material Adverse Effect.

                    (c)     Brokers’ Fees. Except as set forth in Section 4(c) of the Disclosure Schedule, the Seller does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby.

                    (d)     Title to Assets. As of the Closing, the Seller will have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, necessary to operate the Business and/or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (other than Permitted Liens), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, as of the Closing the Seller will have good and marketable title to all of the applicable Acquired Assets, free and clear of any Security Interest (other than Permitted Liens) or restriction on transfer.

                    (e)     Subsidiaries and Equity Investments. The Seller has no Subsidiaries. The Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation nor has any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business.

                    (f)     SEC Reports and Financial Statements.

                              (i)     The Seller has timely filed or furnished (as applicable) all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the Securities and Exchange Commission (“SEC”) from March 31, 2004 through the date hereof (the “Seller SEC Documents”). Except as set forth in Section 4(f) of the Disclosure Schedule, as of their respective dates, or, if amended, as of the date of the last such amendment, the Seller SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act at the time they were filed (or, if amended at the time of such amendment), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              (ii)     The consolidated financial statements (including all related notes and schedules) of the Seller included in the Seller SEC Documents fairly present in all material respects the consolidated financial position of the Seller and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

                    (g)     Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Seller or the Business. Without limiting the generality of the foregoing, since that date and except as set forth on the Disclosure Schedule:

                              (i)     the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

                              (ii)     except as set forth in Section 4(g)(ii) of the Disclosure Schedule, the Seller has not entered into any Contract, lease, or license (or series of related Contracts, leases, and licenses) either involving more than $5,000 or outside the Ordinary Course of Business;

                              (iii)     the Seller has not accelerated, terminated, modified, or cancelled any Contract, lease, or license (or series of related Contracts, leases, and licenses) involving more than $5,000 to which the Seller is a party or by which the Seller is bound;

                              (iv)     except as set forth in Section 4(g)(iv) of the Disclosure Schedule, the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness for borrowed money or capitalized lease obligation;

                              (v)     the Seller has not delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business, has not accelerated the collection of accounts receivable outside the Ordinary Course of Business and has maintained its inventory at levels within the Ordinary Course of Business;

                              (vi)     except as set forth in Section 4(g)(vi) of the Disclosure Schedule, the Seller has not made any loan to, or received any loan from, or entered into any other transaction with, any of its stockholders, directors, officers, and employees;

                              (vii)     the Seller has not entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

                              (viii)     the Seller has not made any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                              (ix)     no material supplier or customer has cancelled, materially modified or terminated or given notice of its intent to terminate either a particular Contract or its relationship with the Seller or decreased materially its supply, usage or purchase of the service or products of the Seller, nor does it have, to its Knowledge, any plan or intention to do any of the foregoing;

                              (x)     there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

                              (xi)     the Seller has not committed to do any of the foregoing.

                    (h)     Undisclosed Liabilities. Except (a) as reflected or reserved against in the Seller’s consolidated balance sheets (or the notes thereto) included in the Seller’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and each of the Seller’s Quarterly Reports on Form 10-Q for the quarterly periods ended after March 31, 2009, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business since March 31, 2009 and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, the Seller does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Seller and its Subsidiaries (or in the notes thereto), other than those which would not have, individually or in the aggregate, a Seller Material Adverse Effect.

                    (i)     Legal Compliance; Regulatory Matters.

                              (i)     Except as set forth in Section 4(i)(i) of the Disclosure Schedule, the Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply. The Seller has obtained and has been and is in full compliance with the terms and conditions of all franchises, licenses, permits, rights, registrations, approvals, consents, waivers, exemptions, releases, variances, filings, certificates and other authorizations from federal, state, local or foreign governments or governmental agencies, departments or bodies (“Permits”) that are necessary for the conduct of the Business. Section 4(i) of the Disclosure Schedule sets forth a list of all such Permits of the Seller. With respect to each such Permit: (A) the Permit is in full force and effect; (B) the Seller is not in breach or default, and no event has occurred which with notice or lapse of time (or both) would constitute a breach or default, or permit termination or modification of the Permit; and (C) the Permit will continue in full force and effect on identical terms for the benefit of the Buyer following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above).

                              (ii)     Except as disclosed in Section 4(i) of the Disclosure Schedule, the Seller is not party to any order or legal or administrative proceeding with respect to any of the Permits of Seller. Seller has not received written notice of any action pending or recommended by any Government Entity (or in the case of accreditation, the accrediting body) having jurisdiction over a Permit to revoke, withdraw or suspend any such Permit. To the Seller’s Knowledge, except as set forth in Section 4(i)(ii) of the Disclosure Schedule, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any Permit or give rise to a right to revoke, withdraw or suspend any such Permit.

                              (iii)     Neither Seller nor any of Seller’s directors, officers, or employees has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or services, including without limitation: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any Affiliate thereof. The Seller is and has been in compliance with all false claims, anti-self referral and anti-kickback statutes in any jurisdiction in which the Seller conducts its Business.

                    (j)     Information in Information Statement and Schedule 13E-3.

          The Information Statement will not at the time of the mailing of the Information Statement to the holders of the Seller Common Stock, and at the time of any amendments thereof or supplements thereto, and the information supplied or to be supplied by the Seller for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Information Statement, will not, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by the Seller with respect to information supplied by the Buyer. The Information Statement and the Schedule 13E-3 will comply in all material respects with the Securities Exchange Act.

                    (k)     Required Vote of Seller Stockholders

          The consent of the holders of a majority of the outstanding shares of Seller Common Stock, voting together as a single class, acting by written consent without a meeting of stockholders, to approve this Agreement is the only vote of holders of securities of the Seller necessary to approve this Agreement and the Asset Purchase (the “Seller Stockholder Approval”).

                    (l)     Tax Matters.

                              (i)     The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not the beneficiary of any extension of time within which to file any Tax Returns. No claim has ever been made by an authority in a jurisdiction where the Seller did not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                              (ii)     Except as set forth in Section 4(l)(ii) of the Disclosure Schedule, the Seller has withheld and paid all Taxes required to have been withheld and paid (or has caused such Taxes to be paid and withheld) in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

                              (iii)     The Seller does not expect, nor has any Knowledge of the intent of, any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Return or Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge. Section 4(l) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 2003, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 2003.

                              (iv)     The Seller has not waived any Statute of Limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                              (v)     None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Seller is not a party to any Tax allocation, sharing or distribution agreement. Seller (A) has not been a member of an affiliated, consolidated or unitary group filing a consolidated income Tax Return (other than a group the common parent of which was Seller) and (B) has no liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                    (m)     Real Property.

                              (i)     The Seller does not own any real property.

                              (ii)     Section 4(m)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the Disclosure Schedule. With respect to each lease and sublease listed in Section 4(m)(ii) of the Disclosure Schedule:

                                        (A)     The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                                        (B)    The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                                        (C)   No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time (or both), would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                        (D)   No party to the lease or sublease has repudiated any provision thereof;

                                        (E)     There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                                        (F)   With respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                                        (G)   The Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                                        (H)  All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable laws, rules, and regulations.

                    (n)     Intellectual Property.

                              (i)     The Seller owns or has the exclusive right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Except as set forth on Section 4(n) of the Disclosure Schedule, with respect to each item of Intellectual Property which the Seller owns, the Seller possesses all right, title and interest in and to the item, free and clear of any Security Interest or other restriction or claim. With respect to each item of Intellectual Property that any third party owns and that the Seller uses, the license, sublicense, agreement or permission pursuant to which the Seller has the right to use such item is legal, valid, binding, enforceable and in full force and effect. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                              (ii)     The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

                              (iii)     Section 4(n)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property owned or used by the Seller in the Business.

                              (iv)     No employee of the Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Seller because of the nature of the business conducted or to be conducted by the Seller or for any other reason, and the continued employment by the Seller of persons currently working at the Seller will not result in any such violations.

                    (o)     Affiliate Transactions; Sarbanes-Oxley Act.

                              (i)     Except as set forth on Section 4(o)(i) of the Disclosure Schedule, no executive officer, director or employee of the Seller or any Person owning 5% or more of the capital stock of the Seller (an “Affiliated Party”) is a party to any Contract or has any material interest in any property or assets owned or leased by the Seller or has engaged in any transaction, with the Seller, including, without limitation, the repayment to an Affiliate of antecedent debt, material to the Seller since March 31, 2008. Each contract, commitment or other arrangement between an Affiliated Party and the Seller is on terms no less favorable to the Seller than would have been available from an unaffiliated third party at the time such Contract or commitment was executed and is terminable by the Seller at any time without cost, penalty charge, or any other premium. Since March 31, 2008, no event or transaction has occurred that would be required to be reported as a Certain Relationship or Related Transaction or similar relationship or transaction pursuant to Statement of Financial Accounting Standards No. 57, or in any SEC filing pursuant to Item 404 of Regulation S-B that was not so reported.

                              (ii)     Except as set forth on Section 4(o)(ii) of the Disclosure Schedule, the Seller is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective. Without limiting the generality of the foregoing, there are no outstanding loans to directors or officers of the Seller of the kind prohibited by Section 402 of the Sarbanes-Oxley Act.

                    (p)     Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Business (as presently conducted). Such tangible assets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used.

                    (q)     Inventory. The inventory of the Seller consists of raw materials, supplies and finished goods, all of which are merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective (other than damaged inventory covered by the reserve for obsolescence), subject only to any reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

                    (r)     Contracts.

                              (i)     Except for this Agreement, the Employee Benefit Plans or as set forth in Section 4(r) of the Disclosure Schedule, the Seller is not a party to or bound by any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 4(r) being referred to herein as “Seller Material Contracts”).

                              (ii)     The Seller is not in breach of or default under the terms of any Seller Material Contract where such breach or default would have, individually or in the aggregate, a Seller Material Adverse Effect. To the knowledge of the Seller, no other party to any Seller Material Contract is in breach of or default under the terms of any Seller Material Contract where such breach or default would have, individually or in the aggregate, a Seller Material Adverse Effect. Each Seller Material Contract is a valid and binding obligation of the Seller and, to the knowledge of the Seller, of each other party thereto, and is in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    (s)     Notes and Accounts Receivable. All notes and accounts receivable of the Seller are reflected properly on the Seller’s books and records, are valid receivables subject to no setoffs or counterclaims, subject only to any reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

                    (t)     Insurance. Section 4(t) of the Disclosure Schedule lists and briefly describes each insurance policy and self insurance arrangement maintained by the Seller with respect to its properties, assets and business, and all currently pending claims thereunder. To the Knowledge of the Seller, all of such insurance policies are in full force and effect, and the Seller is not in default, in any material respect, with respect to its obligations under any of such insurance policies and the Seller has not received any notification of cancellation or modification of any of such insurance policies or has any claim outstanding which could be expected to cause a material increase in the Seller’s insurance rates. There are no facts or circumstances which exist that could reasonably be expected to relieve any insurer under such insurance policies of its obligations to satisfy in full claims thereunder.

                    (u)     Litigation. Section 4(u) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, review or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings and investigations set forth in Section 4(u) of the Disclosure Schedule could have a Material Adverse Effect. Section 4(u) of the Disclosure Schedule contains a true and complete list of all regulatory undertakings, orders or other commitments of any nature (other than publicly available applicable statutes or regulations) entered into or received by the Seller with or from any regulatory entity, which undertakings, orders or other commitments limit or purport to limit the current or future businesses and/or operations of the Seller.

                    (v)     Employees. Except as set forth in Section 4(v) of the Disclosure Schedule, to the Knowledge of the Seller, no executive, key employee, or group of employees, has any plans to terminate employment with the Seller or renegotiate his or her terms of employment upon consummation of the Asset Purchase. The Seller is not a party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. The Seller does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

                    (w)     Employee Benefits. Section 4(w) of the Disclosure Schedule lists each Employee Benefit Plan. Neither the Seller nor any of its ERISA Affiliates has any liability (i) under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) as a result of the failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and, without limiting the foregoing, neither the Seller nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. With respect to the Section 401(k) Plan, the Seller has delivered or made available to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Plan; (ii) the current summary plan description and any material modifications thereto, if any; and (iii) the most recent IRS determination letter. Except as specifically provided in the foregoing documents delivered or made available to Buyer there are no amendments to the Section 401(k) Plan that have been adopted or approved. With respect to the Section 401(k) Plan, (x) the Seller and its subsidiaries have complied, and are in compliance, in all materials respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Plan and it has been administered in all material respects in accordance with its terms and (y) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and no set of circumstances exists which may reasonably give rise to a claim or lawsuit, which could reasonably be expected to result in any material liability of the Seller or any of its subsidiaries to the Department of Treasury, the Department of Labor, the Section 401(k) Plan or any participant in the Section 401(k) Plan. With respect to the Section 401(k) Plan, all required contributions for all periods ending prior to or as of the Closing Date have been made or properly accrued on the Most Recent Financial Statements. There is no unfunded Liability relating to the Section 401(k) Plan which is not reflected on the Most Recent Financial Statements. No Employee Benefit Plan is a “Section 413(c) plan” (as defined in Treasury Regulation Section 1.413-2(a)) or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

                    (x)     Guaranties. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.

                    (y)     Environment, Health, and Safety.

                              (i)     For all purposes of this Section 4(y)(i)-(iv), except as set forth in Section 4(y) of the Disclosure Schedule, the Seller has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all Permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                              (ii)     The Seller has no Liability for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                              (iii)     All properties and equipment used in the business of the Seller have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                              (iv)     The Seller has not, and, to the Knowledge of the Seller, no previous owner, tenant, occupant or user of any real property used in the Business has, engaged in or permitted any operation or activity upon, or any use or occupancy of, any such real property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about any such real property, nor has the Seller transported any Hazardous Materials to, from or across any such real property. No Hazardous Materials currently are produced, constructed, deposited, stored or have otherwise been located on, under, in or about any such real property.

                    (z)     Solvency. Giving effect to the transactions contemplated hereby, at the Closing, the Seller will be solvent.

                    (aa)   All Assets. The Acquired Assets constitute all of the assets and properties used in or necessary for the operation of the Business.

                    (bb)   Product Warranty. Except as set forth in Section 4(bb) of the Disclosure Schedule, the Seller is not aware of any Basis for product warranty claims or service warranty claims against the Seller. No product sold or delivered or service rendered by the Seller, is subject to any guaranty, warranty, or other indemnity beyond any applicable standard terms and conditions of sale. Section 4(bb) of the Disclosure Schedule includes copies of any standard terms and conditions of sale used by the Seller during the past four years in material channels of sale (containing applicable guaranty, warranty, and indemnity provisions).

                    (cc)   Disclosure. All documents and other papers delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete, accurate and authentic in all material respects. The information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the other agreements to be entered into pursuant hereto and the transactions contemplated hereby and thereby, including without limitation the representations and warranties contained in this Section 4, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the context in which made, not false or misleading. There is no fact which the Seller has not disclosed to the Buyer in writing which has a Material Adverse Effect, or so far as the Seller can reasonably foresee, will have a Material Adverse Effect or affect the ability of the Seller to perform this Agreement.

                    (dd)   Securities Laws Matters.

          The Seller is acquiring the shares of Buyer Preferred Units and Buyer Common Units constituting the Buyer Unit Consideration for its own account, for investment purposes only, and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. The Seller understands that the shares of Buyer Preferred Units and Buyer Common Units have not been registered or qualified under the Securities Act and cannot be sold unless subsequently registered or qualified under the Securities Act or an exemption from such registration or qualification is available. The Seller hereby represents and warrants that it is an “accredited investor” as such term is defined and used in Rule 501 of Regulation D issued by the Securities and Exchange Commission under the Securities Act. The Seller confirms that the Buyer has made available to the Seller and the Seller’s representatives the opportunity to ask questions of the officers and management employees of the Buyer to acquire such additional information about the business and financial condition of the Buyer as the Seller has requested, and all such information has been received.

          5.     Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement.

                    (a)     Organization of the Buyer. The Buyer is a limited liability company existing under the laws of the State of Delaware.

                    (b)     Corporate Authority Relative to This Agreement; No Violation. The Buyer has full power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and each Ancillary Document to which it is a party constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

                    (c)     Noncontravention. Neither the execution and the delivery of this Agreement or any Ancillary Document to which the Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its operating agreement or other Constitutive Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above).

                    (d)     Brokers’ Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Seller could become liable or obligated.

                    (e)     Capitalization.

          At the Closing, the special rights and restrictions of the Buyer’s Series A Preferred Units (the “Buyer Preferred Units”), Series B Preferred Units (the “Buyer Senior Preferred Units”) and Common Units (the “Buyer Common Units”) will be as stated in the Operating Agreement of the Buyer. As of the date hereof, except for the transactions contemplated by this Agreement and except as set forth on Schedule 5(e) hereto, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire from the Buyer any equity securities of the Buyer is authorized or outstanding, and there is no commitment by the Buyer to issue units, shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

                    (f)     Valid Issuance of Securities.

          The Buyer Preferred Units that are being issued to the Seller as Buyer Unit Consideration hereunder, when issued in accordance with the terms of this Agreement and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

                    (g)     Newly Formed Entity

          The Buyer is a newly formed entity organized to consummate the Asset Purchase, and has conducted no other business and engaged in no affairs or incurred any liabilities not directly related thereto.

                    (h)     Information in Information Statement and Schedule 13E-3.

          None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Information Statement, at the date such Information Statement is first mailed to holders of Seller Common Stock, nor the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Information Statement, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          6.     Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                    (a)     General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated hereby (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below). The undertaking of a Party under this Section 6 to use such Party’s best efforts shall not require such Party to incur unreasonable expenses or obligations in order to satisfy such undertaking, nor shall it require the Buyer to obtain any financing for the transactions contemplated hereby upon terms or conditions not satisfactory to the Buyer in its sole discretion.

                    (b)     Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(b) above (and, if the Buyer is unable to obtain third party consents to the transfer of any Permits, the Seller will use its best efforts to assist the Buyer in obtaining any such Permits in the Buyer’s name). Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4(b) and Section 5(c) above.

                    (c)     Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not (i) without the Buyer’s prior written consent, declare, set aside, or pay any dividend or make any distribution with respect to its equity interests or redeem, purchase, or otherwise acquire any of its equity interests, (ii) pay any amount to any third party with respect to any Liability or obligation (excluding any costs and expenses that the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(g) above.

                    (d)     Preservation of Businesses. The Seller will use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                    (e)     Full Access. The Seller will permit representatives of the Buyer (as well as any Person considering providing financing to the Buyer) to have full access at all reasonable times, to all premises, properties, personnel, books, records (including Tax records), Contracts and documents of or pertaining to the Seller.

                    (f)     Notice of Developments. Each Party will give prompt written notice to each other Party of any material adverse development (i) causing a breach of any of its own representations and warranties in Section 4 and Section 5 above, or (ii) that would prevent such representations and warranties from being true and correct in all material respects (or, if the representation or warranty is already qualified by materiality, true and correct in all respects) at the Closing. No disclosure by any Party pursuant to this Section 6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                    (g)     Hiring of Employees by Buyer. The Seller shall not solicit the employment of any employee of the Seller for any other Person unless and until Buyer has informed the Seller in writing that the particular employee will not receive any employment offer from the Buyer, which notification shall be made not later than thirty (30) days prior to the Closing. It is Buyer’s current intention to extend offers of employment to all employees of Seller as of the Closing Date. It is understood and agreed that (A) the Buyer’s intention to extend offers of employment as set forth in this Section 7(g) shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of the Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and applicable state and federal laws governing employment). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the employees of the Seller after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

                    (h)     No Solicitation of Transactions.

                              (i)     The Seller shall, and shall cause each of its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties (other than the Buyer) that may be ongoing as of the date hereof with respect to an Alternative Proposal. The Seller shall not, and shall cause its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives not to, directly or indirectly (i) solicit, initiate, facilitate or knowingly encourage any Alternative Proposal, (ii) enter into any letter of intent, memorandum of understanding or other agreement or agreement in principle with respect to an Alternative Proposal, (iii) participate in any way in any negotiations or discussions regarding, or furnish or disclose to any third party any information with respect to, any Alternative Proposal or (iv) approve, endorse or recommend an Alternative Proposal; provided, however, that at any time prior to obtaining the Seller Stockholder Approval, in response to a written Alternative Proposal that was not solicited, or received in the case of an action, in violation of this Agreement by the Seller, any of its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives after the date hereof and that the Board of Directors of the Seller reasonably believes is bona fide and determines in good faith (A) constitutes a Superior Proposal and (B) the failure to take such action could be inconsistent with the directors’ exercise of their fiduciary duties to the Seller’s stockholders under applicable Law, the Seller may, subject to compliance with Section 6(h)(ii) and acting under the direction of the Board of Directors, (x) furnish information and/or draft agreements with respect to the Seller to the person making such Alternative Proposal (and its officers, directors, affiliates, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) pursuant to a customary confidentiality agreement in a form satisfactory to the Buyer; provided, that all such information and a summary of the material terms of any such draft agreements have previously been made available to the Buyer or is made available to the Buyer prior to, or concurrently with, the time it is provided to such person and (y) participate in discussions with or negotiations with the person making such Alternative Proposal (and its officers, directors, affiliates, employees, accountants, consultants, legal counsel, advisors, agents and other representatives) regarding such Alternative Proposal.

                              (ii)     The Seller shall promptly (but, in any event, prior to the close of business on the Business Day following the day of its receipt thereof) advise the Buyer in writing of the Seller’s receipt of any Alternative Proposal. Upon determination by the Board of Directors of the Seller that an Alternative Proposal constitutes a Superior Proposal in accordance with Section 6(h)(i), the Seller shall promptly (but, in any event, prior to the close of business on the Business Day following the day such determination occurs) deliver to the Buyer a written notice advising it that the Board of Directors of the Seller has made such determination, specifying the material terms and conditions of such Superior Proposal and the identity of the person making such Superior Proposal as well as copies of any draft or final agreements with respect to the Superior Proposal, and the Seller shall give the Buyer no less than five (5) Business Days to respond to such notice; provided, (i) if requested by the Buyer, the Seller shall negotiate in good faith with the Buyer during such notice period to enable the Buyer to propose changes to the terms of this Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal, (ii) the Board of Directors of the Seller shall have considered in good faith any changes to this Agreement proposed in writing by the Buyer and determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and (iii) in the event of any material change to the financial or other material terms of such Superior Proposal, the Seller shall, in each case, have delivered to the Buyer, an additional notice and copies of the relevant proposed transaction agreement and other material documents and the notice period shall have recommenced (it being understood that any purported termination of this Agreement pursuant to Section 6(h) shall be null and void and of no force or effect unless the Seller shall have paid the Buyer the Seller Termination Fee and expenses in accordance with Section 10(c) hereof).

                              (iii)     From and after the date hereof, the Seller shall keep the Buyer reasonably informed of any material developments regarding any Alternative Proposal and, upon the reasonable request of the Buyer, shall apprise the Buyer of the status of such Alternative Proposal. The Seller agrees that it shall not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Seller from complying with its obligations under this Section 6(h).

                              (iv)     As used in this Agreement, “Alternative Proposal” shall mean any proposal or offer, whether in writing or otherwise, made by any person prior to the receipt of the Seller Stockholder Approval (other than a proposal or offer by the Buyer or any of its Subsidiaries) for (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving the Seller, (ii) the acquisition by any person of fifteen percent (15%) or more of the assets of the Seller, taken as a whole, or (iii) the acquisition by any person of fifteen percent (15%) or more of the outstanding shares of Seller Common Stock.

                              (v)     As used in this Agreement “Superior Proposal” shall mean an Alternative Proposal (substituting 50% for the 15% thresholds set forth in the definition of “Alternative Proposal”) made by any person on terms that the Board of Directors of the Seller determines in good faith, after considering such factors as the Board of Directors of the Seller considers to be appropriate (including the financial terms, timing and likelihood of consummation of such proposal), are more favorable to the Seller and its stockholders than the transactions contemplated by this Agreement.

                    (i)     Seller Board Recommendation.

                              (i)     Subject to the terms of Section 6(i)(ii) hereof, the Board of Directors of the Seller shall make the recommendation that the holders of Seller Common Stock approve this Agreement (the “Recommendation”).

                              (ii)     Notwithstanding any provision of this Agreement to the contrary, at any time prior to obtaining the Seller Stockholder Approval, the Board of Directors of the Seller may (i) withdraw (or not continue to make), modify or qualify in a manner adverse to the Buyer Recommendation, (ii) approve or recommend a Superior Proposal (any action described in the foregoing clause (i) or this clause (ii), a “Seller Adverse Recommendation Change”), and/or (iii) enter into an agreement or agreements regarding a Superior Proposal, if (x) in the case of an action described in any such clause above, the Board of Directors of the Seller has determined in good faith that the failure to take such action could be inconsistent with the directors’ exercise of their fiduciary duties to the Seller’s stockholders under applicable Law, and (y) in the case of an action described in clause (iii) above, (A) the Seller has complied in all material respects with its obligations under Section 6(h) and this Section 6(i) and (B) the Seller shall have terminated this Agreement in accordance with the provisions of Section 10 hereof and (provided, that the Buyer is not in material default hereunder) the Seller shall pay the Buyer the Seller Termination Fee in accordance with Section 10(c) hereof.

                              (iii)     Nothing in this Agreement shall prohibit or restrict the Seller or the Board of Directors of the Seller from (i) taking and/or disclosing to the stockholders of the Seller a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Securities Exchange Act or (ii) making any disclosure to the Seller stockholders if, in the good faith judgment of the Board of Directors of the Seller, such disclosure would be reasonably necessary under applicable Law (including in order to comply with its fiduciary duties to Seller stockholders under the DGCL and under Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act).

                    (j)     Information Statement.

          Subject to the terms and conditions of this Agreement, as soon as reasonably practicable following the date hereof, the Seller shall prepare in consultation with the Buyer, and the Seller shall file with the SEC, an information statement that will be provided to the holders of Seller Common Stock, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Information Statement”). The Seller shall use its commercially reasonable efforts to cause the foregoing to be filed with the SEC, on a preliminary basis, not later than the twenty first (21st) day subsequent to the date hereof, but in no event shall the foregoing be filed more than thirty (30) days subsequent to the date hereof; provided, however, that, if on such thirtieth (30th) day, the Seller is ready to file such information statement subject only to the Buyer’s approval, such thirty (30) day time period shall be extended until receipt of the Buyer’s approval. The Seller and the Buyer, as the case may be, shall promptly furnish all information concerning the Seller on the one hand, or the Buyer on the other hand, that may be required by applicable securities Laws or reasonably requested by the other Party hereto in connection with the preparation and filing with the SEC of the Information Statement.

          Subject to the terms and conditions of this Agreement and all applicable Laws, the Seller shall use commercially reasonable efforts to cause the Information Statement to be disseminated to the holders of Seller Common Stock as promptly as practicable following the clearance thereof by the SEC or the expiration of the review period therefor if there is or has been no review by the SEC. The Information Statement must be mailed to holders of the Seller Common Stock at least twenty (20) days before the Closing. The Seller shall cause the Information Statement to, when filed with the SEC, comply in all material respects with the applicable requirements of the Securities Exchange Act and all other Laws. If at any time prior to the Closing, any information relating to the Seller or the Buyer, or any of their respective directors, officers or affiliates, should be discovered by the Seller or the Buyer which should be set forth in an amendment or supplement to the Information Statement so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto, and an appropriate amendment or supplement to the Information Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Seller Common Stock. The Seller shall provide the Buyer and its counsel a reasonable opportunity to review, comment and approve (which such approval shall not be unreasonably withheld or delayed) the Information Statement and any amendments or supplements thereto, prior to the filing thereof with the SEC. The Seller shall promptly advise the Buyer of any oral comments received from the SEC or its staff with respect to the Information Statement and shall provide to the Buyer and its counsel any and all written comments that the Seller or its counsel may receive from the SEC or its staff with respect to the Information Statement promptly after receipt thereof. The Seller shall use its reasonable best efforts, after consultation with the Buyer, to respond to and resolve all SEC comments with respect to the Information Statement promptly after receipt thereof.

                    (k)     Written Consent.

          Unless the Seller has made a Seller Adverse Recommendation Change pursuant to Section 6(i)(ii), the Seller shall (i) recommend adoption of this Agreement and (ii) use its commercially reasonable efforts to obtain from the holders of a majority of the outstanding shares of the Seller Common Stock acting by written consent without a meeting of stockholders, approval of this Agreement and the transactions contemplated hereby (the “Written Consent”). The Seller shall deliver to Buyer an executed copy of the Written Consent evidencing the Seller Stockholder Approval by the close of the second Business Day following the execution and delivery of this Agreement. Holders of record of the Seller Common Stock as of the close of business on the date of the Written Consent will be entitled to receive the Information Statement, which will describe the actions approved in the Written Consent. Upon receipt by the Buyer of the Written Consent, the Lender will make an additional bridge loan of $146,000 to the Seller, and the documents evidencing the Bridge Loans, including the Bridge Note and related documents will be amended, and the Seller will deliver, or cause to be delivered, to the Lender an Amended and Restated Bridge Note, in substantially the form attached hereto as Exhibit L-1, an Amendment No. 2 to that certain Guaranty, dated as of November 6, 2009, as amended by Amendment No. 1, dated as of November 24, 2009, made by each of Mr. Burnham and Mrs. Burnham in favor of the Lender, in substantially the form attached hereto as Exhibit L-2, and a Reaffirmation of the Subordination Agreement, dated as of November 6, 2009, in substantially the form attached hereto as Exhibit L-3.

                    (l)     Schedule 13E-3.

          Subject to the terms and conditions of this Agreement, as soon as reasonably practicable following the date hereof, the Seller and the Buyer shall prepare and file the Schedule 13E-3 with the SEC concurrently with the filing of the Information Statement. The Buyer and the Seller shall cooperate with each other in connection with the preparation of the Schedule 13E-3. The Seller and the Buyer, as the case may be, shall promptly furnish all information concerning the Seller on the one hand, or the Buyer on the other hand, that may be required by applicable securities Laws or reasonably requested by the other Party hereto in connection with the preparation and filing with the SEC of the Schedule 13E-3. The Seller and the Buyer shall cause the Schedule 13E-3 to, when filed with the SEC, comply in all material respects with the applicable requirements of the Securities Exchange Act and all other Laws. If at any time prior to the Closing, any information relating to the Seller or the Buyer, or any of their respective directors, officers or affiliates, should be discovered by the Seller or the Buyer which should be set forth in an amendment or supplement to the Schedule 13E-3 so that the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party hereto, and an appropriate amendment or supplement to the Schedule 13E-3 describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Seller Common Stock. The Seller and the Buyer shall provide each other and their respective counsels a reasonable opportunity to review, comment and approve (which such approval shall not be unreasonably withheld or delayed) the Schedule 13E-3 and any amendments or supplements thereto, prior to the filing thereof with the SEC. The Seller and the Buyer shall promptly advise one another of any oral comments received from the SEC or its staff with respect to the Schedule 13E-3 and shall provide to each other and their respective counsels any and all written comments that either they or their counsels may receive from the SEC or its staff with respect to the Schedule 13E-3 promptly after receipt thereof. The Seller and the Buyer shall use each of their reasonable best efforts to respond to and resolve all SEC comments with respect to the Schedule 13E-3 promptly after receipt thereof.

                    (m)     Disney Letter of Credit.

          At the request of the Seller, at any time between execution of this Agreement and Closing, the Buyer will cause the Lender to make available $175,000 in cash for use by the Seller as collateral for the issuance of the Disney letter of credit. Such $175,000 will be added to the principal amount of the Bridge Loans. A Guaranty, made by each of Mr. Burnham and Mrs. Burnham shall be made in favor of the Lender in the amount of such letter of credit.

          7.     Conditions to Obligation to Close.

                    (a)     Conditions to Obligations of each Party. The respective obligations of the Buyer and the Seller to consummate the Asset Purchase shall be subject to satisfaction or waiver (where permissible under applicable Law) at or prior to the Closing of the Seller obtaining the Seller Stockholder Approval and delivering an executed copy of the Written Consent evidencing the Seller Stockholder Approval by the close of the second Business Day following the execution and delivery of this Agreement.

                    (b)     Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby and to take the other actions required to be taken by it in connection with the Closing is subject to satisfaction of the following conditions:

                              (i)     Each of the representations and warranties set forth in Section 4 above shall be true and correct in all material respects (except for representations and warranties which are qualified by materiality, which representations and warranties shall be true and correct in all respects) both when made and at and as of the Closing Date.

                              (ii)     The Seller shall have performed and complied with its covenants hereunder in all material respects through the Closing;

                              (iii)     The Seller shall have procured all of the authorizations, consents and approvals and given any required notice and made any required filing specified necessary to consummate the transactions contemplated hereby, including those in Section 4(b) of the Disclosure Schedule, if any;

                              (iv)     The Seller shall have delivered to the Buyer the consent of Westport National Bank to transfer the Westport Credit Facility to the Buyer, on terms and with documentation reasonably satisfactory to the Buyer and Westport National Bank, which documentation may include a security agreement from the Buyer in favor of Westport National Bank and a subordination agreement subordinating the Buyer Note to the Westport Credit Facility;

                              (v)     The Buyer shall have agreed to assume the Bridge Loans;

                              (vi)     No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                              (vii)     The Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) pertaining to it is satisfied in all respects, and that no action, suit or proceeding of the type described in Section 7(b)(iv) has been brought or threatened against the Seller or its assets;

                              (viii)     The Seller shall have delivered to the Buyer a Secretary’s Certificate, in standard form, certifying as to the Seller’s charter, bylaws, good standing certificates, resolutions of the stockholder and directors thereof approving the transactions contemplated hereby and the incumbency of the Persons signing the same on behalf of the Seller;

                              (ix)     The Seller shall have executed and delivered the General Assignment and Bill of Sale and all other transfer documents, including the Assignment of Servicemarks and Trademarks and the Copyright Assignment Agreement, to the Buyer; and

                              (x)     The Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies and given any required notice and made any required filings;

                              (xi)     The Buyer shall have received such pay-off letters, termination agreements, termination statements, releases of funded mortgages and other releases, if any, to be delivered against repayment by the Seller at or prior to the Closing of the Indebtedness of the Seller as the Buyer shall have reasonably requested, all in form and substance satisfactory to the lender(s) to the Buyer (in their sole discretion) and reasonably satisfactory to the Buyer. The Buyer shall have received duly executed releases of all Security Interests (other than Permitted Liens) on the assets of the Seller in form and substance reasonably satisfactory to the Buyer and its counsel and the Buyer shall have received judgment lien, tax and other lien searches with respect to the Seller, the results of which indicate no liens on the assets of the Seller other than Permitted Liens;

                              (xii)     No more than 2% of the outstanding shares of Seller Common Stock shall be Dissenting Shares;

                              (xiii)     The Voting Agreement shall not have been breached in any material respects by any of the “Stockholders” defined therein;

                              (xiv)     The Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                              (xv)     Ashley Andersen Zantop shall have executed and delivered an employment agreement to the Buyer substantially in the form set forth in Exhibit I-1 hereto (the “Zantop Employment Agreement”);

                              (xvi)     Mr. Burnham shall have executed and delivered an employment agreement to the Buyer substantially in the form set forth in Exhibit I-2 hereto (the “Burnham Employment Agreement”, and collectively with the Zantop Employment Agreement, the “Employment Agreements”);

                              (xvii)     Each of Mr. Burnham and Mrs. Burnham shall have executed and delivered a non-competition agreement to the Buyer substantially in the form set forth in Exhibit I-3 hereto (collectively, the “Non-Competition Agreements”);

                              (xviii)     Mr. Burnham and Mrs. Burnham, as applicable, shall have executed and delivered to the Buyer the Release and the Pledge Agreement attached as exhibits to the Debt Cancellation and Indemnification Agreement;

                              (xix)     Since December 31, 2008, there shall have been no event causing or likely to cause a Material Adverse Effect;

                              (xx)     The Seller shall have renewed its publishing license with Disney Licensed Publishing, an imprint of Disney Children’s Book Group, LLC (“Disney”), on terms satisfactory to the Buyer, including not more than a $50,000 transfer fee, not more than a $175,000 letter of credit for the first twelve months of the renewal and not more than a $181,500 letter of credit for the thirteenth month through the eighteenth month of the renewal, and not more than a $466,000 18-month guarantee for North America and a $97,500 18-month guarantee for Spain;

                              (xxi)     The Buyer shall enter into a lease with Noreast Management, LLC (“Noreast”) in substantially the form of Exhibit J-1 hereto (the “Lease”) and Noreast shall have executed and delivered the Lease to the Buyer, and the Buyer shall have entered into a letter agreement with Opal Publishing, the Seller, and Noreast, in substantially the form of Exhibit J-2 hereto (the “Opal Letter Agreement”);

                              (xxii)     The Chief Financial Officer of the Seller shall have delivered to the Buyer the calculation of the NAV as of the Closing reflecting an NAV that is not less than negative $200,000 (-$200,000), which calculation is subject to Buyer’s reasonable review and approval;

                              (xxiii)     The Buyer shall have reviewed and approved the current Environmental Site Assessments on the Seller’s headquarters at 353 Main Avenue, Norwalk, Connecticut 06851;

                              (xxiv)     The Seller shall have delivered to the Buyer the copyright registration numbers to be listed on the exhibit to the Copyright Assignment at least two (2) weeks prior to the Closing;

                              (xxv)     The Seller shall have executed and delivered to the Buyer a contingent promissory note in favor of Mr. Burnham substantially in the form set forth in Exhibit M hereto (the “Seller Contingent Note”);

                              (xxvi)     The Seller and Mr. Burnham shall have executed and delivered to the Buyer a support agreement substantially in the form set forth in Exhibit N hereto (the “Support Agreement”);

                              (xxvii)   The Seller shall have delivered to the Buyer a schedule of accrued and unpaid bonuses at least fifteen (15) days prior to the Closing, which schedule is subject to Buyer’s reasonable review and approval;

                              (xxviii)   The Seller shall have delivered to the Buyer a schedule of unpaid business expense reimbursements owed to employees (other than Mr. Burnham or Mrs. Burnham) at least fifteen (15) days prior to the Closing, which schedule is subject to Buyer’s reasonable review and approval; and

                              (xxix)   All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, will be reasonably satisfactory in form and substance to the Buyer.

                    (c)     Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated hereby and to take the other actions required to be taken by them in connection with the Closing are subject to satisfaction of the following conditions:

                              (i)     Each of the representations and warranties set forth in Section 5 above shall be true and correct in all material respects (except for representations and warranties which are qualified by materiality, which representations and warranties shall be true and correct in all respects) both when made and at and as of the Closing Date;

                              (ii)     The Buyer shall have performed and complied with each of its covenants hereunder in all material respects through or at the Closing;

                              (iii)     No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                              (iv)     The Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(c)(i)-(ii) is satisfied in all respects, and that no action, suit or proceeding of the type described in Section 7(c)(iii) has been brought or threatened against Buyer or its assets;

                              (v)     The Buyer shall have delivered to the Seller a Secretary’s Certificate, in standard form, certifying as to the Buyer’s certificate of formation, operating agreement, good standing certificates and resolutions of the manager thereof approving the transactions contemplated hereby and the incumbency of the Persons signing the same on behalf of such entity;

                              (vi)     The Buyer shall have executed and delivered the Undertaking and Assumption of Liabilities, the Lease, the Opal Letter Agreement, the Employment Agreements, the Non-Competition Agreements, and the Operating Agreement;

                              (vii)     The Lender shall have released the Seller from its obligations under the Bridge Loans, including, without limitation, releasing Mr. Burnham and Mrs. Burnham from the Guaranty of the Bridge Loans; and

                              (viii)     All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(c) if the Seller executes a writing so stating at or prior to the Closing.

          8.     Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                    (a)     General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Business.

                    (b)     Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

                    (c)     Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with any of such Persons prior to the Closing. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

                    (d)     Confidentiality. The Seller will treat and hold as such all of the Confidential Information and refrain from using or disclosing any of the Confidential Information except in accordance with this Agreement. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the written advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose such Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. Upon the Closing, any and all confidentiality, non-disclosure or other similar agreements entered into by the Parties prior to the date hereof in connection with these contemplated transactions shall be hereby rendered null and void and shall cease to be of any further force or effect.

                    (e)     Covenant Not to Compete. During the Noncompetition Period, neither the Seller, nor any Affiliate thereof, will engage directly or indirectly in any business in the United States which competes with the Business (or any portion thereof); provided, however, that the ownership by the Seller of less than two percent (2%) of the outstanding stock of any publicly traded corporation shall not be deemed solely by reason thereof to cause the Seller to be engaged in any of such corporation’s businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Seller acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this Section 8(e) is not performed in accordance with its specific terms or otherwise is breached. Accordingly, the Seller agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 8(e) and to enforce specifically this Section 8(e) and the terms and provisions hereof in any action instituted in any court in the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled at law or in equity.

                    (f)     Nonassignable Contracts and Permits. To the extent that any Contract or Permit for which assignment to the Buyer is provided for in this Agreement is not assignable without the consent of another party or the appropriate governmental authority, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Seller shall use its best efforts to obtain the consent of such other party or governmental authority to the assignment of any such Contract or Permit to the Buyer in all cases in which such consent is or may be required for such assignment. If such consent shall not be obtained, the Seller shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits under any such Contract or Permit. If and to the extent that such arrangement cannot be made with respect to any such Contract, the Buyer shall not have any obligation with respect thereto, any other provision of this Agreement to the contrary notwithstanding. The Parties agree and acknowledge that nothing set forth in this Section 8(f) shall in any way limit the Buyer’s rights set forth elsewhere herein (i) to terminate this Agreement, or (ii) to be indemnified for breaches of representations and warranties, in case of both (i) and (ii) above, by virtue of the inability of the Seller to assign such Contract and/or Permit.

                    (g)     Payment of Excluded Liabilities. The Seller shall, after the Closing, promptly pay to the appropriate Person any Excluded Liabilities (i) which become due and payable after the Closing, or (ii) which were due and payable on the Closing Date.

                    (h)     Subrogation. If the Buyer becomes liable for or suffers any damage with respect to any matter that was covered by insurance maintained by the Seller at or before the Closing Date, the Buyer shall be and is hereby subrogated to any rights of the Seller under the insurance coverage. The Seller shall promptly remit to the Buyer any insurance proceeds it may receive on account of any such liability or damage.

          9.     Remedies for Breaches of this Agreement; Indemnification.

                    (a)     Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date.

                    (b)     Obligations of the Seller to Indemnify.

                              (i)     Seller agrees to indemnify the Buyer and its assigns for, and hold each harmless from and against: (i) any Adverse Consequences, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for the Buyer and its assigns (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (x) any misrepresentation or any breach of any warranty made by Seller herein, (y) any breach or non-fulfillment of any covenant or agreement made by Seller herein, and (z) any Excluded Liability, including any Tax Liability or Environmental Liability, or any other Liability of the Seller (including without limitation those liabilities passing (or alleged to be passing) to Buyer by operation of law (including under any common law doctrine of de facto merger or successor liability) which is not an Assumed Liability.

                    (c)     Obligation of the Buyer to Indemnify.

                              (i)     The Buyer agrees to indemnify the Seller for, and hold the Seller harmless from and against: (i) any Adverse Consequences, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for Seller (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with (x) a breach or inaccuracy of any representation or warranty of the Buyer or (y) any breach of any covenant or agreement made by Buyer herein.

                    (d)     Right of Set Off. In addition to the indemnity provided in of Section 9(b), and not in substitution therefor, the Buyer shall have the right to set off and apply against any or all of any amount due under the Buyer Note, an amount equal to the amount of any Adverse Consequences suffered, sustained, incurred or required to be paid by the Buyer, or its assigns, as the case may be, for which Adverse Consequences the Seller is obligated to indemnify the Buyer or its assigns, as the case may be, pursuant to Section 9(b) hereof.

                    (e)     Covered Persons. The obligations of the Seller under Section 9 shall extend, upon the same terms and conditions, to each person, if any, who controls the Buyer, and each of their respective successors and assigns, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, and to members, managers, directors, officers, employees, consultants and agents of the Buyer and each of their respective assigns, and their controlling persons.

                    (f)     Indemnification in Case of Strict Liability or Indemnitee Negligence.

THE INDEMNIFICATION PROVISIONS IN THIS SECTION 9 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST OR PRESENT ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL, HEALTH AND SAFETY LAWS, FRAUDULENT TRANSFER ACT OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

          10.     Termination.

                    (a)     Termination Provisions

          This Agreement may be terminated as set forth below:

                              (i)     at any time, by mutual written agreement of the Buyer and the Seller;

                              (ii)     by either Buyer or the Seller, if the Asset Purchase shall not have been consummated on or before the Outside Closing Date after the date hereof (other than due principally to the failure of the party seeking to terminate this Agreement to perform any obligations under this Agreement required to be performed by it at or prior to the Closing);

                              (iii)     by either the Buyer or the Seller if the Seller Stockholder Approval shall not have been obtained;

                              (iv)     by the Seller:

                                        (1)     in the event (A) of a material breach of any covenant or agreement on the part of the Buyer set forth in this Agreement, or (B) that any of the representations or warranties of the Buyer set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either of (A) or (B) which breach or inaccuracy would reasonably be expected to prevent the Buyer from consummating the Asset Purchase in accordance with the terms hereof; provided, however, that notwithstanding the foregoing, in the event that such breach of covenant by the Buyer is, or such inaccuracies in the representations and warranties of the Buyer are, curable by the Buyer through the exercise of commercially reasonable efforts, then the Seller shall not be permitted to terminate this Agreement pursuant to this Section 10(a)(iv)(1) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from the Seller to the Buyer of such breach or inaccuracy, as applicable, or (2) the Buyer ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Seller may not terminate this Agreement pursuant to this Section 10(a)(iv)(1) if such breach or inaccuracy by the Buyer is cured within such thirty (30) calendar day period);

                                        (2)     if the Seller shall have (A) effected a Seller Adverse Recommendation Change in accordance with Section 6(i) and/or (B) entered into an agreement regarding a Superior Proposal in accordance with Section 6(i) hereof; provided that, in the case of such termination, (x) the Buyer has not made, within five (5) Business Days of the receipt of the notice required by Section 6(h)(i) an offer that the Board of Directors of the Seller reasonably and in good faith determines is at least as favorable to the holders of Seller Common Stock as the Superior Proposal, it being understood that the Seller shall not enter into any definitive agreement regarding a Superior Proposal during such five (5) Business Day period, and (y) concurrently with such termination, the Seller shall simultaneously pay the Seller Termination Fee and/or the Seller Expense Reimbursement; or

                                        (3)     if Buyer does not close on the last day of the month in which the conditions to Closing not occurring at the Closing are satisfied; provided that the Seller shall not have the right to terminate this Agreement pursuant to this Section 10(a)(iv)(3) if, at the time of such termination, there exists a breach of any representation, warranty or covenant by the Seller that would result in the failure to satisfy the closing conditions set forth in Section 7(b); or

                              (v)     by Buyer:

                                        (1)     in the event (A) of a material breach of any covenant or agreement on the part of the Seller set forth in this Agreement or (B) that any of the representations or warranties of the Seller set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either of (A) or (B) which breach or inaccuracy would reasonably be expected to result in the condition set forth in Section 7(b) not being satisfied; provided, however, that notwithstanding the foregoing, in the event that such breach of covenant by the Seller is, or such inaccuracies in the representations and warranties of the Seller are, curable by the Seller through the exercise of commercially reasonable efforts, then Buyer shall not be permitted to terminate this Agreement pursuant to this Section 10(a)(v)(1) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from Buyer to the Seller of such breach or inaccuracy, as applicable, or (2) the Seller ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Buyer may not terminate this Agreement pursuant to this Section 10(a)(v)(1) if such breach or inaccuracy by the Seller is cured within such thirty (30) calendar day period);

                                        (2)     if the Seller shall have (A) effected a Seller Adverse Recommendation Change in accordance with Section 6(i) hereof and/or (B) entered into an agreement regarding a Superior Proposal in accordance with Section 6(i) hereof;

                                        (3)     if there shall have occurred any fact, event, change, development, circumstance or effect which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect;

                                        (4)     if the Seller does not close on the last day of the month in which the conditions to Closing not occurring at the Closing are satisfied; provided that the Buyer shall not have the right to terminate this Agreement pursuant to this Section 10(a)(v)(4) if, at the time of such termination, there exists a breach of any representation, warranty or covenant by the Buyer that would result in the failure to satisfy the closing conditions set forth in Section 7(c); or

                                        (5)     if the Seller fails to deliver the Written Consent by the close of the second Business Day following the execution and delivery of this Agreement.

                    (b)     Notice of Termination; Effect of Termination.

          Except as expressly provided herein, any proper termination of this Agreement pursuant to Section 10(a) hereof shall be effective immediately upon the delivery of written notice of the terminating Party to the other Party or Parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 10(a) hereof, this Agreement shall be of no further force or effect without liability of any Party or Parties hereto to the other Party or Parties hereto, as applicable, except for any Liability of any Party then in breach or as specified in Section 10(c) below.

                    (c)     Termination Fees

                              (i)     Notwithstanding any provision in this Agreement to the contrary, the Seller shall pay to Buyer a fee of $250,000 in cash (the “Seller Termination Fee”), in the event that:

                                        (1)     this Agreement is terminated by Buyer pursuant to Section 10(a)(v)(2)(B) or by the Seller pursuant to Section 10(a)(iv)(2)(B), in which case the Seller shall pay to Buyer the Seller Termination Fee within two (2) Business Days following such termination, payable by wire transfer of same day funds; or

                                        (2)     this Agreement is terminated by Buyer pursuant to Section 10(a)(v)(2)(A) or by the Seller pursuant to Section 10(a)(iv)(2)(A); or

                                        (3)     (A) this Agreement is terminated by either Buyer or the Seller pursuant to Section 10(a)(iii) and (B) after the date of this Agreement and prior to such termination, any Alternative Proposal (substituting 50% for the 15% thresholds set forth in the definition of “Alternative Proposal”) (a “Qualifying Transaction”) is publicly proposed or publicly disclosed and not publicly and unconditionally withdrawn prior to such date of termination, and (C) concurrently with or within twelve (12) months after such termination, the Seller shall have entered into any definitive agreement providing for such Qualifying Transaction with the person who proposed such Qualifying Transaction that was existing at the time of termination, or any affiliate thereof, and (D) such Qualifying Transaction shall have been consummated within eighteen (18) months after such termination, in which case the Seller shall pay to Buyer the Seller Termination Fee upon consummation of such Qualifying Transaction, payable by wire transfer of same day funds; or

                                        (4)     (A) this Agreement is terminated by Buyer pursuant to Section 10(a)(v)(1), and (B) concurrently with or within twelve (12) months after such termination, the Seller shall have entered into any definitive agreement providing for a Qualifying Transaction with the person who proposed such Qualifying Transaction that was existing at the time of termination, or any affiliate thereof, and (C) such Qualifying Transaction shall have been consummated within eighteen (18) months after such termination, in which case the Seller shall pay to Buyer the Seller Termination Fee upon consummation of such Qualifying Transaction, payable by wire transfer of same day funds; or

                                        (5)     this Agreement is terminated by Buyer pursuant to Section 10(a)(v)(4).

          It is understood that in no event shall the Seller be required to pay the fee referred to in this Section 10(c) on more than one occasion.

                              (ii)     In the event that this Agreement is terminated by Buyer pursuant to Section 10(a)(v)(1) (regardless of whether Buyer is entitled to payment pursuant to Section 10(c)(4)), by the Seller pursuant to Section 10(a)(iv)(2)(B), by either party pursuant to Section 10(a)(iii), or by Buyer pursuant to Section 10(v)(2), the Seller shall pay to Buyer, upon termination, an amount in cash equal to the sum of Buyer’s documented out-of-pocket fees and expenses reasonably incurred by it in connection with this Agreement and the transactions contemplated by this Agreement (the “Seller Expense Reimbursement”); provided, however, that the existence of circumstances which could require the Seller Termination Fee to become subsequently payable by the Seller pursuant to Section 10(c)(i) shall not relieve the Seller of its obligation to pay the Seller Expense Reimbursement pursuant to this Section 10(c)(ii); and provided, further, that the payment by the Seller of the Seller Expense Reimbursement pursuant to this Section 10(c)(ii) shall not relieve the Seller of any subsequent obligation to pay the Seller Termination Fee pursuant to Section 10(c)(ii)

          Upon payment of the Seller Termination Fee and the Seller Expense Reimbursement, as applicable, the Seller shall have no further liability with respect to this Agreement or the transactions contemplated by this Agreement to the Buyer, its affiliates or otherwise except for liability arising out of fraud or an intentional breach of this Agreement, in which case Buyer shall have such rights and remedies as are contemplated by specific performance below (in addition to any amounts owed to such party under Section 10(c).

                              (iii)     Notwithstanding any provision in this Agreement to the contrary, in the event that this Agreement is terminated by the Seller pursuant to Section 10(a)(iv)(3), the Buyer shall pay to Seller a fee of $150,000 (the “Buyer Termination Fee”) which Buyer may pay either in cash or by offset against any or all amounts due under the Bridge Loans, at Buyer’s sole discretion.

                              (iv)     Any payment made pursuant to this Section 10 shall be net of any amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax Law.

                              (v)     Each of the Seller and the Buyer acknowledge and agree that the agreements contained in this Section 10(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Seller nor Buyer would have entered into this Agreement, and that any amounts payable pursuant to this Section 10(c) do not constitute a penalty but rather are liquidated damages in a reasonable amount to compensate the receiving party for efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. Accordingly, if a party fails to pay the Seller Termination Fee or the Seller Expense Reimbursement, pursuant to this Section 10(c), and the receiving party commences a suit to obtain such payments, which results in a judgment against the paying party for the applicable amount due under this Section 11(c), such paying party shall pay the receiving party its costs and expenses (including reasonable attorney’s fees) in connection with such suit, together with interest on such amount at the prime rate of JPMorgan Chase in effect on the date such payment was required to be made through the date of payment.

          11.     Miscellaneous.

                    (a)     Press Releases and Public Announcements. The Seller and the Buyer will consult with and to the extent reasonably practicable shall provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. The Buyer and the Seller agree to issue a joint press release announcing this Agreement.

                    (b)     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                    (c)     Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior term sheets, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                    (d)     Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may without such approval (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                    (e)     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                    (f)     Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                    (g)     Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:	Copy to:

MMAC, LLC	Finn Dixon & Herling LLP
2 Greenwich Office Park	177 Broad Street, 15th Floor
Greenwich, Connecticut 06831	Stamford, Connecticut 06901
Attention: Managing Member	Attention: David I. Albin, Esq.

If to the Seller:	Copy to:

Trudy Corporation	Barnett & Associates
353 Main Avenue	4 Lighthouse Way
Norwalk, Connecticut 06851	Darien, Connecticut 06820
Attention: William W. Burnham	Attention: Charles E. Barnett, Esq.

          Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.

                    (h)     Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

                    (i)     Jurisdiction.

                              (i)     Each of the Parties hereby irrevocably and unconditionally submits, for itself, and its property, to the exclusive jurisdiction of any Connecticut State court or any federal court of the United States of America sitting in Fairfield County in the State of Connecticut and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Connecticut State court or, to the extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding, if not appealed, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                              (ii)     Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any court referred to in Section 10(i)(i) above. Each of the Parties irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                              (iii)     Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 11(g). Nothing in this Agreement will affect the right of a Party to serve process in any other manner permitted by law

                    (j)     Waiver of Jury Trial.

          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                    (k)     Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                    (l)     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                    (m)     Expenses. Unless and until the consummation of the transactions contemplated hereby, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. If the Asset Purchase is consummated, then the Buyer shall assume the Seller’s costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (including the appropriate filings and clearance of the transactions with the SEC).

                    (n)     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretations arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                    (o)     Incorporation of Exhibits and Schedules. The Exhibits, attachments and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                    (p)     Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which the aggrieved Party may be entitled, at law or in equity.

* * * *

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE BUYER:

MMAC, LLC

By:	/s/ Bradley C. Palmer

	Name:	Bradley C. Palmer
	Title:	Authorized Person

THE SELLER:

TRUDY CORPORATION

By:	/s/ Ashley Andersen Zantop

	Name:	Ashley Andersen Zantop
	Title:	CEO

Exhibit A

          GENERAL ASSIGNMENT AND BILL OF SALE made as of the __ day of ________, 2010, by Trudy corporation, a Delaware corporation (the “Seller”), in favor of MMAC, LLC, a Delaware limited liability company (the “Buyer”).

Recital

          The Seller and the Buyer are parties to an Asset Purchase Agreement dated as of December 18, 2009 (the “Agreement”), pursuant to which the Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, the Acquired Assets (as defined in the Agreement).

          NOW, THEREFORE, the Seller, for and in exchange for the consideration set forth in the Agreement, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, remise, convey, transfer, set over and confirm unto the Buyer, its successors and assigns, forever, free and clear of all claims, liens and encumbrances of all kinds (other than Permitted Liens (as defined in the Agreement)), the Acquired Assets, TO HAVE AND TO HOLD the Acquired Assets unto the Buyer, its successors and assigns, to and for its and their proper use and benefit forever; PROVIDED, that in all events the Seller shall retain the Excluded Assets (as defined in the Agreement).

          The Seller irrevocably constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorneys of the Seller, with full power of substitution, in the name of the Buyer, or in the name of the Seller but on behalf of and for the benefit of the Buyer and at the expense of the Buyer, to collect for the account of the Buyer all receivables and other items sold and transferred to the Buyer hereunder, to endorse, without recourse to the Seller, checks payable to the Seller which are included in the Acquired Assets and to do all such reasonable acts and things in relation thereto as the Buyer shall deem advisable with like power and as fully as the Seller could or might have done, including instituting and prosecuting, in the name of the Seller, any action, suit or proceeding with respect to any of the foregoing.

          The Seller covenants and agrees that, at any time and from time to time, it will, to the extent practicable, at the expense of the Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers or assurances as the Buyer may reasonably request in order more effectively to assign, transfer, grant, convey, assure and confirm to the Buyer, or to aid and assist in the collection of or reducing to possession by the Buyer, any of the Acquired Assets.

          This instrument shall inure to the benefit of the Buyer and its successors and assigns.

          This instrument shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any principles of conflict of laws that would require the application of any other law.

* * * * * * * * *

2

          IN WITNESS WHEREOF, the Seller has caused its duly authorized officer to execute this General Assignment and Bill of Sale as of the date first above written.

TRUDY CORPORATION

By:

Name:
Title:

STATE OF	________________________	)

) ss:

COUNTY OF	________________________	)

          On this ___ day of _______________, 2010, personally appeared ________________, signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that he or she, as ________________ of Trudy Corporation, is duly authorized to execute said instrument and further acknowledged the same to be his or her free act and deed as _____________ of Trudy Corporation, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court
Notary Public

3

Exhibit B-1

ASSIGNMENT OF
SERVICEMARKS AND TRADEMARKS

          This ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS AGREEMENT (this “Agreement”) is dated as of ______________, 2010 by and between MMAC, LLC, a Delaware limited liability company (the “Assignee”), and Trudy Corporation, a Delaware limited liability company (the “Assignor”).

W I T N E S S E T H:

          WHEREAS, the Assignee and Assignor have executed and delivered an Asset Purchase Agreement dated as of December 18, 2009 (the “Purchase Agreement”) pursuant to which, among other things, the Assignee has agreed to purchase from the Assignor substantially all of the assets of the Assignor relating to the Business (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

          WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Assignee and the Assignor desire that all of the Assignor’s right, title and interest in and to all the Assignor’s registered and unregistered trademarks, servicemarks, trade dress, logos, trade names, corporate names, together with all translations, adaptations, derivations and combinations thereof, and all applications, registrations, and renewals in connection therewith that are related to the Business and that are listed on Exhibit A hereto (collectively, the “Marks”), be assigned and transferred to the Assignee.

          NOW, THEREFORE, in consideration of the foregoing and the other agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, the parties hereto agree as follows:

1.       Assignment of the Marks.

          1.1     Assignment. The Assignor hereby assigns, sells, conveys, delivers and transfers to the Assignee all of its right, title and interest in and to any and all of the Assignor’s Marks that are listed on Exhibit “A” hereto, together with the goodwill of the Business connected with the use thereof (as applicable) and symbolized thereby and together with all claims for damages by reason of past infringement thereof, whether arising prior to or subsequent to the date of this Agreement with the right to sue for, and collect the same, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States and in any other jurisdiction, for its own use and benefit, in accordance with the Purchase Agreement, and for the use and benefit of its successors and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor had this Agreement not been made.

          1.2     Further Assurances.

                    (a)     The Assignor hereby agrees to execute all appropriate, necessary and customary forms and use all commercially reasonable efforts to assist the Assignee, at the Assignee’s request from time to time (the cost and expense of which shall be paid by the Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by the Assignor), to secure the rights assigned hereby and to obtain and/or transfer trademark or service mark registrations (and applications therefor), and similar governmental grants confirming or enhancing said rights. The Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to the Assignee after the execution of this Agreement.

                    (b)     In the event that the Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes listed in Section 1.2(a), the Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

                    (c)     This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between the Assignor and the Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as provided in the Purchase Agreement.

2.       Miscellaneous.

          2.1     Amendment. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and executed by the parties hereto, in the case of an amendment, or the party entitled to the benefit of the provision to be so waived, in the case of a waiver.

          2.2     Notices. Notices to the Assignor and the Assignee shall be provided to the addresses and in the manner provided in the Purchase Agreement.

          2.3     Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors and assigns. The Assignee may assign any of its rights hereunder to any lender or financing source and/or in connection with a sale by the Assignee or its assigns of all or substantially all of its assets or all or substantially all of the assets relating to the Business.

          2.4     Governing Law. Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Connecticut without giving effect to any principles of conflicts of laws that would require the application of any other law.

          2.5     Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto, notwithstanding that the parties are not signatory to the same counterpart.

[Remainder of page intentionally left blank]

2

          IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MMAC, LLC, a Delaware limited liability company

By:

Name:
Title:

TRUDY CORPORATION, a Delaware corporation

By:

Name:
Title:

3

ACKNOWLEDGMENTS

STATE OF	________________________	)
) SS:
COUNTY OF	________________________	)

          On this ___ day of ___________, 2010, personally appeared ________________, signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that he or she, as ________________ of Trudy Corporation, is duly authorized to execute said instrument and further acknowledged the same to be his or her free act and deed as _____________ of Trudy Corporation, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court
Notary Public

* * * * *

STATE OF	________________________	)
) SS:
COUNTY OF	________________________	)

          On this ___ day of _____________, 2010, personally appeared _______________, signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that he or she, as ____________ of MMAC, LLC, is duly authorized to execute said instrument and further acknowledged the same to be his or her free act and deed as ____________ of MMAC, LLC, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court
Notary Public

4

EXHIBIT A

Trudy Corporation agrees to furnish to the Securities and Exchange Commission upon request.

5

Exhibit B-2

COPYRIGHT ASSIGNMENT AGREEMENT

          This COPYRIGHT ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of ____________, 2010, by and between Trudy Corporation, a Delaware corporation (“Assignor”) and MMAC, LLC, a Delaware limited liability company (“Assignee”).

          WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement, dated as of December 18, 2009 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Acquired Assets (this and other capitalized terms not otherwise defined herein shall have the meaning assigned in the Purchase Agreement) and to enter into certain other arrangements; and

          WHEREAS, Assignor holds certain rights to the copyrights, copyright registrations, copyright applications and goodwill appurtenant thereto listed on Schedule A attached hereto (the “Property”); and

          WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Assignee and Assignor desire that all of Assignor’s right, title and interest in and to the Property be assigned and transferred to Assignee as provided in the Purchase Agreement; and

          WHEREAS, Assignor has agreed to execute such additional instruments as may be necessary or desirable to confirm and record such acquisition by Assignee.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Assignor hereby agrees as follows:

          1.     Assignment. Assignor hereby assigns, sells, conveys, delivers and transfers to Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest in and to any and all of the Property, together with the business and goodwill symbolized by and associated with the Business in connection with which the aforesaid Property have been used, and all registrations and applications therefore, in the United States and for all foreign countries, including any renewals and extensions of the registrations that are or may be secured under the laws of the United States and all foreign countries, now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment and sale had not been made; together with all income, royalties or payments due or payable as of the date hereof or thereafter, including without limitation, all actions, claims and demands whatsoever, known or unknown, that Assignor may have thereunder prior to the date of this Agreement. Assignor requests the United States Copyright Office, or any other office or official whose duty is to register copyrights, to register the Property in the name of the Assignee or its designees.

          2.     Further Assurances.

                    a.     Assignor hereby agrees to execute all appropriate, necessary and customary forms and use its best efforts to assist Assignee, at Assignee’s request from time to time (the reasonable cost and expense of which shall be paid by Assignee unless such action results from a breach of the Purchase Agreement or this Agreement by Assignor), to secure the rights assigned hereby and to obtain and/or transfer the Property, and similar governmental grants confirming or enhancing said rights. Assignor will promptly transfer all files and papers in its possession relating to such applications and registrations to Assignee after the execution of this Agreement.

                    b.     In the event that Assignor fails to execute and deliver any document necessary or appropriate for any of the foregoing purposes (including renewals and/or extensions) listed in Sections 2(a) above, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers as agents and attorneys-in-fact to act for and on behalf of Assignor, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by the undersigned.

                    c.     This Agreement is executed in connection with and subject to the terms and conditions of the Purchase Agreement. As between Assignor and Assignee, nothing in this Agreement shall be deemed to limit or modify any representations, warranties, liabilities, indemnities or other agreements as between Assignor and Assignee as provided for in the Purchase Agreement.

          3.     Miscellaneous. This Agreement may not be amended except by the written agreement of the parties. Notices shall be provided to the addresses and in the manner provided in the Purchase Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

[signature page follows]

2

          IN WITNESS WHEREOF, the Assignee and the Assignor have each caused this Agreement to be duly executed as of the date set forth above by their duly authorized representatives.

MMAC, LLC, a Delaware limited liability company

By:

Name:
Title:

TRUDY CORPORATION, a Delaware corporation

By:

Name:
Title:

3

ACKNOWLEDGMENTS

STATE OF	________________________	)
) SS:
COUNTY OF	________________________	)

          On this ___ day of ___________, 2010, personally appeared ________________, signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that he or she, as ________________ of Trudy Corporation, is duly authorized to execute said instrument and further acknowledged the same to be his or her free act and deed as _____________ of Trudy Corporation, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court
Notary Public

* * * * *

STATE OF	________________________	)
) SS:
COUNTY OF	________________________	)

          On this ___ day of _____________, 2010, personally appeared _______________, signer and sealer of the foregoing instrument, personally known to me (or satisfactorily proven), who acknowledged that he or she, as ____________ of MMAC, LLC, is duly authorized to execute said instrument and further acknowledged the same to be his or her free act and deed as ____________ of MMAC, LLC, and the free act and deed of said corporation, before me, the undersigned officer.

Commissioner of the Superior Court
Notary Public

4

Schedule A

Trudy Corporation agrees to furnish to the Securities and Exchange Commission upon request.

5

Exhibit C

UNDERTAKING AND ASSUMPTION OF LIABILITIES

          Pursuant to the Asset Purchase Agreement dated as of December 18, 2009 (the “Agreement”), between MMAC, LLC, a Delaware limited liability company (the “Buyer”) and Trudy Corporation, a Delaware corporation (the “Seller”), the Buyer hereby assumes and agrees to pay, discharge, perform or otherwise satisfy in accordance with their respective terms, and be responsible for, the Assumed Liabilities (as defined in the Agreement).

          There are expressly excluded from the liabilities hereby assumed by the Buyer, and the Buyer does not assume, the Excluded Liabilities (as defined in the Agreement) and any other liabilities of any type whatsoever not specifically and explicitly included with the definition of Assumed Liabilities. Any liabilities or obligations of the Seller not specifically assumed by the Buyer hereunder which remain in existence at the date hereof shall continue to be the liabilities and obligations of the Seller.

          This instrument shall inure to the benefit of the Seller and its successors and assigns.

          This instrument shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any principles of conflicts of laws that would require the application of any other law.

          IN WITNESS WHEREOF, the undersigned has caused a duly authorized manager to execute this Undertaking and Assumption of Liabilities on this ___ day of ____________, 2010.

MMAC, LLC, a Delaware limited liability company

By:

Name:
Title:

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Exhibit D

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MMAC, LLC

________________

____________ ____, 20[10]

________________

i

ii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MMAC, LLC

          This Amended and Restated Limited Liability Company Agreement (as amended from time to time, this “Agreement”) of MMAC, LLC, a Delaware limited liability company (the “Company”), is entered into as of ___________, 20[10] by and among the Persons listed as Members on Exhibit A. Capitalized terms used herein without definition have the meanings specified in Article I. This Agreement amends and restates the Limited Liability Company Agreement of the Company, dated November __, 2009 (the “Original Agreement”), in its entirety.

Introduction

          WHEREAS, the Company and the other parties hereto are amending and restating the Original Agreement by entering into this Agreement in connection with, and as a condition to, the consummation of the transactions contemplated by the Asset Purchase Agreement, dated as of December 18, 2009, by and among Trudy Corporation, a Delaware corporation (“Trudy”) and the Company (the “Purchase Agreement”), to establish certain arrangements and agreements among the Company and its Members.

          NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereto hereby agree to continue the Company and hereby amend and restate the Original Agreement, which is replaced and superseded in its entirety by this Agreement, as follows:

ARTICLE I.
DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following respective meanings:

          “Accredited Investor” shall have the meaning specified in Regulation D promulgated under the Securities Act.

          “Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq., as amended, and any successor to such statute.

          “Adjustment Date” shall mean the last day of each Fiscal Year or any other date that the Managing Member determines to be appropriate for an interim closing of the Company’s books.

          “Affiliate” shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          “Agreement” shall have the meaning specified in the Preamble.

          “Board” shall have the meaning specified in Section 3.8(a).

          “Bridge Loans” shall mean the loans evidenced by that certain Amended and Restated Promissory Note and Security Agreement, dated as of December __, 2009, as the same may be amended, replaced, supplemented or otherwise modified from time to time, made by Trudy in favor of MYERS EDUCATION, LLC, a Delaware limited liability company.

          “Buyer Note” shall mean the Promissory Note issued by the Company to Trudy on the Closing Date in an amount equal to $225,000.

          “Capital Account” shall have the meaning specified in Section 5.1.

          “Capital Contributions” shall mean, with respect to any Member, the capital contributed in exchange for an Interest in the Company.

          “Change in Control Transaction” shall mean each of (i) the acquisition of the Company by another entity (other than an Affiliate of the Managing Member) by means of any transaction or series of related transactions, including, without limitation, any sale of limited liability company interests, reorganization, merger or consolidation, other than transactions in which the holders of the outstanding voting securities of the Company immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted or convertible into voting securities of the surviving entity) greater than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions, and (ii) the acquisition in a transaction or series of related transactions by a single person or entity (other than the Managing Member or an Affiliate of the Managing Member) of such number of Common Units in the Company which results in such person or entity (in each case, together with its affiliates) owning fifty percent (50%) or more of the outstanding Common Units immediately after such acquisition.

          “Class” shall have the meaning specified in Section 4.1.

          “Closing” means the closing of the transactions contemplated by the Purchase Agreement.

          “Closing Date” means the closing date of the Purchase Agreement.

          “Closing Date Balance Sheet” shall have the meaning specified in Section 4.2(b).

          “Closing Date Net Asset Value” or “NAV” means the difference, as of 11:59 p.m., New York, New York time, on the Closing Date, between (a) the sum of the cash, accounts receivable, inventory, prepaids, equipment, royalty advance, and prepublication costs (at a 25% discount) which are included in Acquired Assets, as reflected on the Closing Date Balance Sheet, less (b) the sum of all of the Assumed Liabilities, as reflected on the Closing Date Balance Sheet, less (c) $225,000, as determined in accordance with Section 4.2(b).

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          “Co-Sale Election Notice” shall have the meaning specified in Section 7.3.

          “Code” shall mean the Internal Revenue Code of 1986, as amended.

          “Common Units” shall have the meaning specified in Section 4.1.

          “Company” shall have the meaning specified in the Preamble.

          “Covered Person” shall have the meaning specified in Section 9.6(a)(i).

          “Distributable Cash” shall mean the excess of cash received by the Company from whatever source, but excluding Capital Contributions, over the amount determined by the Managing Member in its good faith discretion to be necessary or appropriate for the payment of the Company’s expenses, liabilities and obligations (whether fixed or contingent), and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including the maintenance of adequate reserves for the continued conduct of the Company’s operations.

          “Drag-Along Transaction” shall have the meaning specified in Section 8.1(a).

          “Effective Date” shall mean _____________, 2010.

          “Electronic Transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

          “Equity Securities” shall have the meaning specified in Section 4.6(b).

          “Family Group” shall mean, with respect to any natural Person, (i) such Person, (ii) the spouse and issue of such Person (whether natural or adopted), (iii) the parents of such Person (whether natural or adopted), (iv) the siblings of such Person (whether natural or adopted), (v) the descendants of such Person (whether natural or adopted), and (vi) the nieces and nephews of such Person, and (A) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (i) through clause (vi) above or (B) any one or more other entities (including limited liability partnerships, limited liability companies, limited partnerships or other entities) all of whose beneficial owners are Persons described in clauses (i) through (vi) above.

          “Final Closing Date Net Asset Value” shall have the meaning specified in Section 4.4(b).

          “Fiscal Year” shall have the meaning specified in Section 9.3.

          “GAAP” means United States generally accepted accounting principles as in effect from time to time.

          “Holdings” means MMAC Holdings, LLC, a Delaware limited liability company.

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          “Interest” means all or any portion of the ownership interest of a Member in the Company at any particular time, including the right of such Member to participate in the Company’s income or losses, capital, cash flow and any and all benefits to which a Member may be entitled as provided in this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

          “Liquidation Event” shall mean, unless voted to be treated otherwise by a Majority Interest (i) a Change in Control Transaction or (ii) a sale or other conveyance of all or substantially all of the assets of the Company, by means of a single transaction or series of related transactions, unless the Members immediately prior to such sale or other conveyance continue to retain greater than fifty percent (50%) of the total voting power represented by the voting securities of the acquiring entity outstanding immediately after such sale or conveyance.

          “Majority Interest” shall mean the Members holding a majority of the outstanding Common Units held by all Members.

          “Management Member” means an executive of the Company that receives Common Units pursuant to an equity incentive plan which may be adopted by the Company, and signs a joinder to this Agreement.

          “Managing Member” shall have the meaning specified in Section 3.1.

          “Member” shall mean each Person who is designated as a Member on Exhibit A to this Agreement (as such Exhibit A may be amended from time to time), including any Person who is admitted as a Member after the date hereof in accordance with this Agreement. Each Member shall constitute a “member” of the Company for purposes of the Act.

          “Member Schedule” shall have the meaning specified in Section 4.6(a).

          “Mr. Burnham” shall mean William W. Burnham.

          “Original Agreement” shall have the meaning specified in the Preamble.

          “Permitted Transfer” shall mean any Transfer by a Member of:

                    (i)        in the case of any Member who is an individual, all or any portion of his or her Interest to a member of such Member’s Family Group; and

                    (ii)        in the case of a Member that is not an individual, all or any portion of its Interest to a partner, member, stockholder, Affiliate, or trust or liquidating trust for the benefit of any of the foregoing;

                    provided, in each case (i) - (ii), that such transferee(s) agree(s) in writing to be bound by this Agreement by executing a joinder agreement (each such transferee described in clauses (i) through (ii), a “Permitted Transferee”).

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          “Period” shall mean, for the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and thereafter, shall mean the Period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

          “Person” shall mean any natural person, corporation, limited liability company, partnership, trust or other entity.

          “Preemptive Rights Notice” shall have the meaning specified in Section 4.6(b)(ii)(1).

          “Preferred Units” shall have the meaning specified in Section 4.1.

          “Preliminary Balance Sheet” means the estimate of the Closing Date Net Asset Value delivered at the Closing in accordance with Section 4.2(a) below.

          “Proceeding” shall have the meaning specified in Section 9.6(b).

          “Purchase Agreement” shall have the meaning specified in the Introduction.

          “Purchase Offer” shall have the meaning specified in Section 7.2.

          “Regulation D” shall have the meaning specified in Section 8.3.

          “Sale Interest” shall have the meaning specified in Section 7.2.

          “Sale Price” shall have the meaning specified in Section 7.2.

          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Selling Member” shall have the meaning specified in Section 7.2.

          “Seller’s Notice” shall have the meaning specified in Section 7.2.

          “Series A Preferred” shall have the meaning specified in Section 4.3(a).

          “Series B Preferred” shall have the meaning specified in Section 4.3(a).

          “Subsidiary” shall mean any corporation, limited liability company, partnership or other entity of which the Company, directly or indirectly, holds a majority of the voting stock or voting power, or a majority of the capital, profits or other economic interests therein.

          “Tax Distributions” shall have the meaning specified in Section 6.1.

          “Tax Item” shall have the meaning specified in Section 5.4(a).

          “T/L Burnham Promissory Note” means the promissory note, dated as of September 30, 2009, issued to Mr. Burnham by Trudy in the original principal amount of $224,237.75.

          “Transfer” shall mean any sale, pledge, gift, assignment, distribution, hypothecation, mortgage or other transfer of any Interest, or any legal or beneficial interest therein.

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          “Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

          “Trudy” shall have the meaning specified in the Introduction.

          “Units” shall have the meaning specified in Section 4.1.

          “Unreturned Capital Contributions” shall mean, with respect to a Member, the Capital Contributions of such Member less any distribution of cash or property to such Member pursuant to Section 6.2(a).

ARTICLE II.
NAME; BUSINESS; OFFICE, ETC.

          Section 2.1     Name; Jurisdiction of Organization. The name of the Company is MMAC, LLC or such other name as the Managing Member may from time to time designate. The Company was formed upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on November 19, 2009. The Company is a limited liability company formed under the Act.

          Section 2.2     Business and Powers. The purposes and business of the Company shall be (a) to transact any other lawful business for which limited liability companies may be organized under the Act that relates directly or indirectly to the foregoing, and (b) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings and engage in all activities and transactions as the Company may reasonably deem necessary or advisable to the carrying out of the foregoing objectives and purposes.

          Section 2.3     Office; Records; Agent for Service of Process. The principal office and place of business of the Company shall be located at 2 Greenwich Office Park, Greenwich, CT 06831. The initial office of the Company in the State of Delaware and the name and address of the Company’s initial agent for service of process is: Corporate Services Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

          Section 2.4     Term. The term of existence of the Company shall be perpetual, unless the Company is dissolved in accordance with the provisions of this Agreement.

ARTICLE III.
MANAGEMENT

          Section 3.1.     General. Except for those actions expressly required by this Agreement to be approved by the Board and except as may otherwise be expressly provided in any other agreement to which the Company may be bound (including the Purchase Agreement), the business, properties and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by a managing Member (the “Managing Member”).

          Section 3.2      Exclusive Management by the Managing Member. Except as may otherwise be expressly provided in this Agreement or any other agreement to which the Company may be bound (including the Purchase Agreement), (a) the Managing Member shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including without limitation the right to make and control all decisions concerning the assets, operations, management, policies, liabilities, financial condition and prospects of the Company, (b) the Managing Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company, and (c) the Managing Member shall possess all power, on behalf of the Company, to do or authorize the Company (or to direct the officers of the Company, if any, on behalf of the Company) to do all things necessary or convenient to carry out the business and affairs of the Company. Without limiting the generality of the foregoing, but subject to the terms of this Agreement or any other agreement to which the Company may be bound (including the Purchase Agreement and the Buyer Note) relating to approval of such actions, the Managing Member is authorized to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company, may sign all checks, drafts and other instruments obligating the Company to pay money, may sign contracts and other obligations on behalf of the Company, and is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all equity interests of any other entities held in the name of the Company.

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          Section 3.3     Managing Member.

                    (a)        The initial Managing Member shall be Holdings. The Managing Member may be removed at any time and for any reason upon the approval of a Majority Interest.

                    (b)        If the Managing Member resigns, dies or is removed by the Members pursuant to Section 3.3(a), a new Managing Member shall be elected by the vote of a Majority Interest.

          Section 3.4     Compensation. The Managing Member shall receive no compensation for the services rendered hereunder. The Managing Member shall be entitled to reimbursement for its, his or her reasonable out-of-pocket expenses incurred in rendering the services provided for hereunder.

          Section 3.5     Other Business. The Managing Member agrees to devote such time to the business of the Company as shall be necessary to further the Company’s business and to fulfill its duties hereunder. The Managing Member acknowledges that it has business and investment interests and activities apart from those relating to the Company and that the Managing Member shall be free to pursue such interests and activities without obligation to the other Members of the Company; provided that such activities and interests do not conflict in any material respect with such Managing Member’s duties and obligations hereunder; and, provided further, however, that the Managing Member shall be obligated to permit the Company to take advantage of any business or investment opportunity of which it learns, prior to such Managing Member’s taking advantage of such an investment opportunity itself, involving the Business (as such term is defined in the Purchase Agreement) worldwide.

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          Section 3.6     Standard of Care; Liability.

                    (a)        The Managing Member shall discharge its duties as a Managing Member in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner it reasonably believes to be in the best interests of the Company.

                    (b)        Except as required by law, the Managing Member shall not be personally liable for any debts, obligations or liabilities of the Company.

          Section 3.7     Appointment of Officers.

          The Managing Member shall have the right to appoint officers of the Company to assist with the day-to-day management of the business and affairs of the Company. Such officers may include a president, chief executive officer, one or more vice presidents, a chief financial officer, a secretary and one or more assistant secretaries. The officers shall serve at the pleasure of the Managing Member, subject to all rights, if any, of any officer under any contract of employment or consulting agreement. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member. The Managing Member may, at any time and with or without cause, remove and replace any one or more of the officers, subject to all rights, if any, of any officer under any contract of employment or consulting agreement.

          Section 3.8     Limitation on Powers of Managing Member. The authority of the Managing Member shall be limited as provided in this Section 3.8:

                    (a)        The following actions of the Company shall require the approval of the Company’s Board of Directors (the “Board”) (and, prior to the initiation or negotiation of any of such actions, the Managing Member shall have approved such initiation):

                                 (i)     the sale of all or substantially all of the Company’s assets, other than in the ordinary course of business:

                                 (ii)     any merger or consolidation of the Company;

                                 (iii)     any reorganization of the Company;

                                 (iv)     any dissolution, liquidation or winding up of the Company;

                                  (v)     subject to Section 9.12, any amendment of any provision of this Agreement or the Company’s Certificate of Formation (including, without limitation, whether by merger, consolidation or otherwise);

                                 (vi)     any recapitalization of the Company’s equity interests;

                                 (vii)     any issuances of equity interests in the Company not described elsewhere herein or any redemption of Common Units;

                                 (viii)     the acquisition by the Company of a controlling interest in any entity; or

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                                 (ix)     the filing of any action for relief from creditors by the Company, including the making of any application for the appointment of a trustee, receiver, sequestrator or other custodian for such entity or any of its property, the making by the Company of a general assignment for the benefit of its creditors or the commencement by the Company or the consent by the Company to the commencement of any voluntary or involuntary bankruptcy, reorganization, debt arrangement or other case or proceeding under bankruptcy law.

                                 (x)     any material change in the nature of the business conducted by the Company; or

                                 (xi)     the filing of any election or take any other action to treat the Company as an entity taxable as a corporation for U.S. federal income tax purposes.

                    (b)

                                 (i)     The Company shall not issue additional Common Units to Holdings or any of its Affiliates, without the consent of the holders of a majority of the Common Units not held by Holdings or its Affiliates or unless preemptive rights are available with regard to such issuance.

                                 (ii)     For a period of six (6) months following the Closing, the Managing Member may allow Holdings or any of its Affiliates to make an additional investment or investments in the Company in the form of an equity investment in the Company’s Series B Preferred Units at the same price per unit as the initial investment made by Holdings or in the form of a debt investment evidenced by one or more promissory notes on the same terms as the Bridge Loans. In the case of either such an equity investment or debt investment, for each $1,000 of liquidation preference purchased or each $1,000 of principal amount of loans made, the Company will also issue additional Common Units to Holdings or such affiliate at the same ratio as set forth in Section 4.11(a) hereof. For the avoidance of doubt, preemptive rights are available with regard to any additional investment or investments made pursuant to this Section 3.8(b)(ii). If such additional investment or investments are to be made by Holdings or any of its Affiliates prior to the determination of the Final Closing Date Net Asset Value, Holdings or any such Affiliate shall invest the money in the Company prior to such determination and the holders of the Series A Preferred Units will be entitled to preemptive rights with regard to such additional investment or investments upon the determination of the Final Closing Date Net Asset Value pursuant to the provisions of Section 4.4(c) below.

                                 (iii)     For purposes of illustration only, Exhibit B attached hereto contains two examples of the Company’s common equity capitalization if Holdings were to make an additional investment pursuant to Section 3.8(b)(ii) above. Scenario 1 sets forth an example of the Company’s equity capitalization if Holdings were to make an additional investment of $200,000 where Mr. Burnham did not exercise his preemptive rights. Scenario 2 reflects a similar example, except in this scenario Mr. Burnham exercises his preemptive rights. The examples assume that Holdings made an initial investment of $600,000 and such examples do not reflect dilution from the management incentive pool or from any other transaction. The examples set forth on Exhibit B are for illustration purposes only and do not overrule or override any of the provisions in this Agreement, including, without limitation, the provisions of this Section 3.8(b) and Section 4.6(b) below. For the avoidance of doubt, in the event of a conflict or inconsistency between Exhibit B and the provisions of this Agreement, the provisions of this Agreement shall take precedence.

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          Section 3.9     Election of Directors

                    (a)        The number of Directors initially shall be five. All Directors initially shall be elected (including election following removal, resignation or death) in the manner set forth in this Section 3.9. Except as otherwise provided in this Section 3.9, all of the Directors shall be elected by action of Members holding a majority of the Common Units held by all Members. Each of the Members hereby agrees to vote for Directors as follows:

                                 (i)     one individual nominated by the holders of a majority of the outstanding Series A Preferred, as long as (i) the holders of the Series A Preferred Units own at least 10% of the common equity of the Company, or (ii) the amount due and owing under the Buyer Note is in excess of $125,000, or (iii) Mr. Burnham continues to guaranty the Company’s credit line with Westport National Bank.

                                 (ii)     Ashley Andersen Zantop, for so long as she shall be the Chief Executive Officer of the Company; and

                                 (iii)     all remaining members of the Board, nominated by the holders of a majority of the outstanding Series B Preferred.

For the avoidance of doubt, the holders of a majority of the outstanding Series B Preferred shall initially be entitled to nominate three individuals to the Board, provided, however that if either of clause (i) or clause (ii) is no longer in effect, the holders of a majority of the outstanding Series B Preferred shall be entitled to nominate four individuals, and if both of clause (i) and clause (ii) above are no longer in effect, the holders of a majority of the outstanding Series B Preferred shall be entitled to nominate all members of the Board and to increase or decrease the number of directors on the Board.

                     (b)         The Directors shall be elected at the annual meeting of the Company, or at a special meeting of the Company called for the purpose of electing Directors or by action upon written consent in accordance with the applicable provisions of this Article III. A Director need not be a Member.

          Section 3.10     Term. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

          Section 3.11     Removal. Directors may only be removed in accordance with the provisions of this Section 3.11. Upon the request of the Member or Members entitled to designate a director as provided in Section 3.9 hereof (or, in the case of the chief executive officer, upon the resignation or termination of such chief executive officer), each Member agrees to vote all of his, her or its units held by them for the removal of such director. Members entitled to nominate directors as set forth in Section 3.9 may request removal of directors nominated by them at any time with or without cause. Vacancies on the Board caused by such removal shall be filled in accordance with Section 3.13 below.

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          Section 3.12     Resignation. A Director may resign at any time by delivering written notice to the Secretary. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

          Section 3.13     Vacancies. Any vacancy occurring on the Board shall be filled in the manner provided in Section 3.9.

          Section 3.14     Quorum and Voting. A quorum of the Board consists of a majority of the number of Directors specified herein, including at least two of the directors nominated pursuant to Section 3.9(a)(iii). If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present or participating is the act of the Board.

          Section 3.15     Meetings. Regular meetings of the Board may be held at such places, within or without the State of Delaware, on such dates and at such times as the Board may determine from time to time. Special meetings of the Board may be called by any Director and shall be held at such places, on such dates and at such times as may be stated in the notice of meeting.

          Section 3.16     Notices. Any notice required to be provided in this Article III shall be delivered when received by the intended recipient. Notice may be given by any means reasonably designed to achieve timely delivery to the recipient, including overnight delivery service, facsimile, telephone (including voice mail) and electronic mail.

          Section 3.17     Waiver of Notice. A Director may waive any notice required to be given by the Act or this Agreement before or after the date and time stated in the notice. The waiver must be in writing, signed by the Director entitled to the notice and delivered to the Company and filed in the Company’s minutes or records, except that a Director’s attendance at or participation in a meeting shall constitute a waiver of notice to the extent provided under the Act. Neither the business to be transacted at nor the purpose of any meeting of the Directors need be specified in any waiver of notice.

          Section 3.18     Meeting by Telephone. Any or all Directors may participate in a meeting by conference telephone or any other means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

          Section 3.19     Action by Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all of the Directors consent to the taking of such action without a meeting by signing a unanimous written consent to such action. The written consent or consents shall be included in the minutes or filed with the Company’s records reflecting the action taken. Action taken by written consent is effective at the date specified by the consent.

          Section 3.20     Standard of Conduct. In exercising their rights, power and authority as Directors, a Director shall not, by virtue of his status as a Director or by virtue of his exercise of rights, power and authority of a Director, be subject to or bound by any fiduciary or other duty or standard of conduct that is additional to or different from any duties and standards to which Members may be subject under this Agreement or applicable law. A Director may validly exercise such right, power and authority in pursuit of his own interests as an owner of Units or in pursuit of the interests of owners of Units who elected, appointed or designated such Director as a Director of the Board. All Members acknowledge and accept this broad right, power and discretionary authority of each and all the Directors.

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ARTICLE IV.
UNITS, ADMISSION OF MEMBERS AND CAPITAL CONTRIBUTIONS

          Section 4.1     Classes of Units; Members. The limited liability company interests in the Company shall consist of two (2) classes of limited liability company interests (each, a “Class”), denominated as “Preferred Units,” and “Common Units” (collectively, the “Units”); each owner of one or more of such Units shall be referred to herein, respectively, as a “Member.” The Units represent limited liability company interests in the Company issued pursuant to the Act, representing a Capital Contribution, and any and all benefits to which a holder of such an interest may be entitled to under this Agreement or the Act, together with all obligations of such holder to comply with the terms and provisions of this Agreement and the Act. The Common Units shall be entitled to one vote per Unit on all matters for which the holders of Units are entitled to vote under the terms of this Agreement and the Act. The Preferred Units shall be non-voting, and each of the holders of the Preferred Units hereby waives his, her or its right to vote on any such matter. The Units shall have the rights, preferences and privileges set forth herein.

          Section 4.2     Net Asset Value Determination

                    (a)        At the Closing, Trudy shall deliver to the Company the Preliminary Balance Sheet as of the Closing Date. The Preliminary Balance Sheet shall be prepared in a form consistent with the form attached hereto as Schedule 4.2 hereto and shall be subject to the Company’s review and approval (such approval not to be unreasonably withheld or delayed). The statement of the Preliminary Balance Sheet shall be prepared in accordance with the procedures set forth in Section 4.2(b).

                    (b)        Not later than the ninetieth (90th) day after the Closing, or the one hundred twentieth (120th) day after the Closing if the Company, in its sole discretion, decides to conduct an audit, (i) the Company shall prepare and deliver to Mr. Burnham a balance sheet of the Business (as defined in the Purchase Agreement) reflecting only the Acquired Assets and the Assumed Liabilities (the “Closing Date Balance Sheet”) as of 11:59 p.m., New York, New York time, on of the Closing Date and will provide a copy of such Closing Date Balance Sheet to Mr. Burnham, who will submit his comments and proposed changes to the Company within ten (10) Business Days from the receipt of such Closing Date Balance Sheet and (ii) based on the Closing Date Balance Sheet, the Company shall prepare a statement of the Closing Date Net Asset Value of the Business as of 11:59 p.m., New York, New York time, on the Closing Date, in a form consistent with the form attached hereto as Schedule 4.2. The Closing Date Balance Sheet shall be prepared in accordance with this Section 4.2(b). In the event of a conflict or inconsistency between Section 4.2(b)(i), Section 4.2(b)(ii) and/or Section 4.2(b)(iii), the provisions of Section 4.2(b)(iii) shall take precedence over the provisions of Section 4.2(b)(ii) and Section 4.2(b)(i), and the provisions of Section 4.2(b)(ii) shall take precedence over the provisions of Section 4.2(b)(i).

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                                 (i)     The Closing Date Balance Sheet shall be determined in accordance with principles, practices and procedures which are consistent with those which were applied in the preparation of the Most Recent Financial Statements (as defined in the Purchase Agreement) with respect to the Acquired Assets and the Assumed Liabilities.

                                 (ii)     Notwithstanding anything to the contrary in Section 4.2(b)(i), if any of the accounting principles, practices or procedures required by Section 4.2(b)(i) produces asset or liability values which are not in compliance with GAAP, the Closing Date Balance Sheet shall reflect an adjustment necessary to produce asset or liability values which are in compliance with GAAP. Furthermore, the provisions of this Section 4.2(b) shall operate independently from any specific line item as to which Trudy makes representations in Article IV of the Asset Purchase Agreement.

                                 (iii)     Notwithstanding anything to the contrary in Section 4.2(b)(i) or Section 4.2(b)(ii), in determining the Closing Date Balance Sheet, (A) no value shall be given to any Excluded Assets or Excluded Liabilities, and (B) the value of the prepublication costs will be reduced by 25%. In preparing the Closing Date Balance Sheet, the Company shall be entitled to have access to the books and records of Trudy and the work papers of Trudy prepared in connection with the preparation of the Preliminary Balance Sheet and shall be entitled to discuss such books and records and work papers with Mr. Burnham and those persons responsible for the preparation thereof. In the event that in preparing the Closing Date Balance Sheet the Company conducts a physical inventory, Mr. Burnham shall be entitled to have one or more representatives present during the conduct of such physical inventory.

                    (c)        If Mr. Burnham does not agree with the Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet, Mr. Burnham shall so inform the Company in writing within thirty (30) Business Days after his receipt thereof, such writing to set forth his objections in reasonable detail. If Mr. Burnham and the Company cannot reach agreement as to any disputed matter relating to the Closing Date Net Asset Value within thirty (30) Business Days after notification by Mr. Burnham to the Company of a dispute, they shall forthwith refer the disputed items to an accounting firm of recognized standing in the United States and mutually agreeable to Mr. Burnham and the Company for resolution applying GAAP and the principles set forth on Schedule 4.2, with the understanding that such firm shall resolve all disputed items within twenty (20) Business Days after such disputed items are referred to it. If the Company and Mr. Burnham are unable to agree on the choice of an accounting firm, then ____________ (“_____________”)1 shall serve as the accounting firm. If _____________ is unwilling to so serve, the Company and Mr. Burnham shall select an accounting firm of recognized standing in the United States by lot (after excluding their respective regular outside accounting firms). The determination of such accounting firm shall be made as an expert and not as an arbiter and shall be based solely on the written submissions by the Parties and their respective representatives, and the determination shall not be by independent review. Such accounting firm shall deliver a written report resolving only the disputed matters and setting forth the basis for such resolution within twenty (20) days after the Parties have submitted in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. In preparing its report, such accounting firm shall not assign a value to any disputed amount other than one submitted by the Company, on the one hand, or Mr. Burnham, on the other hand. The decision of any such accounting firm under this clause (b) with respect to all disputed matters relating to the Closing Date Net Asset Value shall be deemed final and conclusive and shall be binding upon Mr. Burnham and the Company. In addition, if Mr. Burnham does not object to the Closing Date Net Asset Value within the thirty (30) Business Day period referred to above, the Closing Date Net Asset Value as reflected on the Closing Date Balance Sheet as so prepared shall be deemed final and conclusive and binding upon Mr. Burnham and the Company.

[1] To be selected by Buyer with Mr. Burnham’s approval which shall not be unreasonably withheld.

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                    (d)        Until such time as the Closing Date Balance Sheet and the statement of Closing Date Net Asset Value are deemed final, conclusive and binding on all Parties, Mr. Burnham shall be entitled to have reasonable access to the books and records of the Business and the work papers of the Company prepared specifically in connection with the Closing Date Balance Sheet and the statement of Closing Date Net Asset Value and, upon five (5) Business Days’ prior notice, shall be entitled to discuss such books and records and work papers with the Company and those persons responsible for the preparation thereof.

                    (e)        Mr. Burnham and the Company shall pay their own respective costs and expenses incurred in connection with the matters described in this Section 4.2, provided that the fees and expenses of the accounting firm selected to calculate the Closing Date Net Asset Value pursuant to Section 4.2(c) shall be borne entirely by the party whose assertions regarding the final Closing Date Net Asset Value differ by the greatest amount from the Closing Date Net Asset Value determined by such accounting firm.

          Section 4.3     Preferred Units.

                    (a)        Preferred Units. The Company shall be authorized to issue two series of Preferred Units to be designated Series A Preferred Units (“Series A Preferred”) and Series B Preferred Units (the “Series B Preferred”). On the date hereof, the Preferred Units shall be issued to Holdings and Mr. Burnham in the amounts set forth on Exhibit A.

                    (b)        Series A Preferred Units. Upon determination of the Final Closing Date Net Asset Value, the Series A Preferred shall have a per unit liquidation preference equal to the Final Closing Date Net Asset Value, divided by 1,000, plus accrued dividends as set forth in Section 6.3 below. The holders of outstanding Series A Preferred Units shall be entitled to receive, out of any funds legally available therefor, cumulative (annually compounding) dividends on the Series A Preferred, at the per unit rate per annum of 7.0% of such per unit liquidation value (adjusted appropriately for dividends, recapitalizations and similar events affecting the Series A Preferred Units). Such dividends will accumulate quarterly in arrears commencing retroactively as of the Closing Date and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

                    (c)        Series B Preferred Units. The Series B Preferred will rank senior to any other class or series of units, including without limitation, the Series A Preferred and the Common Units. The Series B has a per unit liquidation preference equal to $181 per unit ($181,000 divided by 1,000), plus accrued dividends as set forth in Section 6.3 below. The holders of outstanding Series B Preferred Units shall be entitled to receive, out of any funds legally available therefor, cumulative (annually compounding) dividends on the Series B Preferred, at the per unit rate per annum of 7.0% of such per unit liquidation value (adjusted appropriately for dividends, recapitalizations and similar events affecting the Series B Preferred Units). Such dividends will accumulate quarterly in arrears commencing as of the date of issuance of the Series B Preferred Units and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

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          Section 4.4     Common Units.

                    (a)        The Company has issued _________ Common Units2 to the holders of the Series B Preferred. The Company will issue Common Units to the holders of the Series A Preferred upon the determination of the Final Closing Date Net Asset Value. Each holder of Common Units owns that number of Common Units as appears next to its name on Exhibit A hereto and on the Company Register.

                    (b)        Promptly upon the determination of the final Closing Date Net Asset Value pursuant to Section 4.2 above (the “Final Closing Date Net Asset Value”), the holders of the Series A Preferred will be deemed to have owned, from the date hereof (notwithstanding that the determination has not been made as of the date hereof), that number of Common Units, rounded to the nearest one tenth (0.1) of one Common Unit, determined pursuant to the following formula: (i) if the Final Closing Date Net Asset Value is greater than -$200,000, but is less than $0, the amount of Common Units would be equal to “X” as such term is solved for in the following equation: the ratio with a numerator of X and a denominator of 1000 + X = the product obtained by multiplying 10% by a ratio, the numerator of which is equal to the amount by which the Final Closing Date Net Asset Value exceeds -$200,000 and the denominator of which is equal to $200,000 (e.g., if the Final Closing Date Net Asset Value was -$20,000, 98.9 Common Units); (ii) if the Final Closing Date Net Asset Value is not less than $0, but not greater than $272,727, 111.1 Common Units; (iii) if the Final Closing Date Net Asset Value is greater than $272,727, but is less than $900,000, the amount of Common Units would be equal to “Y” as such term is solved for in the following equation: the ratio with a numerator of Y and a denominator of 1000 +Y = the product obtained by multiplying 33% by a ratio, the numerator of which is equal to the Final Closing Date Net Asset Value and the denominator of which is equal to $900,000 (e.g., if the Final Closing Date Net Asset Value was $525,000, 238.4 Common Units); and (iv) if the Final Closing Date Net Asset Value is equal to or greater than $900,000, 492.5 Common Units. In no event will the holders of the Series A Preferred be deemed to own more than 492.5 Common Units pursuant to the application of the foregoing provisions, and in no event will the holders of the Series A Preferred be deemed to own any Common Units pursuant to the foregoing provisions if the Final Closing Date Net Asset Value is equal to or less than -$200,000.

                    (c)        Notwithstanding the foregoing, upon the determination of the Final Closing Date Net Asset Value, the holders of the Series A Preferred Units shall be entitled to a special buy-in right whereby, to the extent that Holdings has invested more than $600,000 in equity and debt investments in the Company prior to the determination of the Final Closing Date Net Asset Value, such holders will be entitled to exercise their preemptive rights for their proportionate percentage of the amount invested by Holdings that is greater than $600,000. For example, if Holdings has invested $700,000 in the Company, the holders of the Series A Preferred Units would have preemptive rights to purchase their share of the last $100,000. The holders of the Series A Preferred Units must exercise their right to purchase within fifteen (15) days after the determination of Final Closing Date Net Asset Value or such right is forfeited.

[2] To be determined at the Closing based upon the investment by Holdings.

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                    (d)        The holders of Common Units shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Managing Member may determine in its sole discretion, subject to the preference of the Series A Preferred and Series B Preferred.

                    (e)        The Board may authorize the issuance of equity interests in the Company (which will dilute the Common Units) to certain executives of the Company pursuant to an equity incentive plan which may be adopted by the Company; provided that in the event such interests are subject to a “substantial risk of forfeiture” within the meaning of Section 83(c) of the Code, their issuance shall be conditioned upon a simultaneous filing of an election under Section 83(b) of the Code with the Internal Revenue Service.3

          Section 4.5     Members. Each Person who is a signatory to this Agreement, and each Person admitted as a Member of the Company pursuant to the terms of this Agreement, shall be Members of the Company until such Person ceases to be a Member in accordance with the provisions of this Agreement.

          Section 4.6      Interests.

                    (a)        The Managing Member will maintain the name, present mailing address, facsimile number, email address, Capital Contributions and number of units held by each Member on a schedule (the “Member Schedule”). The Member Schedule as of the date of this Agreement is attached hereto as Exhibit A. The Member Schedule shall be revised by the Managing Member upon any change in any of the terms set forth on the Member Schedule.

                    (b)        (i)     Subject to the terms and conditions specified in this Section 4.6(b), the Company hereby grants to each Member a preemptive right with respect to any such approved future issuance by the Company of Equity Securities (as defined below).

                                 (ii)     Except as set forth in Section 4.6(b)(iii), each time the Company proposes to offer any Equity Securities approved by a Majority Interest, the Company shall first make an offering of such Equity Securities to each Member, as applicable, in accordance with the following provisions:

[3] It is currently contemplated that the management equity pool will be at least 20% of the Common Units of the Company.

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                                        (1)     The Company shall deliver a notice (the “Preemptive Rights Notice”) to each Member (i) stating its bona fide intention to offer such Equity Securities, (ii) describing such Equity Securities, and (iii) setting forth the price and the terms and conditions upon which the Company proposes to offer such Equity Securities. By written notification received by the Company within fifteen (15) days after the Company gives the Preemptive Rights Notice, each Member that is an Accredited Investor shall be entitled to elect to purchase, at the price and on the terms specified in the Preemptive Rights Notice, such Member’s pro rata share of such Equity Securities. Each Member’s pro rata share shall be equal to the ratio of (a) the number of Common Units (including securities of the Company convertible or exercisable into Common Units) that such Member is a holder of immediately prior to the issuance of such Equity Securities to (b) the total number of Common Units outstanding (including securities of the Company convertible or exercisable into Common Units) immediately prior to the issuance of such Equity Securities. For the avoidance of doubt, a Member that chooses to exercise preemptive rights is required to purchase its pro rata share of the package of Equity Securities described in the Preemptive Rights Notice and may not pick and choose to purchase certain aspects of the Equity Securities offered. For example, if the Company is offering debt securities with an equity component, such Member may not choose to purchase the equity component only, but must purchase its pro rata share of the package of Equity Securities offered including the debt securities.

                                        (2)     If all Equity Securities which the Members are entitled to purchase pursuant to Section 4.6(b)(ii)(1) above are not elected to be purchased, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.6(b)(ii)(1) above, offer the remaining unsubscribed portion of such Equity Securities to any Person at a price not less than, and upon terms no more favorable to the offeree than those specified in the Preemptive Rights Notice. If the Company does not enter into an agreement for the sale of such Equity Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first approved by a Majority Interest under Section 4.6(b)(i) above and then reoffered to the Members in accordance herewith. The term “Equity Securities” shall mean (i) any Common Units, Preferred Units or other security of the Company ultimately convertible into Common Units, (ii) any security convertible, with or without consideration, into any Common Units, Preferred Units or other security ultimately convertible into Common Units (including any option to purchase such a convertible security), (iii) any security carrying any warrant, option or right to subscribe to or purchase any Common Units, Preferred Units or other security ultimately convertible into Common Units (iv) any such warrant, option or right, or (v) any notes or other debt securities convertible into any Common Units, Preferred Units or other security ultimately convertible into Common Units or sold in connection with (i.e. packaged with) any other Equity Securities.

                                 (iii)     The preemptive rights in this Section 4.6(b) shall not be applicable to the issuance of Equity Securities pursuant to Section 4.6(c).

                    (c)        The preemptive rights established by Section 4.6(b) shall have no application to any of the following:

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                                 (i)     any Common Units issued to the holders of the Series A Preferred Units in connection with the final determination of the Closing Date Net Asset Value;

                                 (ii)     any Common Units (and/or options, warrants or other Common Unit purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to the Company’s equity incentive plan or other arrangements that are approved by the Managing Member;

                                 (iii)     any Common Units issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board;

                                 (iv)     any Common Units issued in connection with any split, dividend or recapitalization by the Company; and

                                 (v)     any Common Units issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Managing Member.

          Section 4.7     Actions of Members. Any action that requires the consent of the Members, or any group thereof, may be consented to without a meeting if (i) reasonable prior written notice of such action and such consent right is provided to all Members of the Company or such group, as the case may be, which written notice shall be given to each such Member at least ten days prior to the date such consent is required, and (ii) such consent is authorized by the written consent of the requisite number of Members of the Company or such group, as the case may be, that is required under the terms of this Agreement with respect to such action. Prompt notice, including copies of the executed written consent, of the taking of an action without a meeting by less than unanimous written consent shall be given to Members who have not consented in writing.

          Section 4.8     Amendments to Agreement and the Member Schedule. Upon the issuance of equity interests in accordance with this Agreement, the Managing Member shall be authorized to amend this Agreement and the Member Schedule attached hereto to reflect the rights and interests of the additional Units issued and the Capital Contributions associated therewith, the admission of additional Members, and the increase in the Capital Contributions and/or Interests of existing Members, in connection with such issuance.

          Section 4.9     Liability of Members and Managing Member. No Member shall have any liability or obligation to restore any negative balance, if any, in such Member’s Capital Account. In no event shall any Member or Managing Member be personally liable for any debt, liability, obligation or expense of the Company or any subsidiary, except as may be required under applicable law as in effect from time to time.

          Section 4.10     Requirement to Sign Agreement. Notwithstanding anything to the contrary contained in this Agreement, no Person shall acquire any Interest, whether by purchase from a Member, issuance by the Company or otherwise, unless such Person first becomes a signatory to this Agreement as a Member agreeing to be bound by all the terms of this Agreement which were applicable to the transferor to such Person.

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          Section 4.11     Initial Capital Contributions

                    (a)        Holdings contributed to the Company or was deemed to have contributed to the Company $181,000 in cash. In exchange for such contribution, the Company issued to Holdings 1,000 Series B Preferred units. For each $1,000 of liquidation preference so purchased and each $1,000 of principal amount of the Bridge Loans assumed by the Company, the Company also issued 1.667 Common Units to Holdings for a total of _________ Common Units4 issued and held by Holdings on the date hereof.

                    (b)        Pursuant to the Purchase Agreement, the Company issued 1,000 Series A Preferred units to Trudy, which Mr. Burnham now holds, with a face value equal to the Final Closing Date Net Asset Value.

                    (c)        No Member shall be required to make any additional Capital Contribution without such Member’s written consent.

ARTICLE V
CAPITAL ACCOUNTS; ALLOCATIONS

          Section 5.1     Capital Accounts. The Company shall maintain a capital account for each Member (a “Capital Account”) in accordance with the provisions of the Code and Treasury Regulations.

          Section 5.2     Adjustments to Capital Accounts. As of the last day of each Period, the balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by (x) such Member’s allocable share of each item of the Company’s income and gain for such Period (allocated in accordance with Section 5.3) and (y) the Capital Contributions, if any, made by such Member during such Period (net of any liabilities assumed by the Company or secured by property contributed) and (ii) decreasing such balance by (x) the amount of cash or the fair market value of any property distributed to such Member pursuant to this Agreement (including, without limitation, Tax Distributions but net of any liabilities assumed by such Member or secured by property distributed to such Member) and (y) such Member’s allocable share of each item of the Company’s loss and deduction for this Period (allocated in accordance with Section 5.3). Each Member’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

          Section 5.3     Allocations to Capital Accounts. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of Members with respect to each Period, as of the end of such Period, in a manner that as closely as possible reflects the economic effect of the provisions of Article VI and the other relevant provisions of this Agreement.

[4] To be determined at Closing.

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          Section 5.4     Tax Allocations.

                    (a)        The Company shall, except to the extent such item is subject to allocation pursuant to Section 5.4(b) below, allocate each item of income, gain, loss deduction and credit as determined for federal and other income tax purposes (a “Tax Item”), to the extent permitted under the Code and Treasury Regulations, in the same manner as such item was allocated for Capital Account purposes pursuant to Section 5.3. Notwithstanding the foregoing, the Managing Member shall have the power to adjust allocations made pursuant to this Section 5.4 as may be necessary to maintain substantial economic effect as required by the Code, or to ensure that such allocations are in accordance with the interests of the Members in the Company as required by the Code, in each case within the meaning of the Code and the Treasury Regulations.

                    (b)        In accordance with Code Section 704(c) and the Treasury Regulations thereunder, the Tax Items with respect to any property contributed to the capital of the Company or any property whose value is reflected on the books of the Company used to calculate the balances in the Capital Accounts at a value that differs from the adjusted tax basis of such property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the agreed fair market value of such property under any method selected by the Managing Member and permitted pursuant to Treasury Regulations Section 1.704-3.

                    (c)        Allocations pursuant to this Section 5.4 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account.

                    (d)        If during any taxable year of the Company, there is any change in any Member’s Interest in the Company (including, without limitation, any change in a Member’s ownership of any Interest in a conversion, sale, assignment or other Transfer), then each Member’s distributive share of any item of Company income, gain, loss, deduction or credit for such year shall be determined in accordance with Section 706 of the Code and the Treasury Regulations thereunder using a “closing of the books” method.

          Section 5.5     Book Value Adjustments to Capital Accounts. The initial book value of any asset contributed to the Company shall be its fair market value at the time of its contribution. The book value of the Company’s assets shall be adjusted pursuant to Regulation section 1.704-1(b)(2)(iv)(f) to equal their respective fair market values at appropriate times including the following: (i) the acquisition of an additional Interest in the Company by an new or existing Member, (ii) the distribution by the Company to, or withdrawal by, a Member of more than a de minimis amount of Company property, and (iii) a liquidation within the meaning of Regulations section 1.704-1(b)(2)(ii)(g).

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ARTICLE VI.
DISTRIBUTIONS

          Section 6.1     Tax Distributions. Following the Effective Date, in order to permit Members (and in the case of any Member that is a partnership, S corporation or other flow-through entity for federal tax purposes, the beneficial owners of such Member) to pay taxes on their allocable share of the taxable income of the Company, the Company may, at the sole discretion of the Managing Member, to the extent of Distributable Cash, make quarterly distributions to the Members in an amount equal to the estimated tax liability of each Member on the income of the Company allocable to such Member (including amounts treated as “guaranteed payment” under Section 707(c) of the Code). All distributions made pursuant to this Section 6.1 shall be referred to as “Tax Distributions”. The amount of each Tax Distribution shall be determined by the Managing Member, and shall be the same for all Members, taking into account the maximum combined U.S. federal and Connecticut State tax rate applicable to individuals or corporations (whichever is higher). Tax Distributions shall be treated as advances of amounts distributable pursuant to Section 6.2 and 6.3 of this Agreement and accordingly, the amount distributable to any Member pursuant to any clause of Section 6.2 or 6.3 shall be reduced by any Tax Distributions made to such Member and not previously taken into account pursuant to this sentence, and such Tax Distributions shall also be deemed to have been distributed pursuant to such clause of Section 6.2 or 6.3 for purposes of making the calculations required by this Agreement (e.g., the calculation of any preferred return), so that to the extent possible each Member receives in the aggregate pursuant to Sections 6.2 and 6.3 the amount it would have received pursuant to Sections 6.2 and 6.3 if this Section 6.1 were not included in this Agreement.

          Section 6.2     Distributions Generally. Except with respect to Tax Distributions, Distributable Cash shall initially be made by the Company to the Members in the following order and priority:

                    (a)        First, to the holders of the Series B Preferred pro rata until the cumulative amount distributed to the holders of the Series B Preferred pursuant to this Section 6.2(a) is sufficient to provide such holders with an internal rate of return equal to 7% per annum, compounded annually, on the aggregate Unreturned Capital Contributions of the holders of the Series B Preferred (computed from the date of such Capital Contributions until the date distributions are made);

                    (b)        Second, to the holders of the Series B Preferred, pro rata in accordance with the respective Unreturned Capital Contributions of such holders, until the Company has made aggregate distributions pursuant to this Section 6.2(b) to the holders of the Series B Preferred equal to such holders’ Unreturned Capital Contributions;

                    (c)        Third, to the holders of the Series A Preferred pro rata until the cumulative amount distributed to the holders of the Series A Preferred pursuant to this Section 6.2(c) is sufficient to provide such holders with an internal rate of return equal to 7% per annum, compounded annually, on the aggregate Unreturned Capital Contributions of the holders of the Series A Preferred (computed from the date of such Capital Contributions until the date distributions are made);

                    (d)        Fourth, to the holders of the Series A Preferred, pro rata in accordance with the respective Unreturned Capital Contributions of such holders, until the Company has made aggregate distributions pursuant to this Section 6.2(d) to the holders of the Series A Preferred equal to such holders’ Unreturned Capital Contributions;

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                    (e)        thereafter, to the holders of the Common Units pro rata based on their respective holdings of Common Units (including in respect of profits interests granted to the Management Members, whether or not vested, provided that to the extent such profits interests are not vested, amounts allocated to such interests will be held by the Company until such interests are vested).

          Section 6.3     Distributions upon a Liquidation of the Company. Within 180 days after the effective date of dissolution of the Company, the Company’s assets shall, subject to the applicable provisions of the Act, be distributed as follows:

                    (a)        First, the claims of all creditors of the Company who are not Members shall be paid and discharged or reasonable provisions for payment thereof shall have been made;

                    (b)        Second, the claims of all creditors of the Company who are Members (other than claims for Company distributions) shall be paid and discharged or reasonable provisions for payment thereof shall have been made; and

                    (c)        Third, remaining Distributable Cash and other assets of the Company, including shares of any Subsidiaries, if any, or other entities shall be distributed in accordance with the priorities set forth in Section 6.2 above.

          Section 6.4     Withholding Against Distributions. The Company shall, and shall cause each of its Subsidiaries, if any, to, withhold from any distribution or payment to a Member (other than Tax Distributions) or to any other Person the amount of any U.S. Federal, state, local or foreign tax required by the taxing jurisdiction imposing the same to be withheld from any such distribution or payment, and any amount so withheld and paid over to such taxing jurisdiction shall be treated, for all purposes under this Agreement, as if it had been distributed or paid to such Member or Person as a Tax Distribution.

ARTICLE VII.
TRANSFER OF INTERESTS

          Section 7.1     Transfers Generally. Other than pursuant to a Permitted Transfer, no Member may Transfer any Interest and no Person may acquire any Interest from any Member, or any legal or beneficial interest therein, without the consent of the Managing Member, which consent may be given or withheld in the sole discretion of the Managing Member. Any Transfer made in violation of terms of this Agreement shall be void ab initio and shall have no force or effect. Any Transfer consented to by the Managing Member shall be subject to Section 7.2 and Section 7.3 of this Agreement, as applicable.

          Section 7.2     Offer Notice. If a Member proposes to accept one or more bona fide offers from any Persons to purchase any Common Units from such Member (a “Purchase Offer”) or wishes to sell all or a portion of his, her or its Common Units (in each case, other than pursuant to a Permitted Transfer), such Member (the “Selling Member”) shall deliver within fifteen (15) days of the receipt by such Member of a Purchase Offer a notice (the “Seller’s Notice”) to each other Member stating (a) his, her or its bona fide intention to sell such Common Units, (b) the amount of his, her or its Common Units to be sold (the “Sale Interest”), and (c) the price (the “Sale Price”) and terms and conditions of such Purchase Offer, including, without limitation, the nature of such transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

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          Section 7.3     Co-Sale Rights. If a Member delivers a Seller’s Notice indicating an intention to sell any Common Units (other than pursuant to a Permitted Transfer), each Member shall have the right, exercisable upon written notice (the “Co-Sale Election Notice”) to such Selling Member within fifteen (15) calendar days after receipt of the Seller’s Notice, to participate in the sale of the Sale Interest pursuant to the specified terms and conditions of the Purchase Offer. The delivery of the Co-Sale Election Notice pursuant to this Section 7.3 shall set forth the maximum percentage of its Common Units that such Member desires to sell (subject to the limitations set forth in Section 7.3(a) below) and such written election shall constitute an irrevocable commitment to sell such Common Units contingent only upon the closing of the proposed sale on the terms communicated in the Seller’s Notice. To the extent one or more of the Members exercises such right of participation in accordance with the terms and conditions set forth below, the Sale Interest which such Selling Member may sell shall be correspondingly reduced (unless the purchaser is willing to purchase additional Units). The right of participation of each of the Members shall be subject to the following terms and conditions:

                    (a)        Each Member may elect to sell all or any part of its Common Units equal to the product obtained by multiplying (i) the number of Common Units of such Member by (ii) a fraction, the numerator of which is the number of Common Units being sold by the Selling Member that delivered the Seller’s Notice and the denominator of which is the aggregate number of Common Units held by the Selling Member that delivered the Seller’s Notice.

                    (b)        Each Member electing to sell Common Units pursuant to this Section 7.3 shall Transfer such Common Units pursuant to the terms and conditions specified in the Seller’s Notice, and the Selling Member shall promptly thereafter remit to each participating Member that portion of the sale proceeds to which such Member is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuses to purchase the Common Units from any Member exercising its rights of co-sale hereunder, the Selling Member shall not sell to such prospective purchaser or purchasers any Sale Interests unless and until, simultaneously with such sale, the Selling Member purchases such Common Units from such Member for the same consideration and on the same terms and conditions as the proposed transfer described in the Seller’s Notice. Notwithstanding the foregoing, if the prospective purchaser or purchasers are unwilling or unable to acquire all of the Common Units that are identified in the Co-Sale Election Notices that have been timely given, the Selling Member may then elect either to (A) cancel the proposed sale of Sale Interests or (B) allocate to each Member which or who has given a timely Co-Sale Election Notice such Member’s pro rata portion (based upon the aggregate purchase price of the Common Units) of the aggregate number of Common Units that the prospective purchaser or purchasers are willing to purchase.

                    (c)        No Member shall be required, as a condition to the exercise of their co-sale rights pursuant to this Section 7.3, to have to enter into an agreement which does not provide that, except for the breaches of representations, warranties and covenants relating to such particular Member and/or its ability to transfer its equity in the Company, each Member’s liability to the purchaser for breaches of representations, warranties, covenants, indemnities and other agreements will be (i) limited in amount to the proceeds received by such Member in connection with such transaction, and (ii) several only, and not joint and several with other Members, in the proportion that the proceeds to be received by such Member in such transaction bear to the total proceeds being received by all Members in such transaction.

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          Section 7.4     Sales to Competitors. Except in connection with a Drag Along Transaction, each Member hereby agrees not to directly or indirectly Transfer any Interest to any Person whose activities, products or services are competitive with activities, products or services of the Company, as reasonably determined by the Managing Member, as of the date of the proposed Transfer. The Company may impose stop transfer restrictions itself or with its transfer agent in order to enforce the foregoing covenant.

ARTICLE VIII.
DRAG ALONG TRANSACTION

          Section 8.1     Drag-Along Rights.

                    (a)        If the Managing Member determines to pursue a sale of all of its then outstanding Series B Preferred Units and more than fifty percent (50%) of its Common Units or otherwise determines to pursue a Liquidation Event, other than a sale or other transfer of Units to an Affiliate thereof, and such action is approved by the Board (a “Drag-Along Transaction”):

                                 (i)     each Member shall, subject to the conditions set forth in Section 8.2 below, consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Drag-Along Transaction;

                                 (ii)    if the Drag-Along Transaction is structured as a sale of Units, each Member shall sell all of such Member’s outstanding Preferred Units and at least fifty percent (50%) of his, her or its Common Units on the terms and conditions approved by the Managing Member; and

                                 (iii)   if the Drag-Along Transaction includes the sale, contribution, exchange, redemption, cancellation or other disposition of Common Units, each Member holding such Common Units will sell, contribute, exchange, redeem, cancel or otherwise dispose of such Common Units on the terms and conditions approved by the Managing Member.

                    (b)        The Company and each Member will take all reasonably necessary and desirable actions to consummate such Drag-Along Transaction, including, without limitation, the execution of all agreements and other instruments and such other actions reasonably necessary to consummate, and to effectuate the allocation and distribution of the aggregate consideration upon, such Drag-Along Transaction.

          Section 8.2     Member Obligations. The obligations of the Members with respect to a Drag-Along Transaction are subject to the satisfaction of the conditions that:

                    (a)        the proceeds of such Drag-Along Transaction are applied in accordance with Section 6.3 of this Agreement as in effect immediately prior to such Drag-Along Transaction;

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                    (b)        upon the consummation of such Drag-Along Transaction, each Member will receive the same form of consideration per Common Unit as each other Member; and

                    (c)        no Member shall be required, as part of a Drag-Along Transaction pursuant to this Section 8.2, to have to enter into an agreement which does not provide that, except for the breaches of representations, warranties and covenants relating to such particular Member and/or its ability to transfer its equity in the Company, each Member’s liability to the purchaser for breaches of representations, warranties, covenants, indemnities and other agreements will be (i) limited in amount to the proceeds received by such Member in connection with such transaction, and (ii) several only, and not joint and several with other Members, in the proportion that the proceeds to be received by such Member in such transaction bear to the total proceeds being received by all Members in such transaction.

          Section 8.3     Regulation D. If the Drag-Along Transaction is a transaction for which Regulation D may be available with respect to securities being acquired by Members in such a negotiation or transaction (including a merger, consolidation or other reorganization), the Members shall, at the request of the Managing Member or the Company, unless otherwise meeting the definition of an accredited investor, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under Regulation D) reasonably acceptable to either the Managing Member or the Company. If any Member appoints a purchaser representative designated by the Managing Member or the Company, the Company shall pay the fees of such purchaser representative, but if any Member declines to appoint the purchaser representative designated by the Managing Member or the Company, such Member shall appoint another purchaser representative, and such Member shall be responsible for the fees of the purchaser representative so appointed. For purposes of this Section 8.3, “Regulation D” means Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules and regulations thereto, as the same may be amended or supplemented from time to time.

ARTICLE IX
MISCELLANEOUS

          Section 9.1     Resignation or Termination of Membership; Return of Capital. No Member may resign or terminate such Member’s membership in the Company and no Member shall have any right to distributions respecting such Member’s Interest (upon withdrawal or resignation from the Company or otherwise) except as expressly set forth herein. No Member shall have the right to demand or receive property other than cash in return for such Member’s contribution.

          Section 9.2     Books and Records. The Managing Member shall cause the Company to keep true and correct books of account with respect to the operations of the Company and its Subsidiaries, if any. Such books shall be maintained at the principal place of business of the Company or its Subsidiaries, if any, as the case may be.

          Section 9.3     Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company and its Subsidiaries, if any, shall end on December 31st, unless otherwise determined by the Managing Member.

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          Section 9.4     Taxation as a Partnership. Notwithstanding any provision of this Agreement to the contrary, the Members intend that the Company shall be treated as a partnership for federal, state and local tax purposes. Each Member agrees that it shall not: (i) cause or permit the Company to be excluded from the provisions of Subchapter K of the Code under Section 761 of the Code or otherwise; or (ii) cause or permit the Company to file any election under Treasury Regulations Section 301.7701-3 (or successor provision) or any other election, document or form which would result in the Company being treated as an entity taxable as a corporation for federal, state or local income tax purposes.

          Section 9.5     Tax Matters. The Managing Member, or such other Member as is designated by the Managing Member, shall be the “tax matters partner” of the Company. In acting as tax matters partner, with respect to any item of the Company arising in respect of any taxable year beginning on or after the date hereof, the Members shall be subject to the K-1 prepared by or on behalf of the Managing Member. The Company will furnish to the Members all information regarding the Company necessary to permit the Members to file their tax returns on a timely basis, including without limitation Schedule(s) K-1 for any taxable year not later than March 31st of the immediately succeeding year, unless the filing of the Company’s tax returns has been validly extended, in which case such Schedule(s) K-1 shall be delivered not less than fifteen (15) days prior to the extended due date for filing. Notwithstanding anything herein to the contrary, neither the Company nor any Member shall, or shall cause or permit any Person to, make any election or otherwise take any action (or fail to take any action) which would result in the Company being taxed as a “corporation” for federal, state, local and, as applicable, foreign, tax purposes without the prior approval of the Managing Member.

          Section 9.6     Indemnification.

                    (a)        No Liability.

                                 (i)     No Member (including the Managing Member), director, or officer or the directors, officers, employees, owners, agents or representatives of any of the foregoing (each, a “Covered Person”) shall be personally liable to the Company or other Members in acting on behalf of the Company or in its, his or her capacity as a Member, director, or officer, except as otherwise required by applicable law, provided that such Covered Person’s actions or omissions did not constitute fraud, breach of fiduciary duty to the Company, gross negligence, willful malfeasance or reckless disregard of duties.

                                 (ii)    A Covered Person shall be fully protected in relying in good faith upon information, opinions, reports or statements furnished by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses of the Company, the fair market value of the Company and/or any of its subsidiaries, if any, the valuation of transactions in which the Company engages or contemplates engaging, the reasonableness of the terms of a loan transaction, and any other facts pertinent to the existence and amount of assets from which a distribution to Members might properly be paid.

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                    (b)        Right to Indemnification. Subject to the limitations and conditions as provided in this Section 9.6, each Covered Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person is or was a Covered Person, was a party in an individual capacity to any document by which any of the transactions to which the Company and/or its Subsidiaries, if any, were a party were effected, or while a Covered Person is or was serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against all costs, fees and expenses, including reasonable attorneys’ costs and fees, the costs and expenses of investigation, and judgments and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, unless such Covered Person’s actions constituted fraud, gross negligence, willful malfeasance or a reckless disregard of duties.

                    (c)        Advance Payment. The right to indemnification conferred in this Section 9.6 shall include the right to be paid or reimbursed by the Company the reasonable costs, fees and expenses incurred by a Covered Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Covered Person’s ultimate entitlement to indemnification; provided, however, that the payment of such costs, fees and expenses incurred by any such Covered Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Covered Person of such Covered Person’s good faith belief that he has met the standard of conduct necessary for indemnification under this Section 9.6 and a written undertaking, by or on behalf of such Covered Person, to promptly repay all amounts so advanced if it shall ultimately be determined that such indemnified Covered Person is not entitled to be indemnified under this Section 9.6 or otherwise.

                    (d)        Indemnification of Employees and Agents. In the discretion of the Managing Member, the Company may indemnify and advance costs, fees and expenses to any employee or agent of the Company to the same extent and subject to the same conditions under which it must indemnify and advance expenses to Covered Persons under Sections 9.6(b) and (c).

                    (e)        Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.6, no Person shall be entitled to indemnification under this Section 9.6 if any such indemnification shall be determined by the Company to be contrary to applicable law or if it is determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification because such Covered Person’s actions constituted fraud, gross negligence, willful malfeasance or a reckless disregard of duties.

          Section 9.7     Termination. Subject to the other provisions of this Agreement, the Company shall dissolve at such time as is specified by the Managing Member.

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          Section 9.8     Failure to Deliver Securities. If any Member fails to deliver any Units to be acquired, Transferred or exchanged hereunder, the acquiror may elect to establish a segregated account in the amount of the price to be paid therefor, such account to be turned over to such Member upon delivery of instruments Transferring the Units. If a segregated account is so established, the Company shall take such action as is appropriate to Transfer record title to the Units from such Member to the acquiror. Each Member hereby irrevocably grants the Company a power of attorney to effectuate the purposes of this Section.

          Section 9.9     Confidentiality. Each Member agrees that such Member will not at any time, directly or indirectly, disclose or divulge any trade secrets or other proprietary or non-public information of a business, financial, marketing, technical or other nature pertaining to the Company or any Subsidiary, if any, or make use, directly or indirectly, of any such information for any purpose other than as required in connection with the affairs of the Company, provided, however, that the foregoing agreement shall not apply to (a) information previously in the public domain through no fault of the Member, (b) information which the Member is required by law to disclose or which is disclosed in any proceeding to enforce the obligations of one or more of the parties hereto or (c) information provided to its auditors and the auditors of its Affiliates in connection with the preparation of its and its Affiliates’ audited financial statements and/or to its senior lenders or financial advisors, each subject to the execution of a customary non-disclosure agreement, and provided further that the foregoing shall not limit the ability of any Member to disclose such information to its accountant or counsel, or to an officer, director, general or limited partner or member or manager of such Member, or to employees of such Member on a “need to know” basis, provided that such Member shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

          Section 9.10     Exercise of Contractual Rights. The Company and its Members recognize, acknowledge and agree that each of the Members has substantial financial interests in the Company to preserve and that the exercise by them of any of their respective rights under this Agreement shall not, per se, be deemed to constitute a lack of good faith, a breach of fiduciary duties or unfair dealing.

          Section 9.11     Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respect successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Member shall hold such interest subject to all of the terms and provisions of this Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Member or any creditor of the Company other than a Member who is such a creditor of the Company but only in its capacity as a Member.

          Section 9.12     Waivers, Amendments, Etc.

                     (a)        Except as otherwise set forth in this Agreement (including clause (b) below), neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by (i) the Company and (ii) a Majority Interest. Notwithstanding the foregoing, amendments merely to update Exhibit A hereto shall not be subject to this Section 9.12.

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                    (b)        Except as otherwise expressly set forth herein, any such amendment, waiver or modification shall be binding on all Members; provided however, that no amendment, waiver or modification of this Agreement which specifically discriminates (or has the substantial effect of specifically discriminating) against a particular Member or group of Members shall be binding on such Member(s), as the case may be, without the written consent of such Member or holders of a majority of the Interests held by such group of Members.

          Section 9.13     Notices. All notices under this Agreement shall be in writing. Any notice shall be deemed to have been duly given if delivered personally, mailed first class, or sent by nationally recognized overnight delivery service, to the parties hereto at the addresses set forth on Exhibit A or to such other address as to which a party hereto shall have given notice hereunder.

          Section 9.14     Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware.

          Section 9.15     Counterparts. This Agreement may be executed in any number of counterparts, and with counterpart signature pages (which may be by facsimile copies or electronic transmission), all of which together shall for all purposes constitute one Agreement, binding on the Company and all the Members notwithstanding that not all Members have signed the same counterpart.

          Section 9.16     Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          Section 9.17     No Strict Construction. The Members have participated jointly in the negotiation of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if negotiated jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

          Section 9.18     Enforceability, etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

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          Section 9.19     Dispute Resolution. With the exception of Section 4.2 above, any controversy or claim among the relevant parties, in their capacities as Members or Managing Members, arising out of or relating to this Agreement shall be settled by arbitration in accordance with the following provisions:

                    (a)        Disputes Covered. The agreement of the parties, in their capacities as Members or Managing Members, to arbitrate covers all disputes of every kind relating to or arising out of this Agreement, or any of the transactions contemplated herein. Disputes include actions for breach of contract with respect to this Agreement, as well as any claim based upon tort or any other causes of action relating to the transactions contemplated herein, in their capacities as Members or Managing Members, such as claims based upon an allegation of fraud or misrepresentation and claims based upon a federal or state statute. In addition, the arbitrator selected according to procedures set forth below shall determine the arbitrability of any matter brought to him or her, and his or her decision shall be final and binding on the parties. Nothing in this Section 9.19, or otherwise, nor the exercise of any right to arbitration, nor the commencement or pendency of any proceeding, shall limit the right of any party to this Agreement to seek judicial equitable relief, specific performance or other equitable relief available to it under applicable statutory and/or case law including but not limited to injunctive relief to enforce the restrictions on Transfer set forth in Article VII of this Agreement or the drag-along rights set forth in Article VIII hereof.

                    (b)        Forum. The forum for the arbitration shall be Stamford, Connecticut.

                    (c)        Law. The governing law for the arbitration shall be the law of the State of Delaware, without reference to its conflicts of laws provisions.

                    (d)        Selection. The parties shall agree on a single arbitrator. In the absence of such agreement within ten (10) days after the initiation of an arbitration proceeding, a single arbitrator shall be appointed by the commercial panel of the American Arbitration Association, provided no arbitrator may be appointed if a party struck such arbitrator’s name off a common list provided by the American Arbitration Association.

                    (e)        Administration. The arbitration shall be administered by the American Arbitration Association.

                    (f)        Rules. The rules of arbitration shall be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery using expeditious discovery procedures instead of the Federal Rules of Civil Procedure. If there is any conflict between those Rules and the provisions of this section, the provisions of this section shall prevail.

                    (g)        Substantive Law. The arbitrator shall be bound by and shall strictly enforce the terms of this Agreement and may not limit, expand or otherwise modify its terms. The arbitrator shall make a good faith effort to apply applicable substantive law, but an arbitration decision shall not be subject to review because of errors of law. The arbitrator shall be bound to honor claims of privilege or work-product doctrine recognized at law, but the arbitrator shall have the discretion to determine whether any such claim of privilege or work product doctrine applies.

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                    (h)        Decision. The arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth a reasoned basis thereof and shall deliver such opinion to each of the disputing parties along with a signed copy of the award. Before rendering the final award, the arbitrator shall submit to the parties an unsigned draft of the proposed award, and each party may deliver, within fifteen (15) days after receipt of such draft, a written statement of alleged errors of fact, computation, law or otherwise. The arbitrator may disregard any party’s statement to the extent that it is in substance an application for reargument. Within twenty (20) days after receipt of such statements the arbitrator shall render the final award. The arbitrator shall not have power to award damages in connection with any dispute in excess of actual compensatory damages and shall not multiply actual damages or award consequential or punitive damages.

                    (i)        Expenses. Each party shall bear its own fees and expenses with respect to the arbitration and any proceeding related thereto and the parties shall share equally the fees and expenses of the American Arbitration Association and the arbitrator, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorney’s fees and expenses relating to such arbitration, and the fees and expenses of the American Arbitration Association and the arbitrator.

                    (j)        Remedies; Award. The arbitrator shall have power and authority to award any remedy or judgment that could be awarded by a court of law in the state of Delaware. The award rendered by arbitration shall be final and binding upon the parties, and judgment upon the award may be entered in any court of competent jurisdiction in the United States.

                    (k)        The arbitrator is authorized to adopt such procedures, including rules of evidence, as he or she shall deem appropriate to achieve an expeditious, cost-effective and fair result.

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          IN WITNESS WHEREOF, the Company and the other parties hereto have signed and sworn to this Agreement as of the date first above written.

COMPANY: MMAC, LLC By: MMAC Holdings, LLC, its Managing Member

By:

Name:
Title:
MEMBERS: MMAC HOLDINGS, LLC By: PV MMAC, LLC, its sole member

Name:
Title:

William W. Burnham

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EXHIBIT A

MEMBER (ADDRESS)	INITIAL CAPITAL CONTRIBUTION	COMMON UNITS	PREFERRED UNITS

MMAC Holdings, LLC 2 Greenwich Office Park Greenwich, CT 06831	$181,000 in cash	To be determined at Closing upon determination of amount of assumed bridge loans	1,000 Series B

William W. Burnham 241 White Oak Shade Road New Canaan, Connecticut	To be equal to Final Closing Date Net Asset Value	To be determined upon determination of Final Closing Date Net Asset Value	1,000 Series A
TOTAL

SCHEDULE 4.2

A	B	C	D	E	F	G	H	I

Trudy Corporation Balance Sheet		Audited As of 3/31/2009	Current Est. As of 6/30/2009		Bridge Loan / Term Loan Adjustment		Adj. Est. As of 6/30/2009

Cash		122,739	(125,778)		106,998		(18,780)
A/R		1,042,278	1,538,198				1,538,198
Inventory, net		1,649,476	1,487,396				1,487,396
Prepaid expenses and other current		172,827	122,022				122,022
Total Current Assets		2,987,320	3,021,838		106,998		3,128,836

Equipment, net		84,792	82,515				82,515
Royalty advance, net		264,820	228,444				228,444
Prepublication costs and other assets, net		484,645	470,009				470,009
Intangible Assets, net		386,908	370,467				370,467
Total Other Assets		1,221,165	1,151,435		0		1,151,435

Total Assets		4,208,485	4,173,273		106,998		4,280,271

Accounts payable and accrued expenses		1,766,359	1,589,193				1,589,193
Deferred Revenue		280,231	280,316				280,316
Royalties and commissions payable		554,060	537,394				537,394
Sub-total Operating Liabilities		2,600,650	2,406,903		0		2,406,903

Bank Revolver		814,706	812,706				812,706
Bank Term Loan		231,241	227,240		(3,002)		224,238
Shareholder loans		1,894,959	2,367,737		110,000		2,477,737
Sub-total		2,940,906	3,407,683		106,998		3,514,681

Total Liabilities		5,541,556	5,814,586		106,998		5,921,584

Shareholders’ Deficit		(1,333,071)	(1,641,315)				(1,641,315)

Total Liabilities and Shareholders’ Deficit		4,208,485	4,173,271		106,998		4,280,269

Calculation of Net Tangible Asset Value “NAV”	Audit 3/31/2009	Current Estimate 6/30/2009	Column H Adj. Est. As of 6/30/2009	Column I Adj. Est. As of 6/30/2009

Tangible Assets
Cash	122,739	(125,778)	(18,780)	(18,780)
A/R	1,042,278	1,538,198	1,538,198	1,538,198
Inventory	1,649,476	1,487,396	1,487,396	1,487,396
Prepaids	172,827	122,022	122,022	122,022
Equipment, net	84,792	82,515	82,515	82,515
Royalty advance	264,820	228,444	228,444	228,444
Prepublication costs (75% Credit)	363,484	352,507	352,507	352,507
Total Tangible Assets	3,700,416	3,685,304	3,792,302	3,792,302

Less Assumed Liabilities:
Accounts payable	(1,766,359)	(1,589,193)	(1,589,193)	(1,589,193)
Deferred revenue	(280,231)	(280,316)	(280,316)	(280,316)
Royalties payable	(554,060)	(537,394)	(537,394)	(537,394)
Bank Revolver	(814,706)	(812,706)	(812,706)	(812,706)
Bank Term Loan	(231,241)	(227,240)	(224,238)	0
Buyer Note Issued at Closing	0	0	0	(225,000)
Palm Bridge Loans	0	0	0	0
Total Assumed Liabilities	(3,646,597)	(3,446,849)	(3,443,847)	(3,444,609)

Net Tangible Asset Value before adj. for payoff of Bank term loan	53,819	238,455	348,455	347,693
(1) Bank Term Loan Adjustment (See detail below)	103,241	100,000	100,000	0
(2) Burnham Bridge Loan Adjustment (See below)	0	0	(100,762)	0
Net Tangible Asset Value (“NAV”)	157,060	338,455	347,693	347,693

(1) Bank Term Loan Adjustment
Payoff Bank Term Loan (increase NAV)	231,241	227,240	224,238
Issue Buyer Note (decrease NAV)	(128,000)	(127,240)	(124,238)
Net Change in NAV	103,241	100,000	100,000
(2) Burnham Bridge Loan Adjustment

-

Buyer will issue an additional amount of notes for the $110,000 Burnham Bridge Loan up to an amount that brings the total Buyer note to $225,000. In the case of the Adj. Est. as of 6/30/09, the additional Buyer Note amount would equal $124,238. This additional Buyer Note amount issued will reduce the NAV by an equal amount.

-	Assuming the T/L Burnham Promissory note equals $224,238 as of the Closing, the NAV adjustment in (1) and (2) above should not change.

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EXHIBIT B

For Discussion Purposes Only
Example of Common Equity Capitalization

Scenario 1 - Bill does not participate for pro-rata share of additional investment

			Additional Investment

Assumed NAV	$525,000
Bridge Loans/Series B Investment	$600,000		$200,000
		Common Shares Issued	333.4	- ($200,000/$1,000) X 1.667

	Common		Additional Investment	Total After
Holder	Units	%	Units	Investment	%

Palm Entity	1,000.0	80.7%	333.4	1,333.4	84.8%
Bill Burnham	238.4	19.3%		238.4	15.2%

Total Common	1,238.4	100.0%	333.4	1,571.8	100.0%

Scenario 2 - Bill participates for pro-rata share of additional investment

		Additional Investment	Common Shares

Assumed NAV/Follow-on Investment	$525,000	$38,501	64.2
Bridge Loans/Series B Investment	$600,000	$161,499	269.2

		$200,000	333.4

	Common		Additional Investment	Total After
Holder	Units	%	Units	Investment	%

Palm Entity	1,000.0	80.7%	269.2	1,269.2	80.7%
Bill Burnham	238.4	19.3%	64.2	302.6	19.3%

Total Common	1,238.4	100.0%	333.4	1,571.8	100.0%

Notes:
- These examples do not reflect dilution from management equity pool or dilution for any other transactions

2

Exhibit E

Allocation Schedule

Class I	Fair Market Value
(cash and general deposit accounts)

Class II	Fair Market Value
(actively traded personal property, certificates of deposit, foreign currency)

Class III	Fair Market Value
(assets that are marked-to-market at least annually and debt instruments (including accounts receivable))

Class IV	Fair Market Value
(stock in trade, inventory)

Class V	Fair Market Value
(all assets other than Class I, II, III, IV, VI and VII assets)

Class VI and	Fair Market Value
(Section 197 intangible assets including intellectual property, licenses, and technology)

Class VII	Balance of the Purchase Price
(goodwill and going concern value)

Exhibit F

Form of Buyer Note

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 3 HEREIN TO ANY SUPERIOR INDEBTEDNESS AND SUPERIOR EQUITY (EACH AS DEFINED HEREIN); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTION 3 HEREIN.

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN OFFSET PROVISIONS SET FORTH IN SECTION 9 HEREOF.

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT OR A PROSPECTUS UNDER THE ACT OR SUCH OTHER LAWS, IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

SUBORDINATED PROMISSORY NOTE

$225,000.00	______________, 2010

SECTION 1.      General; Payment of Principal and Interest. For value received, MMAC, LLC, a Delaware limited liability company (the “Company”), having an address at 353 Main Avenue, Norwalk, Connecticut 06851, hereby promises to pay to Trudy Corporation, a Delaware corporation (the “Holder”), having an address at 241 White Oak Shade Road, New Canaan, Connecticut 06840, the principal sum of TWO HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($225,000), plus interest thereon as hereinafter provided, in lawful currency of United States of America and in immediately available funds. The principal amount of this Subordinated Promissory Note (this “Note”) shall be payable pursuant to the terms of Section 2 hereof. Interest on the unpaid principal balance of this Note outstanding from time to time shall accrue and be payable pursuant to the terms of Section 2 hereof. Payments of principal and interest are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Company in writing.

          Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (as defined below), in no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

          This Note is the Buyer Note referred to in that certain Asset Purchase Agreement, dated as of December 18, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), between the Company and the Holder and has been duly authorized and issued pursuant thereto. Capitalized terms used in this Note which are not defined in this Note shall have the meaning ascribed to such terms in the Purchase Agreement.

          If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or any other day in which banks are authorized to close in Stamford, Connecticut.

SECTION 2.     Payment of Principal and Interest; Early Payment; Right of Prepayment.

          (a)           Payment of Principal and Interest. Interest shall accrue on the outstanding principal balance of this Note from time to time at a fixed rate of interest equal to four and eighty-five one-hundredths percent (4.85%) per annum. Interest shall begin to accrue on the outstanding principal amount of this Note on the date hereof. Interest at such rate shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be, and shall be payable quarterly, in arrears, on the [10th] day following the close of each quarter commencing with the quarter ending on ____________, 2010 [first quarter ending following the closing] on the outstanding principal amount of this Note only. Principal will be paid quarterly based on a 20-year amortization schedule commencing on _________, 2010 [first fully completed quarter ending following closing] for a principal payment of $1,681.33 per quarter. If not sooner paid, all remaining principal and accrued and unpaid interest shall become due and payable on ___________, 2014 [fourth anniversary of the Closing Date] (the “Maturity Date”). Payments received under this Note will be applied first to charges, fees and expenses (including reasonable attorneys’ fees), then to any accrued but unpaid interest, and then to principal which is then due and owing. Notwithstanding the foregoing, if, as of the last day of any fiscal quarter, the sum of the Company’s unrestricted cash on hand plus the Company’s available credit arising under the then-existing Superior Indebtedness is less than $150,000, the Company may, by written notice to the Holder, defer the next scheduled quarterly payment (including principal and interest) so that such amount will be due and payable on the Maturity Date and not either paid on the original due date thereof or added to the next regularly scheduled quarterly payment thereafter.

          (b)           Discretionary Prepayments. Notwithstanding Section 2(a), the Company may prepay any amounts due on this Note (including principal and accrued interest), in whole or in part, at any time without premium or penalty.

          (c)           Mandatory Prepayments.

                              (i)     Notwithstanding anything in this Note to the contrary, if as of the end of each of four consecutive full quarters, the Company has achieved positive cash flow from operations less capital expenditures for each such quarter, as determined upon preparation of the Company’s financial statements, and if as of the end of such fourth consecutive quarter, the Company has $750,000 of (A) cash on hand, excluding restricted cash, and (B) credit available under the $850,000 revolving credit facility with Westport National Bank (the “Westport Credit Facility”) or any substitute line of credit, then the Company shall make a mandatory prepayment under this Note of $110,000 within 10 days after the issuance of the Company’s financial statements setting forth the final determination of the positive cash flow for each of the four consecutive quarters.

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                              (ii)     Notwithstanding anything in this Section 2 to the contrary, but subject in its entirety to the restrictions set forth in Section 3, the entire unpaid balance of this Note will be due and payable upon a Sale of the Company. For purposes of this Note, “Sale of the Company” shall mean (i) the sale of all or substantially all of the consolidated assets of the Company, (ii) the merger, consolidation or acquisition of the Company (excluding any merger, consolidation or acquisition (A) in which such entity is the surviving entity and the equity holders of such entity prior to such merger, consolidation or acquisition own immediately upon the consummation of such merger, consolidation or acquisition not less than a majority of the outstanding equity interests of the surviving entity or (B) in which the Company is merged or consolidated with and into an Affiliate), or (iii) any transaction (or series of related transactions involving a person, entity or a group of persons or affiliated persons or entities) in which more than fifty percent (50%) of outstanding voting power of the Company is transferred to persons or entities that were not equity holders of such entity prior to such transaction(s).

SECTION 3.     Subordination.

          (a)           All claims of the Holder to principal, interest, costs, expenses and any other amounts at any time owed under this Note or under any guaranty of this Note made by the Company or any of its subsidiaries or affiliates (collectively, “Junior Indebtedness”), are hereby expressly subordinated in right of payment and otherwise, as herein set forth, to the prior payment in full, in immediately available funds, of all Superior Indebtedness (as defined below) in the manner described in this Section 3 and Superior Equity (as defined below) in the manner described in this Section 3. For the purpose hereof, “Superior Indebtedness” shall mean (i) any and all amounts now or hereafter payable under the Bridge Note or upon any future loans made to the Company by MYERS EDUCATION, LLC or its affiliates, (ii) any and all amounts now or hereafter payable to Westport National Bank under the Westport Credit Facility and (iii) all restructurings or refinancings in connection with any amounts payable under the foregoing. For purposes of clarification, Superior Indebtedness shall include, without limitation, (x) the payment of all interest, costs, expenses and fees, whether accruing before or after the commencement of any bankruptcy, insolvency or receivership case or proceeding, securing or otherwise relating to and at the rate or rates and amounts prescribed in the applicable documents, whether or not such interest, costs, expenses or fees are allowable or allowed in such case or proceeding and (y) all underlying indebtedness arising or accruing before or after the commencement of any bankruptcy, insolvency or receivership case or proceedings. “Superior Equity” shall mean the Series B Preferred Units of the Company now or hereafter issued with such rights and privileges as set forth in Section 4.3(c) of the Operating Agreement. For purposes hereof, “Senior Lenders” shall mean (x) any holder of Superior Indebtedness described in clauses (i) and (ii) of this paragraph and the Superior Indebtedness shall be considered outstanding, and shall include for all purposes hereunder, the amount of any Commitment (as defined below) as in effect at the time of such determination and/or calculation and (y) any holder of Superior Equity.

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          (b)          Except as may be otherwise permitted by the Senior Lenders, unless and until all Superior Indebtedness shall have been paid in full, in immediately available funds, and all Commitments (as defined below) shall have terminated, and the Superior Equity shall have been Fully Redeemed (as defined below), the Company shall not make, and the Holder shall not demand, accept or receive, and shall not attempt to collect or commence any legal proceedings to collect any direct or indirect payment (in cash or property, exercise of contractual or statutory rights or otherwise but excluding offset referred to in Section 9 below) of or on account of any amount payable on or with respect to any Junior Indebtedness (including any payment in respect of redemption or purchase or other acquisition), except that, unless expressly prohibited by any agreements governing any Superior Indebtedness, nothing contained herein shall be interpreted or construed to limit payment of principal and interest hereunder on the due dates thereof or upon the Maturity Date, including any prepayment of the Junior Indebtedness as set forth in Section 2(c) above, if no “Default” or “Event of Default” under any agreements governing any of the Superior Indebtedness shall exist at the time of payment or would exist as a result thereof and notwithstanding any provisions of the Superior Equity. For the avoidance of doubt, the Company shall not be required to make any payment or prepayment under this Note if such payment or prepayment would violate any of the documents governing the Superior Indebtedness. “Fully Redeemed” shall mean that the holders of the Superior Equity shall have received Distributable Cash (as such term is defined in the Operating Agreement) equal to such holders’ Unreturned Capital Contributions (as such term is defined in the Operating Agreement), including accrued dividends, pursuant to Section 6.2 of the Operating Agreement. Except as provided in this Sub-Section (b) and subject to Section 3(k) hereof, the Company shall not make, and the Holder shall not receive, any prepayment of the Junior Indebtedness, and any attempt to do so shall be ineffective, until the Superior Indebtedness is paid in full in money, all commitments (“Commitments”) to provide credit under the documents evidencing the Superior Indebtedness are terminated, and the Superior Equity has been Fully Redeemed. The Company and the Holder agree that any period of time during which the Holder, by virtue of the provisions of this Section 3, cannot commence any legal proceedings to collect a payment due under this Note shall toll the running of any applicable statute of limitations.

          (c)          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other case or proceedings, all Superior Indebtedness shall first be paid in full, in money, or payment thereof provided for in money, and the Superior Equity has been Fully Redeemed before any payment is made under the Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to the holders of the Superior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Superior Indebtedness held by such holder; provided that such payment or distribution shall be made subject to any subordination, priority or intercreditor agreement that may exist between the Senior Lenders), or their representatives, to the extent necessary to pay all Superior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of Superior Indebtedness, and provided further that the Superior Equity has been Fully Redeemed before any payment or distribution is made to the Holder with respect to the Junior Indebtedness. If the holders of the Superior Indebtedness in good faith believe the Holder may fail to timely file a proof of claim in any such case or proceeding, the holder(s) of the Superior Indebtedness may do so for the Holder.

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          (d)          Except to the extent permitted by the holders of Superior Indebtedness and Superior Equity, in the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by this Section 3 shall be received by the Holder before all the Superior Indebtedness is paid in full, in money, and all Commitments terminated, and the Superior Equity has been Fully Redeemed, such payment or distribution shall be held in trust and for the benefit of, and shall be paid over or delivered to, the holders of the Superior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Superior Indebtedness remaining unpaid to the extent necessary to pay all such Superior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Superior Indebtedness (provided that this paragraph shall be solely for the benefit of the Senior Lenders and any amounts that the Holder is required to pay over pursuant to this paragraph shall be paid subject to any subordination, priority or intercreditor agreement that may exist between the Senior Lenders) and then to the holders of Superior Equity for application thereto until the same has been Fully Redeemed.

          (e)          The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Superior Indebtedness and Superior Equity, on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute.

          (f)          No right of any present or future holder of any Superior Indebtedness or Superior Equity to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any holder of the Superior Indebtedness or Superior Equity, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Superior Indebtedness or Superior Equity may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Superior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Superior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, increase, decrease, renew or alter, the Superior Indebtedness, or otherwise amend or supplement in any manner the Superior Indebtedness or any instrument evidencing the same or any agreement or other document under which the Superior Indebtedness is outstanding, securing same or otherwise relating thereto; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Superior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Superior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company or any other person; (v) fail to insist on strict performance of any Superior Indebtedness or any document relating thereto; and/or (vi) take or fail to take any action which, if not for the provisions of this sentence, would impair the subordination provided for herein and/or impair the obligations of the Holder hereunder to the holders of the Superior Indebtedness.

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          (g)          Each holder of any Superior Indebtedness or Superior Equity, whether such Superior Indebtedness or Superior Equity was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note and the other provisions hereof.

          (h)          After (but not before) the indefeasible payment in full, in immediately available funds, of all the Superior Indebtedness and the termination of all Commitments, and after the Superior Equity has been Fully Redeemed, Holder as holder of the Junior Indebtedness shall be subrogated, to the extent of any payment or distribution made to the holders of the Superior Indebtedness and/or Superior Equity which, if not for the provisions of this Section 3, would have been made to the holders of the Junior Indebtedness, to the rights of the holders of the Superior Indebtedness and/or Superior Equity to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness and/or Superior Equity until the Superior Indebtedness shall be paid in full and the Superior Equity has been Fully Redeemed, and, as between the Company, its creditors other than holders of Superior Indebtedness, and the Holder, no payment or distribution made to the holders of Superior Indebtedness by virtue of this Section 3 which otherwise would have been made to the Holder shall be deemed to be a payment by the Company on account of the Superior Indebtedness, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Superior Indebtedness, on the other hand.

          (i)          The provisions of this Section 3 shall remain in effect until all Superior Indebtedness is indefeasibly paid in full in immediately available funds and all Commitments terminated and the Superior Equity has been Fully Redeemed. The obligations of the Holder hereunder shall be revised and reinstated, and the rights of the holders of the Superior Indebtedness and/or Superior Equity shall continue, with respect to any amount at any time paid on account of the Superior Indebtedness and/or Superior Equity which shall thereafter be required to be restored or returned by any holders of Superior Indebtedness and/or Superior Equity in any insolvency, bankruptcy, receivership or other case or proceeding, all as though such amount had not been paid.

          (j)          The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Superior Indebtedness, and shall execute and deliver such additional subordination agreements, and take such other actions, consistent with the foregoing as any holder of Superior Indebtedness may require.

          (k)          Anything contained in this Section 3 to the contrary notwithstanding, a non-cash settlement on the Junior Indebtedness made pursuant to the exercise of the offset rights referred to in Section 9 below shall be permitted and shall not be prohibited by this Section 3.

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SECTION 4.     Events of Default. The existence of any of the following conditions shall constitute an event of default hereunder (an “Event of Default”):

          (a)           The failure by the Company to pay when due any principal of this Note, or the failure by the Company to pay when due any interest under this Note, and such failure to pay interest shall continue unremedied for a period of fifteen (15) days after the same becomes due and payable.

          (b)           If the Company:

                              (i)     shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

                              (ii)     shall admit the material allegations of any petition or pleading in connection with any such case or proceeding;

                              (iii)     makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the property of the Company;

                              (iv)     makes a general assignment for the benefit of the creditors of the Company; or

                              (v)     is unable or admits in writing its inability to generally pay the debts of the Company as they mature.

          (c)           The (i) commencement of any case or proceeding against the Company under any bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the property of the Company, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within ninety (90) days of the commencement, appointment or issuance thereof.

SECTION 5.     Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option (subject to the subordination provisions of Section 3 hereof and any subordination agreements relating thereto) by written notice to the Company declare the principal and the accrued and unpaid interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. No course of dealing or delay on the part of the Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

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SECTION 6.     Lost Documents. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, (ii) in the case of loss, theft or destruction, indemnification satisfactory to the Company, and (iii) in the case of mutilation, surrender and cancellation of this Note, the Company will cancel this Note on its books and make and deliver in its place a new note in the then unpaid principal amount of this Note, of like tenor to this Note, dated and bearing interest from the date next following the date through which interest has been paid on the unpaid principal amount of this Note.

SECTION 7.     No Assignment. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder; provided, that, upon (i) written notice to the Company, (ii) written confirmation, in form reasonably satisfactory to the Company, from the transferee that it consents and agrees to (A) clauses (1) and (2) below and (B) the subordination provisions in Section 3(j) above and (iii) any confirmation required under any applicable subordination agreement referred to in Section 3 above, the Holder may transfer this Note to William W. Burnham provided, that, no such transfer shall affect (1) the right of the Company to offset pursuant to Section 9 notwithstanding any resulting lack of mutuality or (2) the subordination of this Note.

SECTION 8.     Cancellation. After the principal balance of this Note and all accrued interest thereon has been satisfied the Holder shall surrender this Note to the Company for cancellation.

SECTION 9.     Right of Offset. Upon the transfer of this Note to William W. Burnham pursuant to Section 7 hereof, the Company shall have a right of set off against payments otherwise due hereunder in accordance with Section 2.4 of the Debt Cancellation and Indemnification Agreement, dated as of December 18, 2009, among the Holder, William W. Burnham, Alice B. Burnham, and the Company.

SECTION 10.   Miscellaneous.

          (a)           Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of the Company and the Holder hereof shall, subject to the provisions of Section 7 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not. It is hereby acknowledged that each Senior Lender is an intended third party beneficiary of Section 3 hereof and shall be entitled to enforce the terms and provisions of Section 3 hereof to the same extent as if they were initially a party hereto.

          (b)           Amendments, Modifications and Waivers. This Note may be amended, modified, and any provision of this Note may be waived with the written consent of (i) the Company and (ii) the Senior Lenders, which amendment, modification or waiver will bind the Holder hereof and any transferee, successor or assign thereof. Consent of the Senior Lenders will be deemed to have occurred if the holders of a majority of the loans and commitments to lend under each credit agreement, securities purchase agreement or other agreement evidencing or relating to the Superior Indebtedness shall have consented in writing.

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          (c)           Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other. All such notices, requests communications, consents and demands shall be deemed given if mailed, upon receipt, refusal or as of the first attempted date of delivery if unclaimed, and if personally delivered, the day so delivered.

          (d)           Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut applicable therein, without regard to conflicts of laws principles that would require the application of any other law.

          (e)           Costs and Expenses. The Company shall promptly pay (or reimburse, as Holder may elect) all reasonable costs and expenses, including without limitation reasonable attorneys fees and disbursements and court costs, which Holder may hereafter incur in connection with any enforcement of this Note and the collection of all amounts due under this Note; provided, that, such payment/reimbursement obligation shall not apply to costs and expenses incurred by the Holder attributable to a claim or dispute with respect to a right of set-off that has been in good faith asserted by the Company pursuant to Section 9 above.

          (f)           WAIVERS OF JURY TRIAL. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally blank. Next page is signature page.]

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                         IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by a duly authorized representative of the Company.

COMPANY:

MMAC, LLC, a Delaware limited liability company

By:

Name:

Title:

AGREED AND ACCEPTED AS OF THE DAY
AND YEAR FIRST WRITTEN ABOVE:

HOLDER:

TRUDY CORPORATION,
a Delaware corporation

By:

Name:

Title:

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Exhibit G

VOTING AGREEMENT

          VOTING AGREEMENT, dated as of December 18, 2009 (this “Agreement”), among MMAC, LLC, a Delaware limited liability company (“Buyer”), and certain stockholders of Trudy Corporation, a Delaware corporation (“Company”), identified on Schedule I hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and the Company, have entered into an Asset Purchase Agreement (as such agreement may hereafter be amended from time to time, the “Purchase Agreement”), pursuant to which Buyer will purchase substantially all of the assets of the Company (the “Asset Purchase”);

          WHEREAS, as of the date hereof, each Stockholder is the record and Beneficial Owner of the number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I attached hereto (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Common Stock or other voting capital stock of Company acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or by means of purchase, dividend, distribution or otherwise, such Stockholder’s “Shares”);

          WHEREAS, as an inducement and a condition to entering into the Purchase Agreement, Buyer has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

          NOW, THEREFORE, to induce Buyer to enter into, and in consideration of its entering into, the Purchase Agreement, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

          1.          Definitions. For purposes of this Agreement:

                         (a)          “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a “group” as within the meaning of Section 13(d)(3) of the Exchange Act.

                         (b)          “Common Stock” shall mean at any time the Common Stock, $.0001 par value, of the Company.

                         (c)          “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                         (d)          Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

          2.          Agreements.

                         (a)          Voting Agreement. Each Stockholder shall, from time to time, at any meeting of stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, cause the Shares to be counted as present for purposes of establishing a quorum, and vote or consent (or cause to be voted or consented), in person or by proxy, the Shares then held of record or Beneficially Owned by the Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, and any other voting securities of Company (whether acquired heretofore or hereafter) (i) in favor of the Asset Purchase, the adoption by the stockholders of the Company of the Purchase Agreement and the approval of the terms thereof and each of the other actions contemplated by the Purchase Agreement and this Agreement and any actions required in furtherance thereof and hereof; and (ii) against any Alternative Proposal and against any action or agreement that would impede, frustrate, prevent or nullify this Agreement, or result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Purchase Agreement or which would result in any of the conditions set forth in Article 7 of the Purchase Agreement not being fulfilled.

                         (b)          No Inconsistent Arrangements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Purchase Agreement, it shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, assignment, encumbrance or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, or enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company with respect to the Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Shares, (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement.

                         (c)          Grant of Irrevocable Proxy; Appointment of Proxy.

                                        (i)          In accordance with the agreement to vote Shares set forth in paragraph 2(a) of this Agreement, and subject to the proviso contained therein, each Stockholder hereby irrevocably grants to, and appoints, Buyer or any designee of Buyer the Stockholder’s lawful agent, attorney and proxy (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Shares, or grant a consent or approval in respect of the Shares, (A) in favor of the Purchase Agreement, the Asset Purchase and the transactions contemplated thereby and (B) against any Alternative Proposal. Each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

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                                        (ii)          Each Stockholder represents that any proxies heretofore given in respect of the Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

                                        (iii)          Each Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(c) is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The proxy contained herein with respect to shares of Company Common Stock is intended to be irrevocable.

                         (d)          No Solicitation. Each Stockholder hereby agrees, in its capacity as a stockholder of the Company, and not in any capacity as a director or officer of the Company, that neither the Stockholder nor any of its subsidiaries or affiliates shall (and the Stockholder shall cause its officers, directors, partners, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, facilitate (including by way of furnishing or disclosing non-public information), participate in or initiate discussions, inquiries, proposals or negotiations with, or provide any information to, any corporation, partnership, Person or other entity or group (other than Buyer, any of its affiliates or representatives) concerning any Alternative Proposal. Each Stockholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal. Each Stockholder will promptly communicate to Buyer the terms of any Alternative Proposal made to such Stockholder and the identity of the party making such Alternative Proposal. Any action taken by the Company or any member of the Board of Directors of the Company in accordance with Section 6(i) of the Purchase Agreement shall be deemed not to violate this Section 2(d).

                         (e)          Appraisal Rights. Each Stockholder hereby irrevocably waives any rights of appraisal with respect to the Asset Purchase or rights to dissent from the Asset Purchase that such Stockholder may have, if any.

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          3.          Representations And Warranties of The Stockholders. Each Stockholder hereby represents and warrants to Buyer as follows:

                         (a)          Ownership of Shares. The Stockholder is the record and Beneficial Owner of the Existing Shares. On the date hereof, the Existing Shares constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                         (b)          Power; Binding Agreement. The Stockholder has the legal capacity (in the case of Stockholders that are natural persons) and all requisite power (corporate, partnership or other) and authority to enter into, to perform all of his or her obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

                         (c)          No Conflicts. Except for filings under the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of her properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of her properties or assets.

                         (d)          No Encumbrances. Except as permitted by this Agreement, the Existing Shares and the certificates representing the Existing Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all encumbrances, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever, except for any such encumbrances or proxies arising hereunder.

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                         (e)          No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

                         (f)          Reliance by Buyer. The Stockholder understands and acknowledges that Buyer and the Sub are entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

          4.          Representations And Warranties of Buyer. Buyer hereby represents and warrants to the Stockholders as follows:

                         (a)          Power; Binding Agreement. Buyer has the power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Buyer will not violate any other agreement to which it is a party. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

                         (b)          No Conflicts. Except for filings under Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Buyer, the consummation by Buyer of the transactions contemplated hereby or compliance by Buyer with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to Buyer, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Buyer or any of its properties or assets.

          5.          Shareholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholders Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as a director or officer of the Company to the extent specifically permitted by the Purchase Agreement or following the termination of the Purchase Agreement.

          6.          Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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          7.          Stop Transfer; Change in Common Stock. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” as used in this Agreement shall refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

          8.          Termination. This Agreement and the irrevocable proxies given herein shall terminate and no party shall have any rights or duties hereunder or thereunder upon the earlier of (a) the Closing or (b) termination of the Purchase Agreement in accordance with its terms; provided that each Stockholder shall fulfill its obligations and continue to be liable under Section 2(e) in accordance with the terms thereof. Nothing in this Section 8 shall relieve or otherwise limit any party of liability for breach of this Agreement.

          9.          Miscellaneous.

                         (a)          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                         (b)          Binding Agreement. This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder’s administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

                         (c)          Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Buyer may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Buyer, but no such assignment shall relieve Buyer of its obligations hereunder if such assignee does not perform such obligations.

                         (d)          Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

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                         (e)          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy or facsimile (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Stockholders:	At the addresses set forth opposite their names on Schedule I hereto

With a copy to:	Barnett & Associates 4 Lighthouse Way Darien, Connecticut 06820 Attn: Charles E. Barnett, Esq. Telephone: 203-273-0278 Fax: 203-655-9698

If to Buyer:	MMAC, LLC Two Greenwich Office Park Greenwich, Connecticut 06851 Attention: Managing Member Telephone: 203-422-5600 Fax: 203-987-4839

With a copy to:	Finn Dixon & Herling LLP 177 Broad Street Stamford, CT 06901 Attention: David I. Albin, Esq. Tel: (203)-325-5000 Fax: (203)- 325-5001

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                         (f)          Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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                         (g)          Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                         (h)          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                         (i)          No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                         (j)          No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                         (k)          Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

                         (l)          Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                         (m)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

[Rest of page intentionally left blank]

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                         IN WITNESS WHEREOF, Buyer and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

MMAC, LLC

By:

Name:

Title:

STOCKHOLDERS:

William W. Burnham

Alice B. Burnham

Ashley C. Andersen Zantop

Fell C. Herdeg

Hakim Bangash

Fred Filoon

Bradford Mead

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Patty Sullivan

William Sondheim

[SIGNATURE PAGE TO VOTING AGREEMENT]

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Schedule I

Stockholder	Number of Shares(% Ownership)

William W. Burnham	187,584,467 (26.76%)

Alice B. Burnham	129,503,806 (18.48%)

Ashley C. Andersen Zantop	33,673,808 (4.80%)

Fell C. Herdeg	1,300,000 (0.19%)

Hakim Bangash	1,200,000 (0.17%)

Fred Filoon	14,850,000 (2.12%)

Bradford Mead	1,600,000 (0.23%)

Patty Sullivan	2,284,000 (0.33%)

William Sondheim	1,200,000 (0.17%)

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Exhibit H

Form of Opinion of Counsel to the Seller

[BARNETT & ASSOCIATES LETTERHEAD]

____________, 2010

MMAC, LLC
c/o Palm Ventures
2 Greenwich Office Park
Greenwich, CT 06831

Attention: Managing Member

Re:	MMAC, LLC—Purchase of Assets of Trudy Corporation

Dear Sirs:

          We are furnishing this opinion to you at the request of Trudy Corporation, a Delaware corporation (the “Seller”), in connection with the sale of substantially all of its assets to, and the assumption of certain of its liabilities by (the “Transaction”), MMAC, LLC, a Delaware limited liability company (the “Buyer”). The Transaction is governed by, among other documents, the documents defined as Transaction Documents below, all dated (unless otherwise indicated) as of this date and entered into by the various parties thereto. As used in this opinion, all capitalized terms shall have the meanings set forth herein or in the relevant Transaction Document, unless the context otherwise requires.

          “Transaction Documents” means, collectively, the Asset Purchase Agreement, the General Assignment and Bill of Sale, the Assignment of Servicemarks and Trademarks, the Copyright Assignment Agreement, the Buyer Note, the Letter Agreement Regarding New Lease with Opal Publishing, the Debt Cancellation and Indemnification Agreement, the Amended and Restated Promissory Note and Security Agreement, the Amendment No. 2 to Guaranty, the Reaffirmation of Subordination Agreement, the Seller Contingent Note, the Support Agreement and other documents of title to transfer all of the Seller’s right, title and interest in and to the Acquired Assets and the other documents contemplated by the Agreement to which the Seller is a party.

          For purposes of this opinion, “Seller Constitutive Documents” means the Certificate of Incorporation and the Bylaws of the Seller.

          We have made such inquiry of the Seller and examined such documents, records and other instruments and made such investigations of law as we deemed necessary and relevant as a basis for this opinion.

          For purposes of this opinion, we have assumed without independent investigation that: (a) the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the original documents; (b) the documents have been duly authorized, executed and delivered by each of the parties thereto (other than the Seller as to which we opine below); and (c) the persons who executed, acknowledged, and delivered the Transaction Documents on behalf of each of the parties thereto (other than the Seller as to which we opine below) were duly authorized to do so by each such party.

Based on the foregoing, it is our opinion that:

1. The Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.          The Seller has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business, to carry on its business as it is now being conducted and to execute, deliver and perform its obligations under the Purchase Agreement and the other Transaction Documents.

3.          The execution, delivery and performance of the Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action of the Seller. Each of the Purchase Agreement and the other Transaction Documents has been duly executed and delivered by the Seller (to the extent that it is a party thereto).

4.          The execution and delivery of the Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof by the Seller will not (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any federal or State of Delaware government, governmental agency, or court to which the Seller is subject or any provision of the Seller Constitutive Documents, (B) result in a breach of, constitute a default under, or require any notice or consent under any Contract or Permit known to us to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject or (C) result in the imposition of any security interest upon any of the Acquired Assets. The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal or State of Delaware government or governmental agency, in order for the Parties to consummate the transactions contemplated by the Transaction Documents, other than pursuant to the terms and provisions of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

5.          Each of the General Assignment and Bill of Sale, the Assignment of Servicemarks and Trademarks, the Copyright Assignment Agreement and any other instrument of conveyance, transfer and/or assignment delivered to the Buyer pursuant to the Purchase Agreement is in proper form to transfer to the Buyer all right, title and interest of the Seller in and to the Acquired Assets. Such instruments are in form sufficient for recordation or filing where such is necessary in order to effect such conveyance, transfer and assignment against third parties.

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All of our foregoing opinions are subject to the qualifications that:

          (a)     The enforceability of any of the Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws of general application affecting the enforcement of creditors’ rights; and

          (b)     The availability or enforceability of particular remedies, including self-help remedies, or waivers may be limited by (i) equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) or (ii) applicable laws, rules, regulations, court decisions and constitutional requirements in and of the State of Connecticut, the State of Delaware or the United States.

          We express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the law of the State of Connecticut, the law of the State of Delaware and the United States of America.

          This opinion is rendered as of the effective date set forth above, and we express no opinion as to circumstances or events that may occur subsequent to such date nor do we assume any obligation to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in law or any court decisions which may hereafter occur or be issued.

Very truly yours,

BARNETT & ASSOCIATES

By

Charles E. Barnett, Partner

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Exhibit I-1

Employment Agreement (Zantop)

[NewCo Letterhead]

_______________________, 2009

Ashley Andersen Zantop
[Address]

Re:	Terms of Employment Offer & Agreement

Dear Ashley:

I am pleased to formally extend to you our offer of employment for the position of Chief Executive Officer, President and Publisher of MMAC, LLC (the “Company”), reporting directly to the Managing Member of the Company (the “Managing Member”). As you know, the Company is purchasing the assets and business of Trudy Corporation (the “Transaction”). We are very excited about this new opportunity and hope that you are excited, too.

The offer set forth in this agreement (this “Agreement”) is effective as of, and contingent upon, the closing of the Transaction (the “Effective Date”). If you accept our offer of employment then, upon the closing of the Transaction, this Agreement shall supersede and replace any prior employment arrangement and/or agreement (whether written or oral) that you had with the Company, Trudy Corporation or any of their respective subsidiaries or affiliates.

As Chief Executive Officer of the Company, you will be entitled to a base salary, annual bonus and benefits, all as described below. In addition, this letter agreement sets forth certain conditions and restrictions.

1.

Duties. You shall have the usual and customary duties, responsibilities and authority of a chief executive officer, subject to the power of the Managing Member in its sole discretion, (a) to expand or limit such duties, responsibilities and authority and (ii) to override your actions. You shall devote your reasonable best efforts and full business time, business judgment, skill and knowledge to the performance of your duties hereunder and the advancement of the business and affairs of the Company. You represent that you are not party to any agreement that conflicts with or impairs your ability to discharge your duties to the Company.

2.

Base Salary. Your base salary will be $152,800 per annum, payable in regular installments in accordance with the Company’s general payroll practices and subject to withholding and other payroll taxes. Your salary shall be subject to adjustment by the Managing Member from time to time. This is a salaried, exempt position and, as such, is ineligible for overtime pay.

3.

Annual Incentive. Each year during your employment with the Company, you may be eligible for annual bonuses, based upon the achievement of personal and Company targets, as determined by the Managing Member in its sole discretion. In order to earn an annual bonus in any particular year hereunder, you must be continuously employed through the date when the Company pays annual bonuses to its employees for such year, which shall occur in the following calendar year, no later than thirty (30) days following the Managing Member’s approval of the Company’s applicable audited financial statements; provided, however, that if the Company terminates you without “Cause” (as defined below) after the completion of a calendar year but prior to the date when the Company pays annual bonuses to its employees with respect to such year, then you shall be entitled to receive such bonus at such time that bonuses are paid to the Company’s active employees.

For purposes of this Agreement, “Cause” is defined as (i) a demonstrated pattern of failure by you to perform such lawful duties as are reasonably requested in good faith by the Managing Member; (ii) your material disregard of your duties or material failure to act, where such action would be in the ordinary course of your duties, and such disregard or failure causes material harm to the Company; or (iii) your conviction of, or plea of nolo contendere to, a felony or other crime of fraud or financial dishonesty. The Company shall not be entitled to terminate for Cause unless the Company provides you with written notice stating in reasonable detail the basis for termination and a 30-day opportunity to cure (unless (w) the Company reasonably determines that providing you with such opportunity to cure is reasonably likely to have a material adverse effect on its business, financial condition, results of operations, prospects or assets, (x) the facts and circumstances underlying such termination are not able to be cured or (y) the Company has previously delivered a notice under the same clause of this paragraph, the facts and circumstances of which were cured at such time; in any case (w), (x) or (y), the Company may terminate without providing an opportunity to cure).

4.

Equity Incentive. You will be entitled to participate in the Company’s equity incentive program (either in the form of restricted stock or stock options, as determined by the Managing Member in its sole discretion), pursuant to the Company’s 2010 Equity Incentive Plan (the “Plan”), and subject to your execution of an award agreement, such plan and award agreement to be provided to you no later than January 30, 2010. The terms of such equity grant will be governed by the Plan and by such award agreement.

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5.

Benefits. You shall be eligible to participate in all employee benefit programs from time to time for which executive employees of the Company are generally eligible, including, without limitation, any 401(k) plan which the Company may maintain for its employees. You shall be eligible to participate in all insurance plans available generally from time to time to executives of the Company, and during the term of your employment and, other than in the event of a termination by the Company for Cause, the Restricted Period (as defined below), 100% of your health insurance costs shall be born by the Company.

6.

Vacation. During your employment with the Company, you shall be entitled to vacation days, holidays, sick days and personal days in accordance with the Company’s time-off policies, as such policies may be amended from time to time. You may not carry forward any unused vacation, holiday, sick or personal days into subsequent years except as otherwise provided in the Company’s policies.

7.

Confidentiality. You hereby agree that during and after your employment with the Company, you will not disclose to any other person, or use for your own direct or indirect benefit or gain, any Confidential Information (as defined below and described in Exhibit A) relating to the business conducted by the Company, except as required by law (in which case you agree to notify the Company as soon as practical of such requirement, and assist with its efforts to limit such disclosure). “Confidential Information” means all confidential, proprietary or other information relating to the Company and its businesses whether acquired pursuant to the Transaction, or thereafter. Upon the termination of your employment, or at any time upon the Company’s request, you will return to the Company any Confidential Information that you possess, and you will delete any and all electronic Confidential Information from your personal computer and other electronic devices. Examples of Confidential Information are listed on Exhibit A.

8.

Employment. You agree and understand that nothing in this Agreement will confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with your right or the Company’s right to terminate your employment at any time, with or without cause. The employment relationship between the Company and you is an “at will” relationship. No representative of the Company has the authority to enter into any agreement with you guaranteeing employment for any specified period of time or modify the at will relationship, unless it is done so in writing and signed by both you and the Managing Member.

9.

Non-Competition; Non-Solicitation; Non-Disparagement. In consideration of this offer of employment with the Company, of the compensation and benefits provided you under this Agreement (including, without limitation, the Company’s promise to provide you with a grant of Company equity pursuant to the Plan) and your access to the customers, trade secrets and other confidential information of the Company and its subsidiaries, you agree that the following restrictions on your activities during and after your employment are necessary, appropriate and reasonable to protect the goodwill, confidential information and other legitimate interests of the Company and its subsidiaries and affiliates from unfair and inappropriate competition:

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(i)     During the Restricted Period (as defined below), you will not, directly or indirectly, enter into or engage (in any capacity) (whether as an owner, employee, partner, independent contractor or otherwise, whether with or without compensation) directly or indirectly in any business which competes with the business of the Company or any of its subsidiaries or affiliates within any Restricted Territory. You acknowledge that the nature and scope of the Company’s business is international. As used in this Agreement, the term “Restricted Territory” means (i) the State of Connecticut, (ii) the states of New York, New Jersey and Massachusetts, (iii) every other state, territory or possession of the United States in which you have engaged in, or are engaging in, Company business (or business for Trudy Corporation prior to the transaction) as of the date of termination of your employment, (iv) every other state, territory or possession of the United States in which the Company (or Trudy Corporation) is conducting or has conducted business as of the date of termination of your employment, and (v) every other country in the world in which the Company (or Trudy Corporation) is conducting or has conducted business as of the date of termination of your employment; provided, however, that ownership of less than 2% of the outstanding stock of any publicly traded company shall not by itself be deemed to be a violation of this provision.

(ii)     During the Restricted Period, you will not directly or indirectly, and will not assist directly or indirectly any other person to (A) hire or engage in any capacity any employee of the Company or any of its subsidiaries or affiliates (or any person who was an employee of the Company or any of its subsidiaries or affiliates within twelve (12) months of the date such hiring or engagement occurs) or solicit or seek to persuade any employee of the Company or any of its subsidiaries or affiliates to discontinue such employment, (B) solicit or encourage any customer of the Company or any of its subsidiaries or affiliates or independent contractor providing services to the Company or any of its subsidiaries or affiliates to terminate or diminish its relationship with the Company or (C) seek to persuade any customer (or any person who was a customer of the Company or its subsidiaries or affiliates within twelve (12) months of the date such solicitation or encouragement commences or occurs, as the case may be) or prospective customer of the Company or any of its subsidiaries or affiliates to conduct with anyone else any business or activity that such customer or prospective customer conducts or could conduct with the Company or any of its subsidiaries or affiliates.

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For purposes of this Section 9, the “Restricted Period” means (a) the term of your employment with the Company, and (b) that number of months (not to exceed 12) commencing immediately following the termination of your employment with the Company, as elected by the Managing Member and for which the Company agrees to pay you continued payments of your base salary (as in effect as of the date of the termination of your employment) and health insurance (either through continued participation in the Company’s health plan, or through a subsidy of your continuation coverage costs pursuant to COBRA, as determined by the Company in its sole discretion); provided, however, that if you are terminated for Cause, then the Company will not be required to pay you any base salary during any post-termination portion of the Restricted Period. The Company may elect to not extend the Restricted Period beyond the termination of your Company employment in its sole discretion, but if it does wish to extend the Restricted Period beyond the termination of your employment, it must make the election in writing (a) in the event of a termination of your employment by the Company, no later than the date of such termination, or (b) in the event of a termination of employment by you, within thirty (30) days following the date of such termination of employment (in either case, such written election shall set forth the number of months (not to exceed 12) that the Restricted Period will extend beyond the termination date). For the avoidance of doubt, continued payments of base salary during any post-termination portion of the Restricted Period shall not be a severance benefit to which you can accrue any rights. For the avoidance of doubt (i) the Restricted Period will deemed to be tolled during the period of any breach of the covenants contained in this Section 9, and no further payments of base salary will be due for any such period extending beyond the number of months initially elected by the Managing Member, and (ii) if the Company breaches its obligation to pay you any amount during the Restricted Period, such obligation will survive the expiration of the Restricted Period.

In signing this Agreement, you give the Company assurance that you have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on you under this Section 9. You agree that these restraints are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates and their trade secrets and confidential information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent you from obtaining other suitable employment during the period in which you are bound by the restraints. You agree that, before providing services to any entity during the Restricted Period, you will provide a copy of Section 9 of this Agreement to such entity. You acknowledge that each of these covenants has a unique, very substantial and immeasurable value to the Company and its subsidiaries, that you have sufficient assets (after taking into account the compensation due to you from the Company during the Restricted Period, as described herein) and skills to provide a livelihood while such covenants remain in force and that, as a result of the foregoing, in the event that you breach such covenants, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper. You therefore agree that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach by you of any of those covenants or the covenants contained in Section 7, without the necessity of showing actual monetary damages or the posting of a bond or other security. You and the Company further agree that, in the event that any provision of this Section 9 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed modified to permit its enforcement to the maximum extent permitted by law. You further covenant that you will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 9 and that you will reimburse the Company and its subsidiaries for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 9 if either the Company and/or its subsidiaries prevails on any material issue involved in such dispute or if you challenge the reasonability or enforceability of any of the provisions of this Section 9.

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10.

Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.	Governing Law. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

12.

Miscellaneous. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by you and the Company and each such party’s respective successors, assigns, heirs, representatives and estate; provided, however, that your rights and obligations under this Agreement shall not be assigned without the prior written consent of the Company, except in the case of your death or incapacity, in which case, any compensation due to you shall be paid to your heirs, estate or legal guardian, as applicable. This Agreement may not be modified or amended except by a written agreement signed by the Company and you. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Please review this Agreement and do not hesitate to call if you have any questions.

[remainder of page intentionally left blank]

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Please signify your acceptance of the terms and conditions of this Agreement by signing below and returning a signed copy to _____________ at any time prior to the Effective Date. Please note that the offer of employment contained in this Agreement expires as of the closing of the Transaction.

We look forward to your continued leadership of the Company’s team!

Very truly yours,

Name:
Title:

*          *          *          *          *

By my signature below, I accept the terms and conditions of the Agreement (including, without limitation, the covenants contained in Section 7 and 9):

Ashley Andersen Zantop	Date

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EXHIBIT A

Examples of Confidential Information

•	The identity and special needs of the clients and prospective clients of the Company

•	Pricing practices, including client pricing, of the Company

•	Any financial information of the Company, including profits, profit margins, and/or revenues

•	Any information relating to employee compensation, including your own compensation

•	The people and organizations with whom the Company have business relationships and any details pertaining to those relationships

•	Confidential information of the clients and prospective clients of the Company

•	The development, research, testing, manufacturing and marketing activities of the Company

•	The costs, sources of supply and strategic plans of the Company

•	The trade secrets and know-how of the Company

•	The capital structure of the Company

•	The management and operation of the Company

•	Any information of the Company not generally known in the industry

As it is not possible to list every type of Confidential Information, this Attachment lists specific items and general categories and is not all-inclusive. If you have any questions as to whether certain information falls within the scope of Confidential Information, you must treat such information as Confidential Information unless told otherwise in writing by the Managing Member.

Any violation of confidentiality seriously injures the reputation and effectiveness of the Company. Therefore, please do not discuss the business of the Company with anyone who does not work for the Company, and never discuss business transactions with anyone who does not have a direct association with the transaction. Even casual remarks can be misinterpreted and repeated.

Your employment with the Company and your obligations under this Agreement require that you to maintain confidentiality, even after you leave our employ.

Exhibit I-2

Employment Agreement (Burnham)

[NewCo Letterhead]

_____________________, 2009

William W. Burnham
[Address]

Re:	Terms of Employment Offer & Agreement

Dear Bill:

I am pleased to formally extend to you our offer of employment for the position of Director, Business Development of MMAC, LLC (the “Company”), reporting directly to the Chief Executive Officer of the Company (the “CEO”), or her designee. As you know, the Company is purchasing the assets and business of Trudy Corporation (the “Transaction”). We are very excited about this new opportunity and hope that you are excited, too.

The offer set forth in this agreement (this “Agreement”) is effective as of, and contingent upon, the closing of the Transaction (the “Effective Date”). If you accept our offer of employment then, upon the closing of the Transaction, this Agreement shall supersede and replace any prior employment arrangement and/or agreement (whether written or oral) that you had with the Company, Trudy Corporation or any of their respective subsidiaries or affiliates.

As Director, Business Development of the Company, you will be entitled to a base salary, annual bonus and benefits, all as described below. In addition, this letter agreement sets forth certain conditions and restrictions.

1.

Duties. You shall have the usual and customary duties, responsibilities and authority of a Director, Business Development, subject to the power of the CEO or the Managing Member of the Company, (a) to expand or limit such duties, responsibilities and authority and (ii) to override your actions. You shall devote your reasonable best efforts and full business time, business judgment, skill and knowledge to the performance of your duties hereunder and the advancement of the business and affairs of the Company. You represent that you are not party to any agreement that conflicts with or impairs your ability to discharge your duties to the Company.

2.

Base Salary. Your base salary will be $32,000 per annum, payable in regular installments in accordance with the Company’s general payroll practices and subject to withholding and other payroll taxes. Your salary shall be subject to adjustment by the Company from time to time.

3.

Benefits. You shall be eligible to participate in all employee benefit programs from time to time for which executive employees of the Company are generally eligible, including, without limitation, any 401(k) plan which the Company may maintain for its employees. You shall be eligible to participate in all insurance plans available generally from time to time to executives of the Company, and during the term of your employment, 100% of your health insurance costs shall be born by the Company.

Additionally, you may be eligible to (a) participate in the Company’s equity incentive program, and (b) earn annual performance bonuses; provided, however, that (x) whether or not you will be granted any equity awards and/or annual bonuses and/or (y) the value of any such award or bonus granted, will in either case be determined by the Managing Member, in his sole discretion.

4.

Vacation. During your employment with the Company, you shall be entitled to vacation, holidays, sick days and personal days in accordance with the Company’s time-off policies, as such policies may be amended from time to time. You may not carry forward any unused vacation, holiday, sick or personal days into subsequent years except as otherwise provided in the Company’s policies.

5.

Confidentiality. You hereby agree that during and after your employment with the Company, you will not, except as required by law, disclose to any other person, or use for your own direct or indirect benefit or gain, any Confidential Information (as defined below and described in Exhibit A) relating to the business conducted by the Company. “Confidential Information” means all confidential, proprietary or other information relating to the Company and its businesses whether acquired pursuant to the Transaction, or thereafter. Upon the termination of your employment, or at any time upon the Company’s request, you will return to the Company any Confidential Information that you possess, and you will delete any and all electronic Confidential Information from your personal computer and other electronic devices. Examples of Confidential Information are listed on Exhibit A.

6.

Employment. You agree and understand that nothing in this Agreement will confer any right with respect to continuation of employment by the Company, nor will it interfere in any way with your right or the Company’s right to terminate your employment at any time, with or without cause. The employment relationship between the Company and you is an “at will” relationship. No representative of the Company has the authority to enter into any agreement with you guaranteeing employment for any specified period of time or modify the at-will relationship, unless it is done so in writing and signed by both you and the Managing Member of the Company.

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7.

Non-Competition; Non-Solicitation; Non-Disparagement. In consideration of this offer of employment with the Company, of the compensation and benefits provided you under this Agreement (including, without limitation, the Company’s promise to provide you with a grant of Company equity pursuant to the Plan) and your access to the customers, trade secrets and other confidential information of the Company and its subsidiaries, you agree that the following restrictions on your activities during and after your employment are necessary, appropriate and reasonable to protect the goodwill, confidential information and other legitimate interests of the Company and its subsidiaries and affiliates from unfair and inappropriate competition:

(i)     During the Restricted Period (as defined below), you will not, directly or indirectly, enter into or engage (in any capacity) (whether as an owner, employee, partner, independent contractor or otherwise, whether with or without compensation) directly or indirectly in any business which competes with the business of the Company or any of its subsidiaries or affiliates within any Restricted Territory. You acknowledge that the nature and scope of the Company’s business is international. As used in this Agreement, the term “Restricted Territory” means (i) the State of Connecticut, (ii) the states of New York, New Jersey and Massachusetts, (iii) every other state, territory or possession of the United States in which you have engaged in, or are engaging in, Company business (or business for Trudy Corporation prior to the transaction) as of the date of termination of your employment, (iv) every other state, territory or possession of the United States in which the Company (or Trudy Corporation) is conducting or has conducted business as of the date of termination of your employment, and (v) every other country in the world in which the Company (or Trudy Corporation) is conducting or has conducted business as of the date of termination of your employment; provided, however, that ownership of less than 2% of the outstanding stock of any publicly traded company shall not by itself be deemed to be a violation of this provision.

(ii)     During the Restricted Period, you will not directly or indirectly, and will not assist directly or indirectly any other person to (A) hire or engage in any capacity any employee of the Company or any of its subsidiaries or affiliates (or any person who was an employee of the Company or any of its subsidiaries or affiliates within twelve (12) months of the date such hiring or engagement occurs) or solicit or seek to persuade any employee of the Company or any of its subsidiaries or affiliates to discontinue such employment, (B) solicit or encourage any customer of the Company or any of its subsidiaries or affiliates or independent contractor providing services to the Company or any of its subsidiaries or affiliates to terminate or diminish its relationship with the Company or (C) seek to persuade any customer (or any person who was a customer of the Company or its subsidiaries or affiliates within twelve (12) months of the date such solicitation or encouragement commences or occurs, as the case may be) or prospective customer of the Company or any of its subsidiaries or affiliates to conduct with anyone else any business or activity that such customer or prospective customer conducts or could conduct with the Company or any of its subsidiaries or affiliates.

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For purposes of this Section 7, the “Restricted Period” means (a) the term of your employment with the Company, and (b) that number of months (not to exceed 12) commencing immediately following the termination of your employment with the Company, as elected by the Managing Member and for which the Company agrees to pay you continued payments of your base salary (as in effect as of the date of the termination of your employment) and health insurance (either through continued participation in the Company’s health plan, or through a subsidy of your continuation coverage costs pursuant to COBRA, as determined by the Company in its sole discretion); provided, however, that if you are terminated for Cause (as defined below), then the Company will not be required to pay you any base salary during any post-termination portion of the Restricted Period. The Company may elect to not extend the Restricted Period beyond the termination of your Company employment in its sole discretion, but if it does wish to extend the Restricted Period beyond the termination of your employment, it must make the election in writing within thirty (30) days following the termination of your Company employment (such written election shall set forth the number of months (not to exceed 12) that the Restricted Period will extend beyond the termination date). For the avoidance of doubt, continued payments of base salary during any post-termination portion of the Restricted Period shall not be a severance benefit to which you can accrue any rights. For the avoidance of doubt the Restricted Period will deemed to be tolled during the period of any breach of the covenants contained in this Section 7, and no further payments of base salary will be due for any such period extending beyond the number of months initially elected by the Managing Member.

For purposes of this Agreement, “Cause” is defined as (i) a demonstrated pattern of failure by you to perform such lawful duties as are reasonably requested in good faith by the Managing Member; (ii) your material disregard of your duties or material failure to act, where such action would be in the ordinary course of your duties, and such disregard or failure causes material harm to the Company; or (iii) your conviction of, or plea of nolo contendere to, a felony or other crime of fraud or financial dishonesty. The Company shall not be entitled to terminate for Cause unless the Company provides you with written notice stating in reasonable detail the basis for termination and a 30-day opportunity to cure (unless (w) the Company reasonably determines that providing you with such opportunity to cure is reasonably likely to have a material adverse effect on its business, financial condition, results of operations, prospects or assets, (x) the facts and circumstances underlying such termination are not able to be cured or (y) the Company has previously delivered a notice under the same clause of this paragraph, the facts and circumstances of which were cured at such time; in any case (w), (x) or (y), the Company may terminate without providing an opportunity to cure).

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In signing this Agreement, you give the Company assurance that you have carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed on you under this Section 7. You agree that these restraints are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates and their trade secrets and confidential information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent you from obtaining other suitable employment during the period in which you are bound by the restraints. You agree that, before providing services to any entity during the Restricted Period, you will provide a copy of Section 7 of this Agreement to such entity. You acknowledge that each of these covenants has a unique, very substantial and immeasurable value to the Company and its subsidiaries, that you have sufficient assets and skills to provide a livelihood while such covenants remain in force and that, as a result of the foregoing, in the event that you breach such covenants, monetary damages would be an insufficient remedy for the Company and equitable enforcement of the covenant would be proper. You therefore agree that the Company, in addition to any other remedies available to it, will be entitled to preliminary and permanent injunctive relief against any breach by you of any of those covenants or the covenants contained in Section 5, without the necessity of showing actual monetary damages or the posting of a bond or other security. You and the Company further agree that, in the event that any provision of this Section 7 is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed modified to permit its enforcement to the maximum extent permitted by law. You further covenant that you will not challenge the reasonableness or enforceability of any of the covenants set forth in either of Sections 5 or 7 and that you will reimburse the Company and its subsidiaries for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of Sections 5 or 7 if either the Company and/or its subsidiaries prevails on any material issue involved in such dispute or if you challenge the reasonability or enforceability of any of the provisions of Sections 5 or 7.

For the avoidance of doubt, the covenants contained in this Section 7 are separate and apart from, and independent of, the restrictive covenants contained in the Non-Competition Agreement, dated as of even date herewith, by and between you and the Company (the “Purchase Agreement Non-Compete”). Accordingly, if your employment is terminated prior to the expiration of the covenants contained in the Purchase Agreement Non-Compete, you will remain bound by such covenants even if the Company does not elect to extend the Restricted Period beyond the termination date in accordance with this Section 7.

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8.

Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.	Governing Law. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

10.

Miscellaneous. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by you and the Company and each such party’s respective successors, assigns, heirs, representatives and estate; provided, however, that your rights and obligations under this Agreement shall not be assigned without the prior written consent of the Company. This Agreement may not be modified or amended except by a written agreement signed by the Company and you. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Please review this Agreement and do not hesitate to call if you have any questions.

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Please signify your acceptance of the terms and conditions of this Agreement by signing below and returning a signed copy to _____________ at any time prior to the Effective Date. Please note that the offer of employment contained in this Agreement expires as of the closing of the Transaction.

We look forward to your continued leadership of the Company’s team!

Very truly yours,

Name:
Title:

*          *          *          *          *

By my signature below, I accept the terms and conditions of the Agreement (including, without limitation, the covenants contained in Section 5 and 7):

William W. Burnham	Date

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EXHIBIT A

Examples of Confidential Information

•	The identity and special needs of the clients and prospective clients of the Company

•	Pricing practices, including client pricing, of the Company

•	Any financial information of the Company, including profits, profit margins, and/or revenues

•	Any information relating to employee compensation, including your own compensation

•	The people and organizations with whom the Company have business relationships and any details pertaining to those relationships

•	Confidential information of the clients and prospective clients of the Company

•	The development, research, testing, manufacturing and marketing activities of the Company

•	The costs, sources of supply and strategic plans of the Company

•	The trade secrets and know-how of the Company

•	The capital structure of the Company

•	The management and operation of the Company

•	Any information of the Company not generally known in the industry

As it is not possible to list every type of Confidential Information, this Attachment lists specific items and general categories and is not all-inclusive. If you have any questions as to whether certain information falls within the scope of Confidential Information, you must treat such information as Confidential Information unless told otherwise in writing by the CEO.

Any violation of confidentiality seriously injures the reputation and effectiveness of the Company. Therefore, please do not discuss the business of the Company with anyone who does not work for the Company, and never discuss business transactions with anyone who does not have a direct association with the transaction. Even casual remarks can be misinterpreted and repeated.

Your employment with the Company and your obligations under this Agreement require that you to maintain confidentiality, even after you leave our employ.

Exhibit I-3

Form of Non-Competition Agreement

NON COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (this “Agreement”), is dated as of _________________, 20[10], by and between MMAC, LLC, a Delaware limited liability company (the “Buyer”), and [William W. Burnham][Alice B. Burnham] (the “Covenantor”). Capitalized terms not otherwise defined herein shall have the meanings set forth in Asset Purchase Agreement. The Buyer and the Covenantor are hereinafter collectively referred to as the “Parties” and each individually a “Party”.

R E C I T A L S

          WHEREAS, the Buyer and Trudy Corporation, a Delaware corporation (the “Seller,”), have entered into the Asset Purchase Agreement, dated as of December 18, 2009 (the “Asset Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Buyer has agreed to purchase from the Seller substantially all of the assets, properties and rights of the Seller used or useful in the operation of the Business (including the goodwill of the Seller and the Business), and the Seller has agreed to sell such assets, properties and rights in exchange for the Purchase Price.

          WHEREAS, the Covenantor is the chairman of the board and the principal stockholder of the Seller.

          WHEREAS, as a material inducement to the Buyer to enter into the Asset Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, the Covenantor has agreed to the non-competition and non-solicitation covenants set forth in this Agreement.

          WHEREAS, the Covenantor acknowledges and agrees that the Buyer would not consummate the transactions contemplated by the Asset Purchase Agreement and the other transaction documents without the covenants of the Covenantor contained herein, which are a material and integral condition to the consummation of the transactions contemplated by the Asset Purchase Agreement and the other transaction documents.

          WHEREAS, the Covenantor recognizes that the provisions of this Agreement are reasonable and necessary for the protection of the Business and that the Buyer and its Affiliates would be irreparably damaged by a breach of this Agreement by the Covenantor.

          NOW, THEREFORE, in consideration of these premises, the covenants contained herein and other good and valuable consideration, the Parties hereto agree as follows:

ARTICLE I.
NON-COMPETITION AND NON-SOLICITATION COVENANTS

1.1     Non-Competition.

          The Covenantor acknowledges that, in the course of his ownership interest in, and employment by, the Seller, he has become familiar with the Seller’s trade secrets and with other confidential information concerning the Business, and the Seller. The Covenantor further acknowledges that the Buyer is consummating the transactions contemplated by the Asset Purchase Agreement in order to enable the Buyer to continue the Business as a going concern and that to accord the Buyer the full value of the Business it is acquiring, including without limitation the confidential information, trade secrets, customer contacts, referral sources, reputation, and goodwill of the Business (collectively, the “Confidential Information”), and as a material inducement to the Buyer to enter into the Asset Purchase Agreement and consummate the transactions contemplated hereby, it is necessary that the Covenantor agree to the restrictions set out in this Article I. The Covenantor further acknowledges that he will receive substantial economic benefit from the consummation of the transactions contemplated by the Asset Purchase Agreement and that such transactions will not be consummated absent the Covenantor’s agreement to the provisions set out in this Article I. The Covenantor further acknowledges that the Confidential Information is valuable to the Business and to the Buyer and, therefore, his protection and maintenance constitutes legitimate interests to be protected by the Buyer in accordance with the confidentiality provisions of this Article I. Therefore, during the period commencing on the Closing Date and concluding three (3) years thereafter (the “Non-Compete Period,” subject to automatic extensions, during and for as long as, the period during which the Covenantor has breached Article I hereof), the Covenantor agrees that he shall not, and shall use his best efforts to cause his Affiliates not to, directly or indirectly, own, manage, control, participate in, be employed by, consult with, render services for, or in any manner engage in or represent any business within any Restricted Territory that is engaged in the Business, including, without limitation, any business that (i) publishes children’s books, (ii) publishes books with read- and sing-along audio tapes and CD’s, or (iii) designs, manufactures and markets children’s musical instruments, electronics and plush stuffed animals. The Buyer and the Covenantor acknowledge that the nature and scope of the Business is national. Accordingly, as used in this Agreement, the term “Restricted Territory” means (A) the State of Connecticut, and (B) any other state, territory or possession of the United States in which the Seller (1) has engaged in the Business prior to the date hereof, or (2) has actively planned to engage in the Business prior to the date hereof.

1.2     Non-Solicitation of Customers.

          During the Non-Compete Period, the Covenantor shall not directly or indirectly through another Person:

                    (i)     solicit, induce or attempt to solicit or induce any customer (it being understood that the term “customer” as used throughout this Agreement includes any Person (including, without limitation, a governmental authority) (x) that is receiving services from the Buyer and/or any Affiliates related to the Business or (y) that is directly or indirectly providing or referring customers to, or otherwise providing or referring business for, the Buyer or any Affiliates), supplier, licensee, subcontractor or other business relation of the Buyer or any Affiliate to cease or reduce doing business with the Buyer or such Affiliate, or in any way interfere or attempt to interfere with the relationship between any such customer, supplier, licensee, subcontractor or business relation, on the one hand, and the Buyer or any such Affiliate, on the other hand; provided, however, that this clause (iii) shall only apply to those customers, suppliers, licensees, subcontractors or business relations with whom the Covenantor had dealings on behalf of the Seller or its Affiliates on or prior to the date hereof; or

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                    (ii)     accept, solicit or attempt to solicit orders for the provision of goods or services which are similar to the goods and services offered or sold by the Seller prior to the Closing Date;provided, however, that this clause (iv) shall only apply to dealings with those customers, suppliers, licensees, subcontractors or business relations that the Covenantor had dealings with on behalf of the Seller or its Affiliates on or prior to the date hereof.

1.3     Exception for Publicly Traded Stock or Other Ownership Interest.

          Nothing herein shall prohibit the Covenantor from being a passive owner of not more than two percent (2%) of the outstanding stock, membership interest, partnership interest, or other form of ownership interest in any Person or any class thereof that actively engages in the Business, which is publicly traded, so long as the Covenantor has no active participation in the business of such Person.

1.4     Consideration for Covenants.

          The Covenantor further acknowledges that he will receive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Asset Purchase Agreement and related documents and that, but for his agreeing to be bound by such provisions, the Buyer would be unwilling to enter into the Asset Purchase Agreement or to consummate the transactions contemplated thereby. This Agreement has been made with the expectation that the Covenantor will not engage in the activities restricted within the Restricted Territory during the Non-Compete Period as set forth in Sections 1.1 and 1.2 above (such activities being the “Restricted Activities”). The Covenantor shall be liable for the Buyer’s costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred in enforcing its rights and remedies in the event of an intentional breach by the Covenantor.

1.5     Covenant to Promote the Buyer.

          During the Non-Compete Period, the Covenantor agrees to use his best efforts to promote and preserve the relationship and goodwill between the customers, suppliers, licensees, subcontractors and/or business relations of the Seller, on the one hand, and the Buyer, on the other hand, when specifically asked to do so by the Buyer, and without making any commitment on the Buyer’s behalf.

1.6     Interpretation; Enforcement.

          (a)     The Covenantor agrees that the restrictions contained in this Agreement are ancillary to the otherwise enforceable Asset Purchase Agreement, the restrictions are reasonable and necessary, are valid and enforceable under Connecticut law, and do not impose a greater restraint than necessary to protect the Buyer’s legitimate business interests. If, at the time of enforcement of this Agreement, a court holds that any of the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Buyer to the greatest extent possible under applicable law from improper competition. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

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          (b)     The Parties acknowledge that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Buyer and/or its permitted successors and assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of the provisions hereof (without posting a bond or other security), and/or require the Covenantor to account for and pay over to the Buyer all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein in this Agreement, if and when final judgment of a count of competent jurisdiction is so entered against the Covenantor. The Covenantor agrees not to claim that the Buyer and/or its successors and assigns have adequate remedies at law for a breach of this Agreement, as a defense against any attempt to obtain the equitable relief described in this Section 1.6(b).

1.7     Acknowledgement.

          The Covenantor understands that the foregoing restrictions may limit his/her ability to earn a livelihood in a business similar to the business of the Business, the Buyer and any of its Affiliates, but the Covenantor nevertheless believes that he has received and will receive sufficient consideration and other benefits under the Asset Purchase Agreement to clearly justify such restrictions which, in any event (given his education, skills and ability), the Covenantor does not believe would prevent him from otherwise earning a living. The Covenantor agrees and acknowledges that (i) the Buyer has required that the Covenantor make the covenants set forth in this Agreement as a condition to the Buyer’s obligations to consummate the transactions contemplated by the Asset Purchase Agreement; and (ii) the provisions of this Agreement are reasonable and necessary to protect and preserve the Business and the goodwill associated therewith.

ARTICLE II.
MISCELLANEOUS

2.1     Entire Agreement.

          This Agreement, the Asset Purchase Agreement and the other transaction documents constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements, terms sheets or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof or thereof.

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2.2     Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, which approval may be withheld for any reason or no reason at the Party’s sole discretion; provided, however, the Buyer may (i) assign any or all of its respective rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its respective obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain primarily responsible for the performance of all of its obligations hereunder), (iii) collaterally assign any or all of its respective rights and interests hereunder to one or more lenders of the Buyer, and (iv) assign its respective rights hereunder in connection with the sale of all or substantially all of its business or assets (whether by merger, sale of stock or assets, recapitalization or otherwise), in each case, without the prior written approval of the Covenantor.

2.3     Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

2.4     Headings.

          The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

2.5     Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Buyer:	MMAC, LLC
2 Greenwich Office Park
Greenwich, Connecticut 06831
Attn: Managing Member
Fax: (203) 422-5605

With a copy to (which shall	Finn Dixon & Herling LLP
177 Broad Street, 15th Floor
Stamford, Connecticut 06901-2048
Attn: David I. Albin, Esq.
Fax: 203-325-5001

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If to Covenantor:	241 White Oak Shade Road
New Canaan, Connecticut 06840
Fax: ________________

With a copy to (which shall	Barnett & Associates
not constitute notice):	4 Lighthouse Way
Darien, Connecticut 06820
Attn: Charles E. Barnett, Esq.
Fax: (203) 655-9698

2.6     Governing Law; Consent to Jurisdiction.

          (a)     This Agreement shall be governed by the laws of the State of Connecticut, without giving effect to any conflict of law principles. Each Party hereto hereby irrevocably submits and consents to the jurisdiction of any Connecticut state or federal court located in Fairfield County over any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Connecticut state or federal court. Each party hereto intends to and does hereby confer upon such court the power to exercise personal jurisdiction over it to enforce the covenants contained herein upon the courts of any jurisdiction within the geographical scope of such covenants.

          (b)     Notwithstanding clause (a), the Parties intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Buyer’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          (c)     Enforcement; Limitation of Liability. The provisions of this Section 2.6 may be enforced by any court of competent jurisdiction, and the Party prevailing in any action brought to enforce this Agreement shall be entitled to an award of all reasonable out-of-pocket costs, fees and expenses, including reasonable attorneys’ fees and expenses to be paid by the other Party. Notwithstanding anything to the contrary contained herein, the Buyer’s recovery for any damages resulting from an unintentional breach of this Agreement by the Covenantor, shall not exceed and shall be capped at the Covenantor’s portion of Non-Compete Allocated Amount. For the avoidance of doubt, this cap on damages shall only apply in the event of an unintentional breach by the Covenantor, and shall not, in any case, limit the Buyer’s right to either (i) equitable relief, as set forth in Section 1.6 herein, or (ii) reasonable out-of-pocket costs, fees and expenses, as set forth in this Section 2.6(c).

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          (d)     Intentional Breach. For the avoidance of doubt, an intentional breach by Covenantor shall include, but shall not be limited to, any activities deemed a breach of this Agreement by a court of competent jurisdiction, for which the Buyer had, prior to the commencement of any action to enforce this Agreement, provided written notice to the Covenantor stating that such activities constitute Restricted Activities hereunder, and which the Covenantor did not cease within five (5) business days of his receipt of such notice.

2.7     Amendments and Waivers.

          The provisions of this Agreement may be amended and waived only with the prior written consent of the Buyer and the Covenantor, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

2.8     Construction.

          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

2.9     Waiver of Jury Trial.

          NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the Parties have executed this Non-Competition Agreement as of the date first above written.

THE BUYER:

MMAC, LLC

By:

Name:
Title:

THE COVENANTOR:

Name:	[William W. Burnham][Alice B. Burnham]

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Exhibit J-1

LEASE AGREEMENT

This Lease Agreement (this “lease”, this “agreement” or this “lease agreement”) is entered into as of _________________, 200__ by and between NOREAST MANAGEMENT LLC, a Connecticut limited liability company with an office at c/o William W. Burnham, 241 White Oak Shade Road, New Canaan, Connecticut 06840 (hereinafter referred as “Lessor”), and MMAC, LLC, a Delaware limited liability company with an office at 353 Main Avenue, Norwalk, Connecticut 06851-1508 (hereinafter referred to as “Lessee”).

Recitals

A.

Trudy Corporation, a Delaware corporation (“Seller”), as seller, and Lessee, as buyer, are parties to that certain Asset Purchase Agreement dated as of December 18, 2009 (the “Purchase Agreement”), pursuant to which Lessee is acquiring from Seller substantially all of the assets of a business that publishes children’s books, books with read- and sing-along audio tapes and CD’s and designs, manufactures and markets children’s musical instruments, electronics and plush stuffed animals for sale to domestic and international retail and wholesale customers on a returnable and non-returnable basis, sold under the trade names (i.e. imprints) of Studio Mouse, Soundprints, Little Soundprints, Music for Little People and Fetching Books (the “Business”); and

B.

Lessor and Seller are or have been parties to a lease (or leases) of the premises (as defined below) (the “Prior Lease”), and Seller has sublet a portion of the premises to Opal Publishing (including any future permitted successors and assigns, the “Existing Sublessee”) under a certain Commercial (Sub) Lease dated May 1, 2009 (including any future amendments and modifications between Lessee and the Existing Sublessee, the “Existing Sublease”);

C.

The execution and delivery of this lease by Lessor and Lessee, and the termination of the Prior Lease, are conditions precedent to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

1.	Description of the premises; Effect on existing sublease

Lessee leases from Lessor the entire building, approximately 26,000 square feet, located at 353 Main Avenue, Norwalk, Connecticut 06851 (the “Building”) together with the entire parking lot consisting of approximately 64 parking spaces (such building, parking and the remainder of the land upon which the building sits, together with the use of Lessor’s forklift and snow blower located thereon, hereinafter referred to as the “premises” or “leased premises”).

In connection with and as a condition to this lease being entered into, the Existing Sublessee will confirm and agree in a letter agreement (the “Existing Sublease Letter Agreement”) with Lessee, Lessor and Seller that, among other things, (i) upon the effectiveness of this lease, the Existing Sublease shall be converted automatically from a sublease under the Prior Lease to a sublease under this lease, and (ii) should Lessee exercise its termination rights hereunder or should this lease otherwise be terminated, the Existing Sublease shall automatically upon such termination be converted to a direct lease between Lessor and the Existing Sublessee.

2.	Representations and warranties

The Lessor represents and warrants that it is a duly constituted and validly existing limited liability company organized under the laws of Connecticut and has power to enter into and perform this lease agreement. This agreement constitutes a valid and legally binding obligation of the Lessor, enforceable according to its terms. Neither the execution and delivery of this lease agreement, the consummation of the transactions contemplated hereby, nor the fulfillment by the Lessor of or compliance by the Lessor with the terms and conditions hereof are prevented or limited by or conflict with or result in a breach of any provision contained in the limited liability company agreement which creates and establishes the Lessor.

The Lessee represents and warrants that it is a duly constituted and validly existing limited liability company, organized under the laws of the state of Delaware and has power to enter into and perform this lease agreement. This agreement constitutes a valid and legally binding obligation to the Lessee, enforceable according to its terms.

The Lessor represents, warrants and covenants to Lessee that the Prior Lease is being terminated, effective on or before the Closing, and that Lessee has no liability or obligation under or relating to the Prior Lease.

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3.	Compliance with laws

Lessee shall, at Lessee’s sole cost and expense, promptly comply in all material respects with all present and future laws, orders, and regulations of all state, federal, municipal and local government, departments, commissions, and boards and any direction of any public officer pursuant to law with respect to the Building and premises if arising out of Lessee’s particular use or manner of use of the premises of the Building during the term of this lease (and, for the avoidance of doubt, not any matters arising out of use of the premises or the Building prior to or after the term of this lease (a “Pre-Existing or Future Condition”) nor any matters arising from any off-site conditions or activities of persons other than Lessee prior to, during or after the term of this lease (an “Off-Site Condition”) nor any matters of general (i.e. commercial and warehouse) use and condition of the premises and the Building during the term of this lease), and expressly excepting any portion of the care of or responsibility for the Building which resides with the Lessor, under law or according to the terms of this lease. Lessor shall, at Lessor’s sole cost and expense, promptly comply in all material respects with all present and future laws, orders, and regulations of all state, federal, municipal and local government, departments, commissions, and boards and any direction of any public officer pursuant to law with respect to the Building and premises (other than those arising out of Lessee’s particular use or manner of use of the premises of the Building during the term of this lease). Without limiting the foregoing Lessor represents, warrants and agrees that (i) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has conducted or permitted, and none of Lessor, Seller, or anyone acting for or through any of them, will at any time during the term of this lease, conduct or permit, any operations or activity on the premises which result in the discharge of hazardous waste (as defined in an applicable federal or Connecticut statue or regulations) on the premises or the pollution (as defined in any applicable federal or Connecticut statute or regulations) of surface water, ground water or soil on the premises, (ii) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has conducted or permitted, and none of Lessor, Seller, or anyone acting for or through any of them, will at any time during the term of the lease, conduct or permit any operations or activity on the premises which results in the premises constituting an “establishment” as defined in the Connecticut property transfer law, (iii) none of Lessor, Seller, or anyone acting for or through any of them since Lessor has owned and/or Seller has used the premises, has permitted, and none of Lessor, Seller, or anyone acting for or through any of them will at any time during the term of the lease permit, the alteration so as to become friable, or the installation, of asbestos containing materials on the premises, and (iv) should any of the foregoing representations or warranties be untrue or covenants be breached, or should any action under the Connecticut property transfer law or other environmental laws be required of Lessor or Seller concerning the premises, Lessor will take any and all actions necessary to comply with, cure and/or remedy same (including without limitation investigating and/or remediating any contamination and/or condition) in satisfaction of all applicable federal and Connecticut statutes and regulations including without limitation the Connecticut property transfer law.

Without limiting the foregoing Lessee agrees that (i) it will not at any time during the term of this lease conduct or permit, any operations or activity on the premises which result in the discharge of hazardous waste (as defined in an applicable federal or Connecticut statue or regulations) on the premises or the pollution (as defined in any applicable federal or Connecticut statute or regulations) of surface water, ground water or soil on the premises (ii) it will not at any time during the term of the lease conduct or permit any operations or activity on the premises which results in the premises constituting an “establishment” as defined in the Connecticut property transfer law, (iii) it will at any time during the term of the lease permit the alteration so as to become friable, or the installation, of asbestos containing materials on the premises, and (iv), should any of the foregoing covenants be breached, it will remediate the contamination in satisfaction of all applicable federal and Connecticut statutes and regulations. Lessee shall not do or permit any renovations or alterations to the premises or any act or thing to be done in or to the premises which is contrary to law, including all applicable laws, regulations and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises, relating to building, renovating or altering the premises and to public health and safety, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by Lessee for the benefit of the Lessor. Lessor represents and warrants that, to its knowledge, any/all renovations and alterations made heretofore to the premises have been and are in compliance in all material respects with all such applicable laws, regulations and codes. Lessee represents and warrants that any/all renovations and alterations made hereunder will be, in compliance in all material respects with all such applicable laws, regulations and codes. Lessee shall not bring or permit to be brought or kept, in or on the premises any inflammable, combustible or explosive fluid, material chemical or substance, with the exception of routine chemicals used in office cleaning and machinery maintained or cause or permit any odors of cooking or other process, or any unusual or other objectionable odor to permeate form the premises.

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Lessee and Lessor each agrees to indemnify and hold the other harmless against, and to pay all costs, expenses, fines penalties, or damages, which may imposed upon the other or which the other may suffer by reason of such Lessee or Lessor’s breach of any provisions of this article 3.

4.	Subordination

This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part of and to all renewals, modifications, consolidations, replacements, and extensions of any such underlying leases and mortgages, provided and conditioned upon the beneficiary of such lease or mortgage in return hereby agreeing that Lessee may continue to use, possess and enjoy the premises without being disturbed in any manner, or divested of any right hereunder or being in any other manner impaired, so long as no default beyond applicable notice and cure periods exists under this lease. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may reasonably request.

Lessor represents and warrants that there are currently no such ground or underlying leases or mortgages except the current mortgage of Lessor to People’s United Bank and the current mortgage of Lessor to Westport National Bank.

5.	Eminent Domain

If the whole or any material part of the demised premises shall be acquired by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and both Lessor and Lessee shall have no claim for the value of any unexpired term of said lease. Lessor represents and warrants that, to its knowledge, there are no Eminent Domain proceedings or negotiations regarding the premises in process, threatened or under consideration.

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6.	Destruction

(a)

If the leased premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give immediate notice thereof to Lessor and this lease shall continue in full force and effect except as hereinafter set forth.

(b)

If the leased premises are partially or totally damaged or rendered partially or totally unusable by fire or other casualty, the damage thereto shall be repaired, or the premises shall be fully restored and rebuilt, by and at the expense of the Lessor unless this lease is terminated under the following sentence. If (i) repair, restoration and rebuilding cannot be substantially complete within a period of 120 days, then Lessor may terminate this lease upon at least 30 days written notice to Lessee, and (ii) the premises are so damaged as to materially impact on their use by Lessee, then Lessee may terminate this lease upon at least 30 days written notice to Lessor. Upon a damage or casualty, rent hereunder and until same is repaired, restored or rebuilt, rent shall be automatically prorated in proportion to the portion of the building which remains reasonably habitable, accessible and usable to Lessee.

	(c)	Nothing contained above shall relieve Lessee from liability that may exist as a result of damage from fire or other casualty caused by Lessee under paragraph 15(d) below.

7.	Assignment

Lessee, for itself, its heirs, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not (excepting the Existing Sublease) assign, mortgage, or encumber this agreement, nor sublet, or suffer or permit the leased premises or any part thereof to be used by others, without prior written consent of Lessor in each instance, which consent will not be unreasonably withheld. However, Lessee may, without Lessor’s consent, (i) transfer its interest in this lease in connection with a reorganization of its assets or business, whether by merger, reorganization, assignment or sublet provided the transferee is a person, corporation, partnership, limited liability company or other person or entity controlling, controlled by or under common control with Lessee; (ii) transfer its interest in this lease in connection with a sale of all or substantially all of its assets or all or substantially all of its assets relating to the business conducted by Lessee on the premises; or (iii) mortgage or otherwise pledge its interest in this lease to its current or future lender(s) (and such mortgagee, assignee or pledgee may, without Lessor’s consent, foreclose on or otherwise transfer their interest or title herein, or have Lessee transfer its interest or title herein in lieu of foreclosure or similar proceedings, to a successor mortgagee or pledgee or a third-party purchaser).

If this lease be assigned, or if the leased premises or any part thereof be sublet or occupied by anybody other than the Lessee, Lessor may, after default by Lessee, collect rent from the assignee, sub-tenant, or occupant as tenant; in no event, however, shall Lessee be relieved of its obligation to pay the full amount of rent due under this lease. The consent by Lessor to an assignment or subletting shall not in any way be construed to relieve Lessee from obtaining the express written consent of Lessor to any further assignment or subleasing.

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8.	Examination of premise and repairs

(a)

Except as to matters specifically represented or covenanted by Lessor herein or by Seller in the Purchase Agreement: Neither Lessor nor Lessor’s agents have made any representations or promises with respect to building, the land upon which it is erected or the leased premises, the rents, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth herein or in the Purchase Agreement, and no rights, casements or licenses are acquired by Lessee by implication or otherwise except as expressly set forth in the provisions of this lease. The Lessee has had the opportunity to inspect the building and the leased premises and is acquainted with their condition, and agrees to take the premises in “as is” condition. Lessee further acknowledges that the taking of possession of the leased premises by Lessee shall be conclusive evidence that, to Lessee’s knowledge, the said premises were in good and satisfactory condition at the time such possession was so taken.

(b)

Lessee, unless herein specified to the contrary, shall be responsible for basic, day-to-day maintenance of all portions of the building leased to Lessee, both exterior and interior (but not the items provided otherwise herein). Throughout the term of this lease, Lessee shall take good care of the leased premises and the fixtures and appurtenances therein, and at its sole cost and expense, make all such non-structural and basic, day-to-day maintenance-related repairs thereto as and when needed to preserve them in good working order and condition.

The Lessor shall, during the term of this lease maintain the structural stability of the premises in sound, safe condition. Lessor shall be responsible, at its sole cost and expense, for all structural and operational repairs and maintenance to the building and the property and the premises’ systems, including without limitation roofs, ceilings and floors, structural walls, electrical, heating and cooling systems, window repair and functionality, plumbing, masonry, concrete, paving and the like, whether related or unrelated to Lessee’s occupancy, and shall maintain the interior and exterior building and other elements described in sound structural condition. Lessee agrees to give prompt notice of any defective structural condition in the premises of which Lessee becomes aware and for which the Lessor may be responsible. For the avoidance of doubt, Lessor shall also be responsible for any and all: (i) matters of Eminent Domain and/or fire and other casualty dealt with in paragraphs 5 and 6 hereof; (ii) damage to the premises due to acts of God or the public enemy; and (iii) repairs, replacements or improvements of a capital nature.

All repairs (whether by Lessor or Lessee) shall be made in accordance with all applicable laws, regulations and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises.

If the leased premises become infested with vermin, Lessee shall at lessee’s expense, cause the same to be exterminated from time to time in a commercially reasonable manner. Lessor represents that it is not aware of any current or past infestation by vermin and shall deliver the premises to Lessee reasonably free of such vermin.

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Except as specifically provided elsewhere in the lease agreement, there shall be no allowance to the Lessee for the diminution of rental value and no liability on the part of the Lessor by reason if inconvenience, annoyance or injury to business arising from Lessor, Lessee or others making any repairs, alterations, additions, or improvements in or to any portion of the building, or in or to the leased premises or the fixtures, appurtenances or equipment thereof. The provisions of this paragraph 8 (b) with respect to making of repairs shall not apply in the case of fire or other casualty which are dealt with elsewhere.

9.	Term

The premises are leased for a term of four (4) years commencing on the date hereof and ending on the fourth (4th) anniversary of the date hereof unless sooner terminated as hereinafter provided (the “Term”). Lessee may terminate this lease (and vacate the premises with no further obligation) effective as of any date on or after the twelve (12) month anniversary of the date hereof, by giving at least six (6) months’ prior written notice of the termination date to the Lessor.

10.	Rent

(a)

In consideration of the premises, the Lesee agrees to pay to the Lessor as rent for the premises $9,625.00 per month (which equates to an annual rate of $115,500.00). All rent shall be due and payable in advance on the 1st day of each and every calendar month during said term at c/o William W. Burnham, 241 White Oak Shade Road, New Canaan, Connecticut 06840 or at such other place, as the Lessor may designate. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day.

Notwithstanding that rent is generally due on the 1st of each calendar month, if, as of the last day of any calendar month ending on or before April 30, 2011, Lessee has unrestricted cash on hand together with credit available under its credit line of less than $150,000, then Lessee may defer the amount of the upcoming calendar month’s rent payment that exceeds the sum of: (x) Lessor’s regular, non-default monthly mortgage debt service installment payment to People’s United Bank under the mortgage documents as in place on the date hereof, which shall be no more than $6,801.17, plus (y) $1,500. All sums calculated under clause (y) of the prior sentence shall be retained by Lessor in a separate, interest bearing bank account in the names of Lessor and Lessee, jointly, to be held as a sinking fund for property repairs as required of Lessee under the lease, and such amounts including any interest accrued shall be held in such account until disbursed to pay for such repairs, as such repairs come due, or, if not fully disbursed previously, until the expiration or termination of this lease. Any amounts deferred will accrue simple, non-compounding interest at a 5% per annum rate.

On May 1, 2010, the rent for the premises shall increase to $121,275 per annum ($10,106.25 per month). On each May 1 anniversary thereafter during the Term, the rent shall be increased automatically effective as of such May 1 by the lesser of (i) two and one half percent (2.5%) and (ii) the percentage change in CPI (when comparing CPI as of the end of the most recent complete calendar quarter with CPI as of one year prior to such comparison date). For purposes of this paragraph, “CPI” shall mean the Consumer Price Index U.S. City Averages for Urban Wage Earners and Clerical Workers, All Items (Base Index Year 1982-84 = 100) published from time to time by the United States Department of Labor, Bureau of Labor Statistics. If such index is changed during the term of this lease so that the base year of such index changes, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If such index is discontinued or revised during the term of this lease, the other government index or computation with which such index is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

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(b)

The Lessee shall be responsible for cleaning and all daily and regular maintenance of the leased premises and, to the extent the responsibility of the owner or occupant of the leased premises, of the surrounding property, including but not limited to, trash removal, pallet disposal, graffiti removal, carpet cleaning, snow plowing and removal, sanding of ice on the parking lot and sidewalks, cutting of grass, and maintenance of planting beds, shrubs and trees. Lessee shall also be responsible for any maintenance or repairs caused by Lessee’s treatment of or use of/damage to the leased premises beyond ordinary wear and tear.

(c)

The Lessee shall pay real property taxes (including governmental sewer and water assessments) which come due and owing on the property during the term of this lease to the extent applicable to the term of this lease. Any portions not applicable to the term of this lease shall be paid by Lessor. If the lease expires or is terminated and Lessee has paid sums applicable to periods after such expiration or termination, Lessee may offset such sums against rents coming due or request reimbursement from Lessor which Lessor shall remit to Lessee within 15 days of expiration or termination. Lessee shall pay promptly (in the time required under law to avoid default and late charges) such real property taxes upon written notification from Lessor including a copy of the tax bill.

Lessor hereby represents and covenants to Lessee that (i) the premises is in and of itself a separate tax lot or lots and such tax lot or lots do not encompass any property other than the premises, and (ii) the buildings and other improvements forming part of the premises are taxed separately from any buildings and/or improvements not part of the premises.

(d)

Lessee shall pay all utility bills, and fire and security alarm service bills, which come due and owing on the property during the term of this lease to the extent applicable to the term of this lease. The terms of paragraph (c) above as to potential credits and refunds shall also apply to these charges.

11.	Use

Lessee shall use and occupy the premises only for lawful purposes, including without limitation light assembly and other uses normally connected therewith and for other purposes that will not impair appearance, character, or reputation of the building and premises, including, without limitation, the following uses (the “Contemplated Uses”): the Business and any lawful uses reasonably related or ancillary to the Business. Lessor represents and warrants to Lessee that the premises are properly zoned for and properly licensed and permitted as required by law for the premises to be used for the Contemplated Uses.

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l2.	Alterations additions and Improvements

Lessee shall not make any alterations, additions or improvements on or to the premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, except that Lessee may (without such notice, consent, etc.) make any non-structural alterations, additions or changes to the premises reasonably related to the Contemplated Uses, including, without limitation, installing and replacing signs, redecorating, making improvements that do not effect load-bearing walls, and reconfiguring non-load-bearing walls. Any work performed by Lessee shall be at Lessee’s expense, and Lesee shall use contractors or mechanics first approved by Lessor for any structural or building-system work, such approval shall not be unreasonably withheld. All fixtures and all paneling, partitions, railing and like installations, installed in the premises at any time by Lessee shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the leased premises unless, as to any items installed after the date hereof, Lessor, by notice to lessee not later than twenty days prior to the date fixed as the termination of the lease, elects to relinquish Lessor’s rights thereto and to have them removed by Lessee, in which event, the same shall be removed from the premises by Lessee on or before the expiration of the lease, at Lessee’s expense. Nothing contained in this provision shall prevent Lessee from removing all office furniture and machines, equipment, and trade fixtures customarily used in the business of the Lessee, and any other property and fixtures which are Acquired Assets (as defined in the Purchase Agreement). Lessee agrees that all work performed under this article shall be in compliance with all applicable laws, including all applicable laws, regulations, and codes of the city of Norwalk and any other governmental entity with jurisdiction over the premises.

13.	Access to Premises

(a)

Lessor or Lessor’s agents shall have the right (but shall not be obligated) to enter the leased premises in any emergency at any time, and at other reasonable times with reasonable prior notice to Lessee, to examine the same and make such repairs, replacements and improvements as Lessor my deem necessary and reasonably desirable to any portion of the building or which Lessor may elect to perform, in the premises, following Lessee’s failure after applicable notice and cure periods to make repairs or perform any work which Lessee is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. In the event that Lessor does work under this paragraph (a) which was Lessee’s obligation under this lease, Lessee shall promptly reimburse Lessor for Lessor’s costs and expenses, including the reasonable value of the time spent by Lessor’s employees, in doing such work. Lessor shall not make such repairs which are the responsibility of the Lessee without first providing written notice to the Lessee 30 days in advance of such repair, and Lessee shall have this 30 days to complete the repair at Lessee’s expense.

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(b)

Throughout the term hereof, Lessor shall have the right to enter the leased premises, at reasonable hours and with reasonable prior notice to Lessee, for the purpose of showing the same prospective purchasers or mortgagees of the building, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) month period, place upon the premises the usual notice “To Let” and “For Sale” which notices Lessee shall permit to remain without molestation.

14.	Brokerage

Lessee represents that in the negotiation of this lease, it has dealt with no brokers.
Lessor represents that in the negotiation of this lease, it has dealt with no brokers.

15.	Indemnification and Insurance [Note to Exhibit: This section remains subject to review by Lessee’s insurance person between Purchase Agreement signing and Closing.]

(a)

Lessee and Lessor each shall, during the entire term hereof, keep in full force and effect with a reputable insurance company a policy of general public liability and property damage insurance in standard form in favor of itself (and naming the other as an additional insured as its interests may appear), against claims for bodily injury or death or property damage occurring in or upon the leased premises, effective no later than the commencement of the term of this lease. Such insurance shall be in the amount of not less than $5,000,000 combined single limit coverage for bodily injury and property damage issued by carriers reasonably acceptable to the other. Certificate(s) evidencing such insurance coverage listing the other as its interests may appear (Noreast Management LLC as additional insured, in respect to being the building owner and landlord, and Lessee as lessee) shall be delivered to the other not later than the commencement of the term of this lease and annually thereafter and shall contain a clause, if and to the extent available, that the Lessee shall not cancel or materially change the insurance without first giving (or endeavoring to give) the Lessor thirty days prior written notice (or such notice, if any, as such insurer will agree to, it being understood that some insurers will agree to only 10 days or will not agree to prior notice).

(b)

Lessor shall, during the entire term hereof, keep in full force and effect with a reputable insurance company, a fire and all other perils insurance policy in standard form, providing replacement cost coverage of the building and all Lessor personal property and fixtures at the property and in an amount sufficient to avoid penalty under any co-insurance clause. Lessee shall, during the entire term hereof, keep in full force and effect with a reputable insurance company, a fire and all other perils insurance policy in standard form, providing replacement cost coverage of Lessee’s personal property and fixtures. Certificate(s) of insurance evidencing such coverages shall be delivered to Lessee or Lessor, as the case may be, not later than the commencement of the term of this lease and annually thereafter and shall contain a clause, if and to the extent available, that the Lessor or Lessee, as the case may be, will not cancel or materially change the insurance without first giving (or endeavoring to give) the Lessor or Lessee, as the case may be, thirty (30) days prior written notice (or such notice, if any, as such insurer is willing to give, it being understood that some insurers will give only 10 days or will not give any prior notice).

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(c)

It is the intent of the parties that the risk of loss or damage arising out of or relating to this lease should be borne by insurance to the extent of available coverage. Accordingly, Lessee and Lessor waive all rights against each other (and against the agents, members, managers, officers, employees, representatives and/or insurers of the other) for any loss or damage to any building, structure, or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such other party (its agents, members, managers, officers, employees and/or representatives); provided, however, that: (i) this waiver of rights shall only be applicable to the extent of insurance proceeds actually paid to the parties suffering such loss or damage; and (ii) this waiver of rights shall in no way diminish the indemnity obligations of Lessee and Lessor otherwise contained in this lease; and (iii) the waiver of rights as to worker’s compensation shall be limited to that allowed under applicable law. Such waiver of rights shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in any related agreement with respect to any claim of Lessee or Lessor. Inasmuch as the waiver of rights shall mean that neither party shall be liable to the other party hereto or to any insurance company (by way of subrogation or otherwise) and will preclude the assignment of any of such claim(s) (by way of subrogation or otherwise) to an insurance company (or any other person), Lessee and Lessor shall give written notice of the terms of this mutual waiver of rights to their respective insurers and shall have their insurance policies properly endorsed, if necessary, for the insurance company(s) to honor these waivers.

(d)

Lessee shall indemnify and hold harmless Lessor, its members, managers, officers, partners and agents against and from all liabilities, obligations, damages, penalties, claims, costs and expense, including reasonable attorney’s fees, paid, suffered, or incurred by Lessor, its members, managers, officers, partners and agents, as a result of (i) any breach by Lessee, Lessee’s members, managers, officers, agents, contractors, employees, invitees, or licensees, of any covenant, condition, representation or warranty of Lessee contained in this lease, or (ii) the negligence of the Lessee, Lessee’s agents, members, managers, officers, contractors, employees, invites, or licensees; provided, however, for the avoidance of doubt, that Lessee shall have no liability whatsoever related to or arising out of any Pre-Existing or Future Condition or any Off-Site Condition. In case any action is brought against Lessor, its members, managers, officers, partners or agents, by reason of any such claim, Lessee, upon written notice from Lessor will at Lessee’s expense, resist or defend such action or proceeding by counsel of Lessee’s choosing and Lessor’s consent shall not be unreasonably withheld. Lessee shall conduct the defense of such action or proceeding, including thereof, in good faith and in a manner protective of Lessor’s interest. No settlement of any such action or proceeding may be made without Lessor’s consent, which shall not unreasonably be withheld.

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(e)

Lessor shall indemnify and hold harmless Lessee, its members, managers, officers, partners and agents against and from all liabilities, obligations, damages, penalties, claims, costs and expense, including reasonable attorney’s fees, paid, suffered, or incurred by Lessee, its members, managers, officers, partners and agents, as a result of (i) any breach by Lessor, Lessor’s members, managers, officers, agents, contractors, employees, invitees, or licensees, of any covenant, condition, representation or warranty of Lessor contained in this lease, or (ii) the negligence of the Lessor, Lessor’s members, managers, officers, agents, contractors, employees, invites, or licensees or (iii) any Pre-Existing or Future Condition or any Off-Site Condition. In case any action is brought against Lessee, its members, managers, officers, partners or agents, by reason of any such claim, Lessor, upon written notice from Lessee will at Lessor’s expense, resist or defend such action or proceeding by counsel of Lessor’s choosing and Lessee’s consent shall not be unreasonably withheld. Lessor shall conduct the defense of such action or proceeding, including thereof, in good faith and in a manner protective of Lessee’s interest. No settlement of any such action or proceeding may be made without Lessee’s consent, which shall not unreasonably be withheld.

16.	Notices

In every instance where it shall be necessary or desirable for the Lessor to serve any notice or demand upon Lessee, such notice or demand shall be deemed sufficiently given or made if in writing and mailed to Lessee by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier, or facsimile, addressed to Lessee at the premises and as provided below. Any notice by Lessee to Lessor must be sent by registered or certified United States mail, postage prepaid, or overnight nationally recognized carrier, or via facsimile. Any notice or demand shall be deemed given or made upon confirmed receipt or confirmation of attempted delivery at the specified address(es) or facsimile number(s). Each party may by written notice designate an alternative address for service of notice. All notices shall be sent to the address(es) below:

If to Lessee:	MMAC, LLC
353 Main Avenue
Norwalk, Connecticut 06851-1508
Attention: President/CEO

with a copy to:

Finn Dixon & Herling LLP
177 Broad Street
Stamford, Connecticut 06901
Attention: David I. Albin, Esq.

If to Lessor:	Noreast Management LLC
c/o William W. Burnham
241 White Oak Shade Road
New Canaan, Connecticut 06840

with a copy to:

Barnett & Associates
4 Lighthouse Way
Darien, Connecticut 06820
Attention: Charles E. Barnett, Esq.

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17.	Default

(a)

If the Lessee shall fail to pay the monthly rental charge when due and such default shall not have been fully cured within fifteen (15) business days of such due date, or if Lessee defaults in the prompt and full performance of any other material provision of this lease and said default is not corrected within thirty (30) days after written notice from Lessor to Lessee of said default, then and in any such event the Lessor may upon, five (5) days written notice, terminate this lease and Lessee’s right to possession thereunder, and Lessor may; re-enter the premises. In such event, this lease shall end and expire as fully and completely as if the expiration of such five (5) day period were the date herein definitely fixed for the end and expiration of this lease and the term thereof and Lessee shall remain liable as hereinafter provided.

(b)

If Lessee fails to cure a breach in rental payment obligations as noted above and becomes insolvent, or if there shall be filed by or against Lessee in any court pursuant to any statute either of the United States or any State in petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee’s property, and within thirty(30) days thereof Lessee fails to secure discharge thereof or if Lessee makes an assignment for the benefit of creditors, this lease shall ipso facto be canceled and terminated. In which event neither Lessee nor any person claiming through or under Lessee or by virtue of any statue or of an order of any court shall be entitled to possession of the leased premises and Lessor, in addition to the rights and remedies given herein and by virtue of any other provision elsewhere in this lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or moneys received by it from Lessee or others in the behalf of Lessee upon the execution hereof.

(c)

Lessee expressly waives any right of redemption. Notwithstanding any re-entry, the liability of Lessee for the rent shall not be extinguished for the balance of the term thereof (except that it shall be limited to the lesser of (i) the remainder of the term of this lease, and (ii) the later of (A) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor is exercising its remedies, and (B) twelve (12) months from the date of this lease).

(d)

In the event of a termination of this lease for reasons of default, the Lessor shall be entitled to recover from the lessee or lessee’s legal representatives, as liquidated damages, the sum of (a) the rent then due and additional rent payable for the lesser of (i) the remainder of the term of this lease, and (ii) the later of (A) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor terminated this lease, and (B) twelve (12) months from the date of this lease, and (b) all reasonable expenses of Lessor incurred in recovering possession of the premises and relating to the same including reasonable costs of repairing and renovating the premises, rent discounts and concessions for future tenants, and reasonable attorney’s and broker’s fees, less (c) the net amount if any, of the rents collected on account of the subsequent lease or leases of the leased premises for each month of the period which would otherwise have constituted the balance of the term of this lease (or the lesser of (i) the remainder of the term of this lease, and (ii) the later of (A) six (6) months from the date of Lessee’s failure to cure the default based upon which Lessor terminated this lease, and (B) twelve (12) months from the date of this lease). The failure of Lessor to re-let the premises or any part or parts thereof shall not affect Lessee for damages. In no event shall Lessee be entitled to receive any excess of net rent collected over the sums payable by Lessee of Lessor hereunder. Lessor agrees to use its best efforts to mitigate any damage which may be payable by Lessee pursuant to this subparagraph.

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18.	Successors and Assigns

The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

The undersigned Lessee acknowledges that this lease is made from commercial purposes and waives any right of notice and hearing under section 52-278(a) and 52-278(n) of the Connecticut General Statutes, as now or hereafter amended, or any successor act thereto, and authorizes the attorney for Lessor to issue a write for prejudgment remedy without court order. The undersigned Lessee acknowledges being engaged primarily in commercial pursuits and that this lease is made in connection with the undersigned’s business activities.

19.	Holding Over

Any holding over at the expiration of this lease with the consent of the Lessor shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the State of Connecticut. During any holdover tenancy, Lessee shall pay the same rate of rental on a monthly basis as is in effect at the time of termination of this lease, unless otherwise agreed upon in writing, and both parties shall be bound by all the terms and conditions of this lease.

20.	Cost of Litigation

Subject to paragraph 23 hereof, if any legal action is instituted to enforce this lease, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs form the other party. If Lessee defaults in the observance or performance of any material term or covenant of this lease beyond applicable notice and/or grace periods, then, unless otherwise provided for in this lease, Lessor may immediately or at any time thereafter and without notice perform the obligation of Lessee hereunder and, if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder beyond applicable notice and/or grace periods, makes any expenditures for legal fees, in instituting, prosecuting, or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed additional rent hereunder and shall be paid by Lessee within five (5) days of mediation of any bill or statement therefore, and if Lessee’s lease term shall have expired at the time of such expenditures, such sums shall be recoverable by Lessor as damages.

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21.	Termination and Surrender

Lessee shall surrender the premises on the last day of the term of the lease. Lessor shall have the right to place and maintain on the premises “For Rent” and “For Sale” signs during the last six (6) months of the term of this lease. Lessee shall, at the expiration of the lease, surrender the keys to the premises to Lessor.

22.	Severability

If any provisions of this lease or any application thereof shall be invalid or unenforceable, the remainder of this lease and any other application of such provision shall not be affected thereby.

23.	Quiet Enjoyment

Upon due performance by Lessee of its covenants and agreements under this lease within applicable notice and/or grace periods, Lessor warrants the Lessee shall and may at all times peaceably and quietly have, hold and enjoy the leased premises during the lease term. Notwithstanding anything in the agreement to the contrary, if this covenant of quiet enjoyment is breached and/or Lessee is made a party to any legal proceedings affecting its right of possession and/or if Lessee is unable to use and enjoy the leased premises due to the action of Westport National Bank, People’s United Bank or any other person and/or any action constituting eviction, or similar action un-related to any action or failure to act upon the part of the Lessee if required under this lease and within applicable notice and/or grace periods, Lessor shall reimburse Lessee for all reasonable attorney’s fees and other expenses incurred by it in defending its right to this lease and for all losses, damages, and other expenses arising out of any such breach of this covenant of quiet enjoyment. Notwithstanding anything in this lease agreement to the contrary, Lessee may apply all such fees, expenses, losses and damages to the rent due or to become due.

24.	Headings

The article headings are for convenience and reference only and shall not be used to limit or otherwise affect the meaning of any provision of this lease.

25.	Governing Law

This lease shall be construed in accordance with and governed by the laws of the State of Connecticut.

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26.	Relationship of Parties

Lessor and Lessee shall not be considered or deemed to be joint ventures or partners and neither shall have the power to bind or obligate the other except as ser forth herein.

27.	Modification

No changes, additions, or interlineations made to this lease shall be binding unless agreed to in writing by both parties.

28.	Entire Agreement

This lease supersedes all agreements previously made between the parties relating to this subject matter (except the Existing Sublease Letter Agreement). With the exception of this lease, there are no other understandings or agreements between them regarding the subject matter hereof. Notwithstanding the above, however, this lease is subject in all respects to, and shall not amend or undermine in any respect, the agreements set forth in the Purchase Agreement.

29.	Counterparts

This lease may be executed in any number of counterparts, each of which, when executed and delivered, being an original, and such counterparts together constituting one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Lessor and Lessee have entered into this lease as of the date set forth above.

WITNESSETH:	LESSOR:

NOREAST MANAGEMENT LLC

Name:

By:

Name:		William W. Burnham
Principal Manager

LESSEE:

MMAC, LLC

Name:

By:

Name:	Name:

Title:

17

STATE OF CONNECTICUT )
: ss.

COUNTY OF FAIRFIELD )

          On this the ____ day of _____________, 200__, before me, the undersigned officer, personally appeared William W. Burnham, who acknowledged himself to be the Principal Manager of NOREAST MANAGEMENT LLC, a Connecticut limited liability company, and that he, as such Principal Manager, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Principal Manager, and as the free act and deed of himself and the limited liability company.

          In witness whereof I hereunto set my hand.

Notary Public (or Commissioner of the Superior Court)
My commission expires: _________________

STATE OF CONNECTICUT )
: ss.

COUNTY OF FAIRFIELD )

          On this the ____ day of _____________, 200__, before me, the undersigned officer, personally appeared ___________________________, who acknowledged himself to be a/the ____________________ of MMAC, LLC, a Delaware limited liability company, and that he, as such ____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such ____________________, and as the free act and deed of himself and the limited liability company.

          In witness whereof I hereunto set my hand.

Notary Public (or Commissioner of the Superior Court)
My commission expires: ______________

18

Exhibit J-2

Opal Letter Agreement

TRUDY CORPORATION
353 Main Avenue
Norwalk, Connecticut 06851-1508

December __, 2009

Joseph West
Opal Publishing
353 Main Avenue
Norwalk, Connecticut 06851-1508

Letter Agreement Regarding New Lease

RE:

Commercial (Sub) Lease dated as of May 1, 2009 (the “Sublease”) between Trudy Corporation (“Current Lessee”) and Opal Publishing (“Sublessee”) regarding portions (the “Sublet Premises”) of the property known as 353 Main Avenue, Norwalk, Connecticut (the “Premises”)

Dear Joe:

          This letter agreement is to confirm that Current Lessee is contemplating a sale (the “Sale”) of its business to MMAC, LLC, a Delaware limited liability company (“New Lessee”), and that, in connection with the Sale, NOREAST MANAGEMENT LLC, a Connecticut limited liability company (“Lessor”), and Current Lessee would terminate the existing lease (the “Current Lease”) and New Lessee and Lessor would enter into a new lease (the “New Lease”) for a stated four (4) year term but terminable with an effective date at any time after the first (1st) year on six (6) months notice by New Lessee to Lessor.

          Sublessee hereby consents and agrees that, effective upon consummation of the Sale (the “Effective Date”), (i) the Current Lease may and will be terminated, (ii) the New Lease may and will be entered into, (iii) the New Lease will automatically be substituted for the Current Lease as the lease governing the Sublease, and (iv) Sublessee has no rights, or hereby waives any rights, under item 7 in the Amendments to the Sublease as to the New Lease.

          Sublessee, Current Lessee, New Lessee and Lessor each agree, each to the extent relevant to it, that upon the Effective Date, notwithstanding item 2 in the Amendments to the Sublease or any other language in the Sublease to the contrary, (w) the Sublease will remain in effect as a sublease and thenceforth be a sublease under the New Lease and be between New Lessee and Sublessee, with the same effect as if the Sublease had been terminated and a new sublease entered into between New Lessee and Sublessee, (x) Current Lessee shall be responsible for all sublessor obligations and liabilities under the Sublease relating to any period prior to the Effective Date and New Lessee shall be responsible for all sublessor obligations and liabilities under the Sublease relating to any period on and after the Effective Date, (x) New Lessee shall be entitled to all sublessor rights, remedies, rents and revenues under the Sublease relating to any period prior to, on and/or after the Effective Date (Current Lessee hereby confirming that any right, title and interest of Current Lessee therein is hereby assigned to New Lessee), and (z) if New Lease expires prior to the end of the term of the Sublease, because New Lessee exercises any termination right under the New Lease or the New Lease is otherwise lawfully terminated by New Lessee or Lessor, then the Sublease shall automatically be converted to and become a direct lease between Lessor and Sublessee, without any liability or indemnification of New Lessee. Otherwise, the terms and conditions of the Sublease, including without limitation the Sublet Premises sublet thereunder and the rents due thereunder, shall remain unchanged and continue in full force and effect on and after the Effective Date. For the avoidance of doubt, (a) New Lessee has and shall have no liability or obligation under the Sublease for any period or occurrence prior to the Effective Date or after the expiration or termination of the New Lease, nor under the Current Lease for any period or occurrence, and (b) Current Lessee has and shall have no liability or obligation under the Sublease for any period or occurrence from and after the Effective Date, nor under the New Lease for any period or occurrence.

          You will be notified by facsimile, email or hand delivery when the Effective Date has occurred. Upon your receipt of such notice, you are hereby requested and hereby agree to (A) direct all rent payments and notices regarding the Sublease and the Sublet Premises to New Lessee at the following address until further notice by New Lessee:

MMAC, LLC
353 Main Avenue
Norwalk, Connecticut 06851-1508
Attention: President / CEO

; and (B) at your earliest convenience, mail replacement certificate(s) of insurance in the name of New Lessee at the address noted above to New Lessee at such address.

          If the Effective Date does not take place on or before May 31, 2010 (or if in advance of such date the Sale is terminated by Current Lessee and/or New Lessee in accordance with the governing asset purchase agreement, in which case notice of same shall be given to the Sublessee by Current Lessee via facsimile, email or hand delivery), then this letter agreement shall be moot and of no further force and effect.

          Current Lessee and Sublessee represent to New Lessee that (i) they are the current parties to the Sublease, (ii) except for the Sublease and this letter agreement there are no agreements between them in connection with the Premises, (iii) to the knowledge of each, neither is in default in the performance of any covenant, agreement, condition or other provision of the Sublease and no event has occurred and no fact or condition exists which with the giving of notice or the passage of time or both would constitute a default under the Sublease, and (iv) the security deposit being held under the Sublease is $3,200, and Sublessee is not and will not be entitled to any interest on such sum. Current Lessee agrees on the Effective Date to transfer (or credit) to New Lessee the amount of the security deposit.

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          Please sign and return this letter agreement to Bill Burnham at the address noted above. This letter agreement will be effective against Sublessee upon its signatures by Sublessee, Current Lessee and Lessor, and against each party upon the signature of all four parties shown below as parties hereto. This letter agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement and may be delivered via facsimile or pdf file. None of Sublessee, New Lessee or Lessor may assign its rights, duties or obligations under this letter agreement except to its permitted successors and assigns under the Current Lease or the Sublease, as the case may be, and Current Lessee may not assign its rights, duties or obligations under this letter agreement.

[Remainder of Page Intentionally Left Blank]

3

Sincerely,

CURRENT LESSEE:

TRUDY CORPORATION

By:

Name:

Title:

LESSOR:

NOREAST MANAGEMENT LLC

By:

William W. Burnham
Principal Manager

AGREED AND ACKNOWLEDGED:

SUBLESSEE:

OPAL PUBLISHING

By:

Name:

Title:

AGREED AND ACKNOWLEDGED:

NEW LESSEE:

MMAC, LLC

By:

Name:

Title:

4

Exhibit K

DEBT CANCELLATION

AND

INDEMNIFICATION AGREEMENT

AMONG

TRUDY CORPORATION,

WILLIAM W. BURNHAM,

ALICE B. BURNHAM

AND

MMAC, LLC

DECEMBER 18, 2009

i

          THIS DEBT CANCELLATION AND INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of December 18, 2009, among MMAC, LLC, a Delaware limited liability company (the “Buyer”), TRUDY CORPORATION, a Delaware corporation (the “Seller”), William W. Burnham, an individual residing in the state of Connecticut (“Mr. Burnham”) and Alice B. Burnham, an individual residing in the State of Connecticut (“Mrs. Burnham, and together with Mr. Burnham, the “Principals”). Capitalized terms not otherwise defined shall have the meanings set forth in Article III or in the Asset Purchase Agreement (as defined below).

RECITALS

          WHEREAS, the Seller is engaged in the Business and the Principals are the principal stockholders of the Seller.

          WHEREAS, concurrently herewith, the Buyer and the Seller have entered into the Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which, subject to the terms and conditions set forth therein, the Buyer has agreed to purchase from the Seller the Acquired Assets, and to assume those liabilities of the Seller as are specified therein, and the Seller has agreed to sell such Acquired Assets in exchange for the Purchase Price, subject to adjustment, and the assumption of such specified liabilities.

          WHEREAS, as a material inducement to the Buyer to enter into the Asset Purchase Agreement and consummate the transactions contemplated thereby, Mr. Burnham has agreed to indemnify on the terms set forth in this Agreement the Buyer, its Affiliates and the other members of the Buyer Group in the manner set forth in this Agreement.

          WHEREAS, the Principals acknowledge and agree that the Buyer would not consummate the transactions contemplated by the Asset Purchase Agreement without the covenants of the Principals contained herein, which are a material and integral condition to the consummation of the transactions contemplated by the Asset Purchase Agreement.

          WHEREAS, substantially simultaneously with the consummation of the Asset Purchase, the Seller desires to transfer, and the Buyer desires the Seller to transfer, the Buyer Unit Consideration and the Buyer Note to Mr. Burnham in exchange for the cancellation of the Burnham Family Liabilities.

          NOW, THEREFORE, in consideration of these premises, the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereto agree as follows:

ARTICLE I.
DEBT CANCELLATION

1.1     Assignment and Assumption.

          (a)     Effective immediately upon the consummation of the Asset Purchase, the Seller hereby transfers, assigns, and conveys to Mr. Burnham all of the Seller’s right, title and interest in the following (collectively, the “Transferred Interests”):

                    (i)     the Series A Preferred Units of the Buyer held by the Seller (the “Transferred Units”); and

                    (ii)   any and all of the Seller’s right, title and interest in that certain Promissory Note, dated as of the Closing Date, made by the Buyer in favor of the Seller in the original principal amount of $225,000, (as amended, supplemented or otherwise modified from time to time, the “Buyer Note”)

          (b)     Upon the consummation of the Asset Purchase, Mr. Burnham: (i) accepts the transfer, conveyance and assignment of the Seller’s right, title and interest in the Transferred Interests; (ii) assumes and agrees to be bound by any obligations of the Seller with respect to the Transferred Interests; and (iii) agrees to be deemed a “Member” under the Operating Agreement and a “Holder” under the Buyer Note as if he were originally a party thereto.

          (c)     Each of the parties hereto agrees that he, she or it will at any time or from time to time, upon the request of any other party, do all such further things as such other party may reasonably request in connection with the performance of his, her or its obligations hereunder.

1.2     Debt Cancellation.

          (a)     In consideration of the transfer of the Transferred Interests at the Closing, the Principals hereby agree to cancel any and all debt and other obligations, with the exception of the debt evidenced by the Seller Contingent Promissory Note, owed by the Seller to the Principals, including, without limitation, those under the T/L Burnham Promissory Note, by executing a Release, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A.

          (b)     Notwithstanding the forgoing, the parties hereto agree that following the Closing, the Buyer will reimburse Mr. Burnham for up to $20,000 (less any payments made in respect of such business expenses by the Seller to Mr. Burnham between the execution of the Asset Purchase Agreement and the Closing) for business expenses owed to Mr. Burnham as of the Closing. Following the Closing, the Buyer will pay such reimbursement to Mr. Burnham in installments of $2,000 per month until paid in full.

          (c)     Notwithstanding that the Buyer will assume the Seller’s $850,000 line of credit with Westport National Bank (“Westport Credit Line”) at the Closing, Mr. Burnham agrees to continue to guarantee the Westport Credit Line following the Closing. The Buyer hereby agrees to use reasonable efforts following the Closing to cause Mr. Burnham’s guaranty to be released either by refinancing or otherwise, provided that such reasonable efforts shall not include providing collateral other than the Buyer’s assets. If the Buyer has not been able to cause Mr. Burnham’s guaranty to be terminated by the end of the thirtieth (30th) full calendar month following the Closing, then Mr. Burnham shall have the right to send written notice (the “Burnham Notice”) to the Buyer requiring the sale of the Buyer. Upon receipt of such written notice, the Buyer will use reasonable efforts to cause for such a sale to be consummated within twelve (12) months of receipt of the Burnham Notice.

          (d)     In consideration of Mr. Burnham’s guaranty of the Westport Credit Line, the Buyer hereby agrees to pay a quarterly fee to Mr. Burnham equal to 0.25% of the average monthly balance of the debt for the quarter for each full calendar quarter following the Closing of the Asset Purchase until such guaranty is released or otherwise terminated.

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ARTICLE II.
INDEMNIFICATION COVENANTS

2.1     Survival.

          Notwithstanding anything in the Purchase Agreement to the contrary, the representations, warranties, covenants and other agreements of the Seller set forth in the Asset Purchase Agreement or in any certificate or other writing delivered in connection with the Asset Purchase Agreement shall, for purposes of this Agreement, survive the Closing and the consummation of the transactions contemplated thereby; provided, however, that any claim for Adverse Consequences arising out of or with respect to the inaccuracy of any such representation or the breach of any such warranty must be asserted by the Buyer in writing by notice given to Mr. Burnham on or before [_________][eighteen months from the Closing Date], failing which any such claim shall be waived and extinguished, excluding, however, claims for Adverse Consequences relating to any third party claim which is within the subject matter of any inaccuracy of representations and/or breach of warranties contained in a Core Representation, which may be asserted until thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any waivers or extensions thereof) for any such third party claim, even if such 30th day is later than [_______][eighteen months from the Closing Date]. No right of the Buyer Group for indemnification hereunder shall be affected by any examination made for or on behalf of the Buyer, the knowledge of any of the Buyer’s officers, directors, stockholders, employees or agents, or the acceptance by the Buyer of any certificate or opinion.

2.2     Indemnification.

          From and after the Closing, Mr. Burnham shall indemnify, defend and hold harmless the Buyer, its Affiliates and their respective successors, assigns, officers, directors, members, stockholders, and employees (collectively, the “Buyer Group”) against any Adverse Consequences that any member of the Buyer Group may suffer, sustain or become subject to as the result of, or arising from or in connection with:

                    (i)     the breach of any representation or warranty contained in Article 4 of the Asset Purchase Agreement or in any other document or in any exhibit, schedule or attachment thereto or in any certificate delivered by the Seller in connection therewith;

                    (ii)   any Excluded Liability, including any Tax Liability or Environmental Liability, or any other Liability of the Seller (including without limitation those liabilities passing (or alleged to be passing) to Buyer by operation of law (including under any common law doctrine of de facto merger or successor liability) which is not an Assumed Liability;

                    (iii)  any breach or non-fulfillment of any covenant or agreement made by Seller in the Asset Purchase Agreement; and/or

                    (iv)   any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for the Buyer and its assigns (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred incident to any of the matters indemnified against under clauses (i)-(iii) above.

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                    The obligations of Mr. Burnham hereunder shall arise and continue pursuant to the terms hereof notwithstanding the termination of the obligations of the Seller under the Asset Purchase Agreement at the Closing.

2.3     Indemnification Procedures.

          (a)          (i)     If any third party shall notify the Buyer Group (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against Mr. Burnham (the “Indemnifying Party”) under Section 2.2, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by the delay.

                         (ii)   The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                         (iii)  The Indemnified Party may participate in the defense of such Third Party Claim with co-counsel of its choice to the extent that the Indemnified Party believes in its sole discretion that such matter shall affect its ongoing business; provided, however, that the fees and expenses of the Indemnified Party’s counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein, or (C) a claim shall have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and such Indemnified Party shall have been advised in writing by counsel that there may be one or more factual or legal defenses available to it that are in conflict with those available to the Indemnifying Party, in which case such co-counsel shall be at the expense of the Indemnifying Party; provided, however, that the Indemnifying Party will not be required to pay the fees and expenses of more than one separate principal counsel (and any appropriate local counsel) for all Indemnified Parties.

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                         (iv)   If, within the 15-day period described in Section 2.3(a)(ii), the Indemnifying Party does not assume the defense of such matter or fails to defend the matter in the manner set forth above, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate; provided, however, that the Indemnified Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to such matter without giving the Indemnifying Party prior written notice thereof and an opportunity to consult with the Indemnified Party. Furthermore, if any of the conditions in Section 2.3(a)(ii) above is or becomes unsatisfied, and assuming that the relevant Third Party Claim is subject to indemnification hereunder, the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys’ fees and expenses) and the Indemnifying Party will remain responsible for any Adverse Consequences that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim to the fullest extent provided herein.

          (b)     If the Indemnified Party’s notice of indemnification does not relate to a claim or the commencement of an action or proceeding by a third party, the Indemnifying Party shall have 15 days after receipt of such notice to object to the subject matter and the amount of the claim for indemnification set forth in such notice by delivering written notice thereof to the Indemnified Party. If the Indemnifying Party does not so object within such 15-day period, it shall be conclusively deemed to have agreed to the matters set forth in such notice of indemnification. If the Indemnifying Party sends notice to the Indemnified Party objecting to the matters set forth in such notice of indemnification, the parties shall use their best efforts to settle such claim for indemnification. If the parties are unable to settle such dispute, then the Indemnified Party shall seek resolution of the dispute by initiating litigation in any jurisdiction in which litigation arising under this Agreement may be commenced by the parties hereto.

          (c)     The Parties recognize and acknowledge that a breach by Mr. Burnham of this Article II will cause irreparable and material loss and damage to the Buyer as to which the Buyer will not have an adequate remedy at law or in damages. Accordingly, the Seller and the Principals acknowledge and agree that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

          (d)     Non-Exclusivity. The Parties hereby agree that the foregoing provisions of this Article II shall not be the exclusive means of recovery of the Buyer hereto or any other Person entitled to indemnification under this Article II with respect to any claim made under the Asset Purchase Agreement, and shall be in addition to any other rights or remedies available to the Buyer hereto or any other Person hereunder. Without limiting the foregoing, the indemnification provisions of this Article II do not limit (i) any other potential remedies of the Buyer with respect to fraud or willful misrepresentation, (ii) the Buyer’s ability to seek specific performance or injunctive or other equitable relief, or (iii) the Buyer’s remedies with respect to a breach of a covenant set forth in the Asset Purchase Agreement to be performed after the Closing (subject to the limitations expressly set forth elsewhere in the Asset Purchase Agreement).

2.4     Right of Set-Off

          The Buyer’s remedy under this Article II shall be limited to set off against any and all amounts due and owing under the Buyer Note, of an amount equal to the amount of any Adverse Consequences suffered, sustained, incurred or required to be paid by the Buyer, or its assigns, as the case may be, for which Adverse Consequences Mr. Burnham is obligated to indemnify the Buyer or its assigns, as the case may be, pursuant to Article II hereof, and if such amounts due and owing under the Buyer Note are not sufficient to satisfy the amount of the Adverse Consequences, the Buyer shall be entitled to exercise its rights pursuant to that certain Pledge Agreement, to be entered into by Mr. Burnham and the Buyer as of the Closing Date, in substantially the form attached hereto as Exhibit B, with regard to the equity of the Buyer held by Mr. Burnham to satisfy the amount of such Adverse Consequences.

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ARTICLE III.
DEFINITIONS

          In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

          “Affiliate” means, with respect to any Person, any of (a) a manager, member, director, officer or stockholder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person), and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          “Asset Purchase Agreement” means that certain Asset Purchase Agreement entered into by and between the Buyer and the Seller, dated as of the date hereof.

          “Buyer” has the meaning assigned to such term in the preamble of this Agreement.

          “Buyer Group” has the meaning assigned to such term in Section 2.2(a).

          “Closing” has the meaning assigned to such term in Section 2.2 of the Asset Purchase Agreement.

          “Closing Date” means the date on which the Closing occurs.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          “Core Representation” means each and any of the representations and warranties contained in Section 4(a) (Organization of the Seller), Section 4(b) (Corporate Authority Relative to this Agreement, No Violation), Section 4(c) (Brokers’ Fees), Section 4(d) (Title to Assets) Section 4(l) (Tax Matters), Section 4(w) (Employee Benefits), and Section 4(y) (Environmental, Health, and Safety) of the Asset Purchase Agreement.

          “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state, provincial, county or local, including without limitation, the United States Customs Service and any comparable foreign or international authority.

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          “Law” means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity, including any laws, rules or regulations relating to import-export and customs services rules or regulations

          “Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          “Parties” means the Buyer, the Seller and the Principals.

          “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

          “Principal” has the meaning assigned to such term in the preamble of this Agreement.

          “Seller” has the meaning assigned to such term in the preamble of this Agreement.

          “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          “Tax” as used in this Agreement, means any of the Taxes, and “Taxes” means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits, gains or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties, import or export taxes and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable Law) of another entity or a member of an affiliated, combined, consolidated or unitary group.

          “Third Party Claim” has the meaning assigned to such term in Section 2.3(a).

ARTICLE IV.
MISCELLANEOUS

4.1     No Third Party Beneficiaries.

          Except as expressly set forth in Section 4.3, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

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4.2     Entire Agreement.

          This Agreement and the Asset Purchase Agreement (and the other documents related thereto) constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof or thereof, including, without limitation, any prior term sheets.

4.3     Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates; (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder); (iii) assign any or all of its rights hereunder in connection with a sale of all or a material portion of its business; and/or (iv) assign its rights hereunder to any lenders or financing sources, their agent and their successors and assigns.

4.4     Counterparts.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.5     Headings.

          The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.6     Notices.

          All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

          If to the Seller:

          Trudy Corporation
          353 Main Avenue
          Norwalk, Connecticut 06851
          Attention: William W. Burnham

          with copies to:

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          Barnett & Associates
          4 Lighthouse Way
          Darien, Connecticut 06820
          Telephone:     (203) 273-0278
          Telecopy:       (203) 655-9698
          Attention: Charles E. Barnett, Esq.

          If to either of the Principals:

          241 White Oak Shade Road
          New Canaan, Connecticut
          Telephone:
          Telecopy:

          with copies to:

          Barnett & Associates
          4 Lighthouse Way
          Darien, Connecticut 06820
          Attention: Charles E. Barnett, Esq.

          If to the Buyer:

          MMAC, LLC
          2 Greenwich Office Park
          Greenwich, Connecticut 06831
          Telephone: (203) 422-5600
          Telecopy: (203) 422-5605
          Attention: Managing Member

          with copies to:

          Finn Dixon & Herling LLP
          177 Broad Street, 15th Floor
          Stamford, Connecticut 06901
          Telephone:     (203) 325-5000
          Telecopy:       (203) 325-5001
          Attention:       David I. Albin, Esq.

          Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. For convenience, any notice intended to be sent to the Stockholders generally may be sent to the Stockholder Representative.

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4.7     Governing Law.

          This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut.

4.8     Amendments and Waivers.

          No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

4.9     Construction.

          The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

4.10   Independence of Covenants and Representations and Warranties.

          All covenants hereunder and under the Asset Purchase Agreement shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties under the Asset Purchase Agreement shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

4.11   Remedies.

          The Parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement or the Asset Purchase Agreement.

4.12   Severability.

          It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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4.13   Waiver of Jury Trial.

          THIS SECTION IS SPECIFICALLY SUBJECT TO THE PROVISIONS OF SECTION 4.13. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.14   Jurisdiction and Venue.

          (i)     Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the nonexclusive jurisdiction of any Connecticut State court or federal court of the United States of America sitting in Fairfield County in the State of Connecticut and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Connecticut State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (ii)     Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Connecticut State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the Parties have executed this Indemnification Agreement as of the date first above written.

THE BUYER:

MMAC, LLC, a Delaware limited liability company

By:
Name:
Title:

THE SELLER:

TRUDY CORPORATION, a Delaware corporation

By:

Name:
Title:

[SIGNATURE PAGE TO DEBT CANCELLATION AND INDEMNIFICATION AGREEMENT]

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THE PRINCIPALS:

William W. Burnham

Alice B. Burnham

[SIGNATURE PAGE TO DEBT CANCELLATION AND INDEMNIFICATION AGREEMENT]

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EXHIBIT A

RELEASE

          This Release, dated ___________, 2010, is being executed and delivered pursuant to Section 1.2(a) of that Debt Cancellation and Indemnification Agreement (the “Debt Cancellation Agreement”), dated as of December 18, 2009, by and among MMAC, LLC, a Delaware limited liability company (the “Buyer”), TRUDY CORPORATION, a Delaware corporation (the “Seller”), William W. Burnham, an individual residing in the state of Connecticut (“Mr. Burnham”) and Alice B. Burnham, an individual residing in the State of Connecticut (“Mrs. Burnham, and together with Mr. Burnham, the “Principals”). Capitalized terms used in this Release without definition have the respective meanings given to them in the Debt Cancellation Agreement.

          Each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, hereby agrees as follows:

          In consideration of the transfer of the Transferred Interests to Mr. Burnham, each of the undersigned hereby acknowledges and agrees that (i) with the exception of debt evidenced by the Seller Contingent Note, any and all outstanding indebtedness (including, without limitation, for principal, interest and fees) and other liabilities owed by the Seller to the Principals and any of their Affiliates are hereby paid and satisfied in full and discharged, terminated and released, (ii) and any and all security interests and other liens, if any, granted to secure the indebtedness and other liabilities of the Sellers to the Principals or any of their Affiliates in any collateral of the Seller are hereby terminated and released, and (iii) the Buyer or its counsel are hereby authorized to prepare and to file termination statements in all appropriate filing offices on behalf of the undersigned to terminate all UCC financing statements filed by the undersigned to perfect any security interests, and (iv) any documents evidencing the indebtedness of Seller to the Principals and any of their Affiliates, including, without limitation, any credit agreements, loan agreements, and/or promissory notes are hereby terminated and of no further force or effect.

          Further, each of the undersigned, hereby agrees to take all reasonable additional steps (including without limitation delivery of any original certificates of title with respect to any collateral along with a release any lien of the undersigned shown thereon) and deliver all reasonable additional documents requested by the Seller and/or the Buyer as may be necessary to release and evidence the above satisfaction, termination and release. Each of the undersigned shall, promptly deliver to the Buyer for cancellation the original of any promissory note(s) evidencing the indebtedness of the Seller to the Principals.

          The Buyer shall be entitled to rely on this Release.

          This Release may be executed in any number of separate counterparts, each which shall, collectively and separately, constitute one agreement. This Release may be legally delivered by, among other methods, telecopy or electronic mail (PDF format). This Release shall be governed by and construed under the laws of the State of Connecticut without regard to principles of conflicts of law.

          All words used in this Release will be construed to be of such gender or number as the circumstances require.

[Signature page to follow.]

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          IN WITNESS WHEREOF, the undersigned has executed and delivered this Release as of the date first written above.

William W. Burnham

Alice B. Burnham

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EXHIBIT B

PLEDGE AGREEMENT

          PLEDGE AGREEMENT (the “Pledge Agreement”), made as of the ___ day of _____________ 2010, between William W. Burnham (the “Pledgor”), and MMAC, LLC, a Delaware limited liability company (the “Company”), as pledgee (in such capacity, the “Secured Party”). Certain terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Indemnification Agreement (as defined below).

RECITALS

          WHEREAS, Pledgor is the legal and beneficial owner of certain issued and outstanding Series A Preferred and Common membership interests of the Company; and

          WHEREAS, Pledgor and the Secured Party are parties to that certain Debt Cancellation and Indemnification Agreement, dated as of December 18, 2009, by and among, the Pledgor, the Secured Party, Trudy Corporation, a Delaware corporation, and Alice B. Burnham (the “Indemnification Agreement”), pursuant to which the Pledgor has certain obligations to indemnify the Secured Party; and

          WHEREAS, as a condition to the Secured Party’s entering into the Indemnification Agreement and consummating the transactions contemplated by the Asset Purchase Agreement, the Secured Party has required that the Pledgor indemnify the Company against any Adverse Consequences as provided in the Indemnification Agreement (collectively, the “Liabilities”), by pledging to the Secured Party the Collateral (as defined below).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the Pledgor and the Secured Party hereby agree as follows:

          1.     Deposit and Pledge of the Collateral. The Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of his right, title and interest in, to and under the Pledged Securities (as defined below), and any and all proceeds thereof (together with the Pledged Securities, the “Collateral”), all as collateral security for the prompt and complete payment when due of all of the Liabilities. The term “Pledged Securities” as used herein means, collectively, (i) all of the outstanding membership interests in the Company owned by Pledgor (the “Securities”), and (ii) all New Securities (as defined below). All new securities created in respect of the Securities, whether by split, dividend, merger, consolidation, recapitalization, exchange or otherwise, shall be delivered by the Pledgor to, and shall be held by, the Secured Party subject to the terms, provisions and conditions of this Pledge Agreement, and the term “New Securities” as used herein shall mean all such new securities. Immediately upon receipt by the Pledgor of any New Securities pursuant to the immediately preceding sentence, the Pledgor shall deliver, if applicable, the membership certificates, if any, representing such securities, along with a related transfer power (undated, with the name of the transferee in blank), to the Secured Party by hand or by postage prepaid, certified or registered mail at the address of the Secured Party set forth in the preface above.

          2.     Representations and Warranties. The Pledgor represents and warrants to the Secured Party that:

a.

the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Securities and the Securities are free and clear of all liens, claims or encumbrances, except such liens, claims or encumbrances created by this Pledge Agreement;

b.	the Pledgor has full power and legal right to execute the pledge provided for herein and to pledge the Collateral to the Secured Party;

c.

this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as such enforceability may be may be limited by bankruptcy, insolvency and the rights of creditors generally or by general equitable principles;

d.

no consent, approval or authorization of or designation or filing with any federal, state or other governmental authority or regulatory body on the part of the Pledgor is required in connection with the execution, delivery and performance of this Pledge Agreement or the granting to the Secured Party of the liens in the Collateral by the Pledgor;

e.

the execution, delivery and performance of this Pledge Agreement by the Pledgor will not violate any provision of (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, stipulation, ruling, or other restriction of any federal, state or other governmental authority or regulatory body, or (ii) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking, the violation of which would result in the creation or imposition of a lien, claim or encumbrance on the Collateral; and

f.

the pledge, assignment and delivery of the Collateral pursuant to this Pledge Agreement creates a valid lien on the Collateral in favor of the Secured Party, subject to no other liens, claims or encumbrances nor to any agreement purporting to grant to any third party any rights in or to the Collateral.

          3.     Rights with Respect to the Pledged Collateral. During the term of this pledge and so long as the Pledgor is not in default of his obligations under the Indemnification Agreement, the Pledgor shall have all rights and privileges incident to the ownership of the Securities, including, but not limited to, the right to vote the Securities, the right to receive any dividends, rebates, credits or other distributions with respect thereto, regardless of the nature or form.

          4.     Maintenance of Pledge and Security Interest. The Pledgor, from time to time, upon the reasonable request of the Secured Party, and at the expense of the Secured Party, will deliver such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Secured Party reasonably may request to carry out the terms of this Pledge Agreement or to protect or enforce the Secured Party’s interest in the Collateral.

          5.     Maintenance of Priority of Pledge. The Pledgor shall be liable for and shall from time to time pay and discharge all taxes, assessments and governmental charges imposed upon any of the Collateral owned by him by any federal, state, or local authority, the liens of which would or might be held prior to the right of the Secured Party in and to the Collateral, within twenty (20) days of the date that such lien would arise. The Pledgor shall not, at any time while this Pledge Agreement is in effect, knowingly do or suffer any act or thing whereby the rights of the Secured Party in the Collateral would or might be materially impaired or diminished.

          6.     Remedies. As provided in Section 2.4 of the Indemnification Agreement, if the amounts due and owing under the Buyer Note are not sufficient to satisfy the amount of the Adverse Consequences, the Buyer shall be entitled to exercise its rights hereunder and upon the occurrence and any time during such an event, the Secured Party shall have the right to exercise any and all remedies available to a secured party under the Uniform Commercial Code.

          7.     Termination. This Pledge Agreement shall terminate immediately upon the termination of Buyer’s rights under the Indemnification Agreement. Within ten (10) days of the termination of this Pledge Agreement, the Secured Party shall return and deliver to the Pledgor all of the Collateral, including, without limitation, any certificate, if any, representing the Pledged Securities and any stock or other transfer power, if any, related thereto, and take such other actions as the Pledgor reasonably may request to evidence such termination.

          8.     Miscellaneous.

a.

Governing Law. This Pledge Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to its rules pertaining to conflicts of laws thereunder.

b.	Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

c.	Captions. The captions and headings of the paragraphs hereof shall be ignored in interpreting the provisions of this Pledge Agreement.

d.	Severability. The invalidity or unenforceability of any section, provision or term hereof shall not adversely affect the validity or enforceability of any other section, provision or term hereof.

e.

Counterparts. This Pledge Agreement may be executed simultaneously in several counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Pledge Agreement to be executed as of the date first written above.

PLEDGOR:

William W. Burnham

SECURED PARTY:

MMAC, LLC

By:
Name:
Title:

Exhibit L-1

AMENDED AND RESTATED PROMISSORY NOTE
AND SECURITY AGREEMENT

$419,000.00	December _________, 2009

          FOR VALUE RECEIVED, the undersigned, Trudy Corporation, a Delaware corporation, (“Borrower”), does hereby promise to pay to the order of MYERS EDUCATION, LLC, a Delaware limited liability company (“Lender”), with a business address of Two Greenwich Office Park, Greenwich, Connecticut 06831, or at such other place as may be designated in writing to the Borrower from the Lender or any other subsequent holder of this Note, the principal sum of Four Hundred Nineteen Thousand Dollars ($419,000.00). This Amended and Restated Promissory Note and Security Agreement (this “Note”) may be prepaid in part or in full without premium or penalty. Any prepayment on this Note shall be applied first to pay any accrued interest thereon.

          Interest. Simple interest at an annual rate equal to seven percent (7%) shall accrue on the unpaid principal amount hereof from the date hereof to and including the date this Note is paid in full. Unpaid interest shall compound monthly on the first day of every month. Accrued interest shall be paid on the dates and in the amounts and manner specified herein.

          Payment Schedule. Principal and all accrued but unpaid interest on this Note is due and payable on May 31, 2010 or upon termination of the Asset Purchase Agreement (the “Purchase Agreement”), dated as of December 18, 2009, by and between the Borrower and MMAC, LLC, a Delaware limited liability company and an affiliate of the Lender (the “Buyer”), if earlier, (the “Maturity Date”).

          Manner of Payment. All payments or prepayments made by Borrower of the principal amount of this Note, interest thereon, and other fees and expenses payable hereunder shall be paid by check made payable to Lender and sent directly to Lender, or at such other address as the holder hereof may advise Borrower in writing from time to time.

          Security for the Obligations. This Note also shall constitute a Security Agreement. Such Security Agreement is made in order to secure the due and punctual payment of the principal hereof, interest hereon and all other fees and expenses payable to Lender hereunder (collectively, the “Obligations”). In order to secure the due and punctual payment of the Obligations, Borrower hereby grants to Lender a continuing security interest in the property and assets of Borrower described on Exhibit A attached hereto, and all accessions, additions or improvements to and all proceeds of all such property and assets (collectively, the “Collateral”). Borrower will, at its expense, execute, deliver, file and record (in such manner and form as Lender may at any time require), or permit Lender to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Note (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that the Lender may reasonably request, in order to create, preserve, perfect or validate any security interest granted hereby.

          Further Assurances. Borrower will take, or cause to be taken any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Note or applicable law.

          Representations, Warranties and Covenants of Borrower. Borrower hereby represents, warrants and covenants to Lender that:

          (a)     Borrower is the owner of the Collateral free from any adverse lien, or encumbrances except (1) for a security interest in the Collateral held by Westport National Bank, (2) for a security interest in the Collateral held by William W. Burnham and (3) as permitted hereby, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein other than for the exceptions set forth in this subsection (a);

          (b)     Borrower promptly will pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments or charges are being contested in good faith by Borrower;

          (c)     Borrower will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein in violation hereof without the prior written consent of Lender, except in the ordinary course of business;

          (d)     Borrower will keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof;

          (e)     Borrower will not use the Collateral in violation of any statute or ordinance;

          (f)     Borrower will promptly notify Lender of the occurrence of any Event of Default (as hereinafter defined);

          (g)     Borrower has not entered into and agrees not to enter into any contract, lease or agreement (i) which would be violated or breached by the performance of its obligations under this Note or (ii) the execution, delivery or performance of which would cause, or is reasonably likely to result in, the default by Borrower hereunder or adversely impair Borrower’s ability to pay the principal of and interest on this Note, other than as contained in the security agreements in respect of the indebtedness owed by Borrower to Westport National Bank; and

          (h)     Until the full payment by Borrower of all amounts due hereunder, Borrower will not, without the written consent of Lender, (w) borrow any money or incur any obligations outside of the ordinary course of business or take any steps (including the purchase and sale of assets) outside the ordinary course of business, (x) hire employees or increase employee compensation, (y) pay any amounts to William W. Burnham or his affiliates except for (i) current salary and benefits (including 401(k)) in the ordinary course of business on the same basis received by other employees and (ii) the reimbursement of up to a total of $20,000 of business expenses (the “Expense Reimbursement”), payable as set forth below, or (z) make lease payments on its lease with Noreast Management, LLC in excess of the monthly People’s United Bank debt service plus a $1,500 sinking fund contribution. The Expense Reimbursement shall be payable by the Borrower as follows: from the date hereof until the Maturity Date, by acceleration or otherwise, the Borrower shall be allowed to pay $1,000 per month for business expense reimbursements to William W. Burnham, but in no event shall the Expense Reimbursement paid by the Borrower to William W. Burnham exceed $20,000. For the avoidance of doubt, the Borrower shall not pay any amounts to William W. Burnham in the form of guarantor fees or repayments of shareholder loans as part of the Expense Reimbursement.

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          Events of Default. The term “Event of Default”, whenever used herein, means any of the following events:

                    (a)     any representation or warranty of Borrower made herein shall prove to have been materially false or misleading when made;

                    (b)     a default shall occur in the payment of the principal of or interest on this Note or any other indebtedness or obligations of Borrower to Lender, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and such default shall have continued for a period of three (3) days;

                    (c)     Borrower shall fail to observe the covenants contained in clauses (c), (g) and (h) of the immediately preceding paragraph;

                    (d)     a material default shall occur in the due observance or performance of any covenant, condition or agreement on the part of Borrower to be observed or performed pursuant to the terms of this Note (other than a default referred to in clause (b) or (c) of this paragraph), and such default shall continue unremedied or uncured for thirty (30) days after notice thereof by Lender to Borrower; or

                    (e)     (i) A court enters a decree or order for relief with respect to Borrower or in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property, is entered; or (C) an interim receiver, trustee or other custodian is appointed without the consent of Borrower for all or a substantial part of the property of Borrower; or (iii) an order for relief is entered with respect to Borrower or Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (iv) Borrower makes any assignment for the benefit of creditors; or (v) the Board of Directors of Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection (e).

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          Remedies Upon an Event of Default. If any Event of Default shall have occurred, then, so long as the same shall continue, and whether or not Lender exercises any right, or seeks or pursues any other relief or remedy available to it under applicable law or this Note, Lender may exercise all the rights and remedies of a Secured Party under the Uniform Commercial Code (the “Code”) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, and Lender may: (i) upon written notice to Borrower, declare this Note to be due and payable immediately, and upon delivery of such notice, this Note shall become immediately due and payable; (ii) sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory; (iii) instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to foreclose on the security interests granted to it hereunder and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction; and (iv) take possession of all or any part of the Collateral, and exclude the Borrower and all persons claiming under Borrower wholly or partly therefrom, and thereafter hold, store, use, operate, manage and control the same. Upon any such taking of possession, Lender may, from time to time, at the expense of Borrower, make all such repairs, replacements, alterations, additions and improvements to and of the collateral as the Lender may deem proper.

          For the purpose of exercising the foregoing rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Lender its true and lawful attorney-in-fact, with full power of substitution to execute, acknowledge, endorse and deliver any instruments and do and perform any acts which are referred to herein in the name and behalf of Borrower. The power vested in said attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

          Termination of Security Interests; Release of Collateral. Upon the repayment and performance in full of all the Obligations, the security interests created under the Security Agreement contained herein shall terminate and Lender shall reassign and deliver to Borrower the Collateral. Upon any such termination of such security interests or release of Collateral, Lender will, at Borrower’s expense to the extent permitted by law, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence the termination of such security interests or the release of such Collateral, as the case may be.

          Notices. All notices required or permitted by this Note shall be sufficient if given in writing and executed by the party giving such notice. All such notices shall be delivered by registered or certified mail, return receipt requested, or personally delivered: (i) if to Lender, to the address set forth in the first paragraph above, and (ii) if to Borrower, Trudy Corporation, 353 Main Avenue, Norwalk, Connecticut 06851.

          Amendments in Writing. Neither this Note nor any provision hereof may be amended, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          Applicable Law; Meaning of Terms. This Note shall be construed in accordance with and governed by the laws of the State of Connecticut. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Connecticut Uniform Corporate Code shall have the meanings therein stated.

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          Separability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Headings. The headings in this Note are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Assignment. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Lender may assign its rights and obligations under this Note. Borrower shall not have the right to assign its rights or obligations hereunder to any person or entity, without the consent of the Lender, which consent may be withheld in Lender’s sole discretion.

          Waivers. Borrower hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that Lender may release or surrender, exchange or substitute the Collateral, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under any other instrument given as security therefor shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege. The remedies in this Note are cumulative and are not exclusive of any other remedies provided by law.

          Costs. Borrower agrees to reimburse Lender, upon the principal amount hereof becoming due, for Lender’s legal fees and disbursements in connection with the preparation, negotiation, consummation and enforcement of this Note and all documents prepared in connection with the transactions contemplated hereby.

          Replacement. This Amended and Restated Promissory Note and Security Agreement is given in replacement of a Promissory Note and Security Agreement, dated November 6, 2009, as amended by Amendment No. 1, dated as of November 24, 2009, previously delivered by the Borrower to the Lender. THIS AMENDED AND RESTATED PROMISSORY NOTE AND SECURITY AGREEMENT IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER PROMISSORY NOTE AND SECURITY AGREEMENT.

[Signature Page To Follow]

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          IN WITNESS WHEREOF, Lender and Borrower have executed this Amended and Restated Promissory Note and Security Agreement as of the day and year first above written.

LENDER:

MYERS EDUCATION, LLC

By:
Name:
Title:

BORROWER:

TRUDY CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED PROMISSORY NOTE AND SECURITY AGREEMENT

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Exhibit A to

Amended and Restated
Promissory Note and Security Agreement

DESCRIPTION OF COLLATERAL

          All assets now owned or hereafter acquired by Borrower.

Exhibit L-2

AMENDMENT NO. 2 TO GUARANTY

          This Amendment No. 2, dated as of December __, 2009 (this “Amendment”), amends that certain Guaranty (the “Guaranty”), made and entered into as of November 6, 2009, as amended by Amendment No. 1, dated as of November 24, 2009, by and between each of William Burnham (“Mr. Burnham”) and Alice Burnham (“Mrs. Burnham”) (each of Mr. Burnham and Mrs. Burnham being individually a “Guarantor” and collectively the “Guarantors”), in favor of MYERS EDUCATION, LLC, a Delaware limited liability company (the “Lender”). Capitalized terms used herein without definition have the meanings specified in the Guaranty.

RECITALS

          WHEREAS, MMAC, LLC, a Delaware limited liability company (the “Buyer”), and Trudy Corporation, a Delaware corporation (the “Borrower”) have entered into an Asset Purchase Agreement, dated as of December 18, 2009 (the “Purchase Agreement”).

          WHEREAS, in connection with the execution of the Purchase Agreement, the Lender and the Guarantors have agreed to enter into this Amendment.

          WHEREAS, pursuant to Section 8 of the Guaranty, the Lender and the Guarantors hereby consent to the amendment of the Guaranty as set forth herein.

          NOW, THEREFORE, in consideration of these premises, the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree to amend the Guaranty as follows:

          1.     Background. The background recitals to the Guaranty are hereby amended and restated as follows:

                  “Trudy Corporation, a Delaware corporation (the “Borrower”), has agreed to execute and tender to the Lender, and the Lender has agreed to accept from the Borrower, an Amended and Restated Promissory Note and Security Agreement (as amended, restated, supplemented or otherwise modified or substituted from time to time, the “Note”) dated as of December __, 2009, pursuant to which Borrower is obligated to pay to the Lender the sum of $419,000.00, plus interest and other costs, as further described therein. The Lender has required (i) the execution and delivery of an Amendment No. 2 to this Guaranty, and (ii) the reaffirmation of the Subordination Agreement, dated as of November 6, 2009, from Mr. Burnham to the Lender, as a material inducement for its acceptance of the Note and its provision of funds thereunder. Guarantors agree and acknowledge that each will directly and indirectly benefit from the entry into the Note by the Lender.”

          2.     Break-Up Fee. Section 7 of the Guaranty is hereby deleted in its entirety and replaced with the following:

          “7.     [INTENTIONALLY OMITTED]”.

          3.     No Other Changes. Except as expressly set forth in this Amendment, all terms and provisions of the Guaranty shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

          4.     References to the Guaranty. After giving effect to this Amendment, each reference in the Guaranty to “this Guaranty,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Guaranty shall refer to the Guaranty, as amended by this Amendment.

          5.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts (each of which may be transmitted via facsimile or by pdf), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(SIGNATURE ON FOLLOWING PAGE)

2

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

Signed and delivered in the presence of:	Guarantor:

Print Name:	Alice Burnham

Print Name:	Guarantor:

Print Name:	William W. Burnham

Print Name:

LENDER:	MYERS EDUCATION, LLC

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO GUARANTY

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Exhibit L-3

REAFFIRMATION OF SUBORDINATION AGREEMENT

          This REAFFIRMATION OF SUBORDINATION AGREEMENT (this “Reaffirmation”), dated as of December __, 2009, is entered into by and among Trudy Corporation, a Delaware corporation (the “Borrower”) William W. Burnham (the “Subordinated Lender”), in favor of MYERS EDUCATION, LLC, a Delaware limited liability company (“Lender”).

RECITALS

          A.     Borrower, Subordinated Lender, and Lender are parties to that certain Subordination Agreement, dated as of November 6, 2009 (as the same may be amended from time to time, the “Subordination Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Subordination Agreement.

          B.     The Subordination Agreement was entered into in connection with the issuance of the Senior Note.

          C.     The Lender and the Borrower have agreed to amend and restate the Senior Note pursuant to that certain Amended and Restated Promissory Note and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Amended Senior Note”).

          D.     Lender, as a condition to its acceptance of the Amended Senior Note, has requested, and the Borrower and the Subordinated Lender have agreed, to the terms and conditions contained herein.

AGREEMENTS

          Accordingly, the Borrower and the Subordinated Lender agree as follows in favor of the Lender:

          1.     Each of the Borrower and the Subordinated Lender hereby acknowledges and agrees that (a) after giving effect to the transactions contemplated by the Amended Senior Note, the Subordination Agreement continues to be the valid and binding agreement of each of the Borrower and the Subordinated Lender, in each instance in accordance with the terms and limitations set forth therein, (b) all of the Borrower’s obligations and all of the Subordinated Lender’s obligations under the Subordination Agreement are, and upon the effectiveness of the Amended Senior Note shall continue to be, in full force and effect, and (c) the Amended Senior Note shall be deemed to be the “Senior Note” under the Subordination Agreement.

          2.     This Reaffirmation may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. The Lender is an intended third party beneficiary of this Reaffirmation and shall be entitled to enforce the provisions hereof.

          3.     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation of Subordination Agreement to be duly executed and delivered as of the date first above written.

SUBORDINATED LENDER:

William W. Burnham

BORROWER:

TRUDY CORPORATION, a Delaware corporation

By:

Name:
Title:

ACCEPTED AND AGREED this ___ day of December, 2009

MYERS EDUCATION, LLC

By:

Name:
Title:

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Exhibit M

Seller Contingent Note

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN OFFSET PROVISIONS SET FORTH IN A SUPPORT AGREEMENT, DATED AS OF THE DATE HEREOF BETWEEN THE COMPANY (AS DEFINED BELOW) AND THE HOLDER (AS DEFINED BELOW).

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT OR A PROSPECTUS UNDER THE ACT OR SUCH OTHER LAWS, IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

UNSECURED CONTINGENT PROMISSORY NOTE

Up to $50,000	Norwalk, Connecticut __________, 20[10]

SECTION 1.     General; Conditions to Payment of Principal and Interest. For value received, Trudy Corporation, a Delaware corporation (the “Company”), having an address at 241 White Oak Shade Road, New Canaan, CT 06840, hereby promises to pay to William W. Burnham, an individual, and his permitted successors or assigns (the “Holder”), having an address at 241 White Oak Shade Road, New Canaan, Connecticut 06840, the principal sum of up to FIFTY THOUSAND DOLLARS ($50,000), plus interest thereon as hereinafter provided, in lawful money of the United States of America and in immediately available funds. The principal amount of this Unsecured Contingent Promissory Note (this “Note”) shall be payable pursuant to the terms of Section 2 hereof. Interest on the unpaid principal balance of this Note outstanding from time to time shall accrue and be payable pursuant to the terms of Section 3 hereof.

          Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (as defined below), in no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

          This Note is the Seller Contingent Note referred to in that certain Asset Purchase Agreement, dated as of December 18, 2009 (the “Purchase Agreement”), between the Company and MMAC, LLC, a Delaware limited liability company (the “Buyer”) and has been duly authorized and issued pursuant thereto. Capitalized terms used in this Note which are not defined in this Note shall have the meaning ascribed to such terms in the Purchase Agreement.

          If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of Connecticut.

SECTION 2.     Payment of Principal; Right of Prepayment.

          2.1           Except to the extent offset pursuant to Section 7 hereof, the principal shall be payable on _________, 20[__] [1 day after the one year anniversary of the date hereof] (the “Maturity Date”) to the Holder at his address designated above or at such other place as the Holder shall have notified the Company in writing.

SECTION 3.     Payment of Interest.

          3.1           Interest shall accrue on the outstanding principal balance of this Note from time to time at a fixed rate of interest equal to four and eighty-five one-hundredths percent (4.85%) per annum calculated on the basis of a 365-day year for the actual number of days elapsed, for the period from and including the date hereof to and including the Maturity Date. Interest accrued but unpaid on this Note shall be compounded monthly in arrears and shall be payable by the Company on the Maturity Date. For the avoidance of doubt, interest accrued and earned on this Note shall not be calculated until the principal amount of this Note is determined pursuant to Section 2 hereof, at which time the interest (including the effect of compounding the interest accrued and unpaid pursuant to the foregoing sentence) shall be retroactively calculated from the date hereof. If all or a portion of (i) the principal amount of this Note or (ii) any interest payable hereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of nine and eighty-five one-hundredths percent (9.85%) per annum, and, to the extent not paid, shall be compounded annually on each anniversary of the date when first due.

          3.2           Interest accrued under this Note (calculated in accordance with Section 3.1 above) shall be payable in cash on the Maturity Date.

SECTION 4.     Lost Documents. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, (ii) in the case of loss, theft or destruction, indemnification satisfactory to the Company, and (iii) in the case of mutilation, surrender and cancellation of this Note, the Company will cancel this Note on its books and make and deliver in its place a new note in the then unpaid principal amount of this Note, of like tenor to this Note, dated and bearing interest from the date next following the date through which interest has been paid on the unpaid principal amount of this Note.

SECTION 5.     Assignment. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder without the prior written consent of the Company in its sole discretion.

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SECTION 6.     Cancellation. After the principal balance of this Note and all accrued interest thereon has been satisfied or after it is determined that no payments hereunder are required pursuant to Section 1 hereof, the Holder shall surrender this Note to the Company for cancellation.

SECTION 7.     Right of Offset. The Company shall have a right of set off against payments otherwise due hereunder in accordance with Section 1 of the Support Agreement, dated as of the date hereof, among the Company and the Holder (the “Support Agreement”).

SECTION 8.     Miscellaneous.

                         (a)     Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of the Company and the Holder hereof shall, subject to the provisions of Section 9 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not.

                         (b)     Amendments, Modifications and Waivers. This Note may be amended, modified, and any provision of this Note may be waived with the written consent of (x) the Company and (y) the Holder, which amendment, modification or waiver will bind the Holder hereof and any transferee, successor or assign thereof.

                         (c)     Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other. All such notices, requests communications, consents and demands shall be deemed given if mailed, three business days after mailing, and if personally delivered, the day so delivered.

                         (d)     Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut, without regard to conflicts of laws principles that would require the application of any other law.

                         (e)     Submission To Jurisdiction. Each of the Company and the Holder hereby irrevocably and unconditionally submits in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any state or federal court sitting in the State of Connecticut; consents that any such action or proceeding may be brought in such courts, and waives any objection that it or he may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it or him, at their respective addresses set forth in Section 1 hereof or at such other address of which the other party shall have been notified pursuant thereto; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

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                         (f)     WAIVERS OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page intentionally blank. Next page is signature page.]

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          IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by a duly authorized representative of the Company.

COMPANY:

TRUDY CORPORATION

By:
Name:
Title:
AGREED AND ACCEPTED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE:

HOLDER:

William W. Burnham

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Exhibit N

SUPPORT AGREEMENT

          THIS SUPPORT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [_______ __], 20[__], is entered into by and between William W. Burnham (“Mr. Burnham”) and Trudy Corporation, a Delaware corporation (the “Company”), and agreed to by the Buyer as defined herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (defined below).

RECITALS

          WHEREAS, the Company and MMAC, LLC, a Delaware limited liability company (the “Buyer”), are parties to a certain Asset Purchase Agreement, dated as of December 18, 2009 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

          WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that Mr. Burnham shall have executed and delivered this Agreement.

          WHEREAS, Mr. Burnham will derive substantial benefits from the Purchase Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement.

          WHEREAS, the Company owes up to $50,000 to Mr. Burnham pursuant to a Promissory Note, dated as of the date hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the “Note”).

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.     Financial Support.

                  (a)     If, at any time or from time to time, during the [one (1) year period] following the Closing, the Company requires funding for general corporate purposes, including, without limitation, sale of the Company as a shell, filings with the Securities and Exchange Commission, legal and accounting costs, payment of taxes, and/or winding up and dissolution, and the Company does not have sufficient funds with which to carry out these corporate acts, (a “Deficiency”), then Mr. Burnham shall promptly make a Contribution to the Company in the amount of any such Deficiency.

                  (b)     For purposes of this Agreement, a “Contribution” shall mean a payment made by Mr. Burnham to the Company by set off against any and all amounts due and owing under the Note, of an amount equal to the amount of any such Deficiency.

                  (c)     Anything contained herein to the contrary notwithstanding, the aggregate amount of the Contributions required to be made under this Agreement shall not exceed $50,000.

                  (d)     For the avoidance of doubt, Mr. Burnham shall, in no event, be released from liability hereunder prior to [__________][one year anniversary of the date of this Agreement].

          2.     Representations and Warranties. Mr. Burnham hereby represents to the Company that as of the date hereof:

                  (a)     Power. Mr. Burnham has the power and authority to enter into this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

                  (b)     Enforceable Obligations. This Agreement has been duly executed and delivered by Mr. Burnham and constitutes the legal, valid and binding obligation of Mr. Burnham, enforceable in accordance with its terms.

                  (c)     No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate any statute, or any order, writ, judgment, injunction, decree or permit applicable to Mr. Burnham, (ii) violate in any material respect or materially conflict with any or cause an event of default under, any contractual obligation to which Mr. Burnham is a party or by which Mr. Burnham may be bound or (iii) result in or require the creation of any Lien upon or with respect to any of the assets of Mr. Burnham.

                  (d)     Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement by Mr. Burnham.

          3.     Covenants. Mr. Burnham hereby covenants and agrees that he shall not demand, accept or receive, and shall not attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on the Note prior to the stated Maturity Date (as such term is defined in the Note).

          4.     Miscellaneous.

                    (a)     Notices. Any notice to be given hereunder shall be given in writing and shall be deemed given: (i) when received if given in person, (ii) on the date of transmission if sent by facsimile (receipt electronically confirmed), (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (iv) if sent by recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                                        If to Company, to:

                                        Trudy Corporation
                                        241 White Oak Shade Road
                                        New Canaan, Connecticut 06840
                                        Attention: William W. Burnham

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                                        with a copy to:

                                        Barnett & Associates
                                        4 Lighthouse Way
                                        Darien, Connecticut 06820
                                        Attention: Charles E. Barnett
                                        Email: cblegal@aol.com
                                        Facsimile: (203) 655-9698

                                        with a copy to:

                                        If to Mr. Burnham, to:

                                        William W. Burnham
                                        241 White Oak Shade Road
                                        New Canaan, Connecticut 06840
                                        Facsimile: _________

                    (b)     Assignment. Mr. Burnham shall not assign any right, or delegate any duty, that he may have under this Agreement, without the prior written consent of the Company.

                    (c)     Third Party Beneficiary. Each of Mr. Burnham and the Company acknowledges and agrees that the Buyer is an intended third party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof on behalf of the Company.

                    (d)     Successors and Assigns. This Agreement shall be binding upon Mr. Burnham and the Company and their respective permitted successors and assigns and shall inure to the benefit of Company and its successors and assigns.

                    (e)     Amendment and Waiver. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the prior written consent of Mr. Burnham and the Company.

                    (f)     No Implied Waiver. No failure or delay in exercising any right, power or privilege or requiring the satisfaction of any condition hereunder, and no course of dealing between the parties hereto will operate as a waiver or estoppel of any right, remedy or condition. No single or partial exercise of any right or remedy under this Agreement will preclude any simultaneous or subsequent exercise of any other right, power or privilege. The rights and remedies set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity or by statute.

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                    (g)     Severability. If one or more provisions of this Agreement is invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein will not be affected or impaired thereby.

                    (h)     Execution in Counterparts; Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which is an original and all of which taken together are deemed one and the same agreement. Legal delivery of this Guaranty may be made by, among other methods, telecopy or e-mail (PDF format).

                    (i)     Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

                    (j)     Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                    (k)     Remedies. In the event of a breach or threatened breach of this Agreement, a party may, in addition to other rights and remedies existing in its favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                    (l)     Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter

[Remainder of page intentionally left blank. Signature page follows.]

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          IN WITNESS WHEREOF, the undersigned have duly executed this Support Agreement as of the date first written above.

William W. Burnham

COMPANY:

TRUDY CORPORATION

By:

Name:
Title:

Acknowledged and Agreed:

MMAC, LLC

By:

Name:
Title:

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